Exhibit 10.42

ASSET PURCHASE AGREEMENT

By and Among

AMERICAN REALTY CAPITAL VII, LLC

as “Purchaser”

and

THE ALLEGRO AT ABACOA, L.L.C.,

THE ALLEGRO AT HELMWOOD, LLC,

COLLEGE HARBOR PROPERTIES, L.L.C.,

THE ALLEGRO AT WILLOUGHBY, L.L.C.,

THE ALLEGRO AT EAST LAKE, L.L.C., and

HARBOR TOWERS, L.L.C.

as “Seller”

Property Names and Locations:

Allegro Jupiter – Jupiter, Florida
Allegro Stuart – Stuart, Florida
Allegro Elizabethtown – Elizabethtown, Kentucky
Allegro Tarpon Springs – Tarpon Springs, Florida
Allegro St. Petersburg – St. Petersburg, Florida

Dated as of August 25, 2014

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Section 10.11	Eminent Domain - Condemnation	47
Section 10.12	Risk Of Loss	47
Section 10.13	Attorneys’ Fees	48
Section 10.14	Covenant Not to Compete	48
Section 10.15	Waiver of Jury Trial	48
Section 10.16	Construction	48
Section 10.17	Execution in Counterparts	48

Exhibits

Exhibit	Description

Exhibit A	Escrow Agreement

Exhibit B	Post-Closing Escrow Agreement

Exhibit C	Deed

Exhibit D	Bill of Sale and Assignment

Exhibit E-1	Post-Closing Management Agreement

Exhibit E-2	Transition Period Sublease

Exhibit E-3	Operations Transfer Agreement

Exhibit F	Assumption Agreement

Exhibit G	Requested Diligence Materials

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Schedules

Schedule	Title

Schedule 1.1(a)	Assumed Contracts and Leases

Schedule 1.1(c)	Legal Description of Purchased Real Property

Schedule 2.2(c)	Prepaids and Deposits

Schedule 2.2(d)	Vehicles Included in Purchased Personal Property

Schedule 2.2(g)	Facility Trade Names

Schedule 2.4(a)	Permitted Title Exceptions

Schedule 2.4(g)	Licenses, Leases Easements and Other Rights Related to Real Property

Schedule 3.3	Purchase Price Allocation

Schedule 5.4(n)	Third Party Consents

Schedule 6.3	Material Assets or Rights Not Included in Purchased Property

Schedule 6.5	Execution and Delivery – No Contravention

Schedule 6.6	Contracts and Leases

Schedule 6.7	Residency Agreements; Refunds and Deposits; Resident Details

Schedule 6.8	Permits and Licenses

Schedule 6.9	Insurance; Three Year Claim History

Schedule 6.10	Employees, etc.

Schedule 6.11	Benefit Plans

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Schedule 6.12	Litigation, etc.

Schedule 6.13	Compliance with Laws

Schedule 6.14	Financial Statements

Schedule 6.15	Real Property Compliance

Schedule 6.16	Environmental Matters

Schedule 6.20	Third Party Consents

Schedule 6.21	Government Approvals

Schedule 6.22	Assessments

Schedule 6.23	Title Encumbrances

Schedule 6.25	Loans

Schedule 10.4	Permitted Special Purpose Entity Assignees

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ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is made and entered into this 25th day of August, 2014 (the “Effective Date”), by and among AMERICAN REALTY CAPITAL VII, LLC, a Delaware limited liability company (“Purchaser”) and THE ALLEGRO AT ABACOA, L.L.C., a Florida limited liability company, THE ALLEGRO AT HELMWOOD, LLC, a Kentucky limited liability company, COLLEGE HARBOR PROPERTIES, L.L.C., a Florida limited liability company, THE ALLEGRO AT WILLOUGHBY, L.L.C., a Florida limited liability company, THE ALLEGRO AT EAST LAKE, L.L.C., a Florida limited liability company, and HARBOR TOWERS, L.L.C., a Florida limited liability company (collectively, the “Seller”).

Recitals:

Seller desires to sell, transfer and assign to Purchaser, and Purchaser desires to purchase from Seller, substantially all of the assets, properties and business of Seller, consisting of the Purchased Property described herein.

This Agreement sets forth the terms and conditions to which the parties have agreed.

Agreements:

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1
Definitions and
Certain Rules of Construction

Section 1.1           Defined Terms. The following capitalized terms shall have the meanings specified in this section. Other terms are defined in the text of this Agreement, and throughout this Agreement, those terms shall have the meanings respectively ascribed to them.

“Assumed Contracts and Leases” are those contracts, leases and agreements listed on Schedule 1.1(a) attached hereto, to the extent assignable and for which any necessary third party consents have been obtained by Purchaser.

“Assumed Liabilities” are (i) all of Seller’s obligations and liabilities under the Assumed Contracts and Leases which arise or accrue at any time after 11:59 PM on the date immediately preceding the Closing Date; (ii) all of Seller’s obligations with respect to accrued vacation and sick pay for employees to the extent of Purchaser’s obligations pursuant to Section 4.4(d); (iii) all of Seller’s obligations and liabilities under Residency Agreements, which arise or accrue at any time after 11:59 PM on the date immediately preceding the Closing Date; and (iv) the Prepaids and Deposits described on Schedule 2.2(c).

“Average Occupancy” means the trailing 30-day average occupancy of the available units within the Facilities.

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“Business” means all aspects of the operation of each Facility as an assisted living facility, memory care facility, skilled nursing facility and/or independent living facility, as applicable.

“Closing” means the consummation of the transactions contemplated by this Agreement with respect to a Facility. Neither party will need to be present at Closing, it being anticipated that the parties will deliver all Closing documents and deliverables in escrow to the Escrow Agent (as defined herein) (or if both Purchaser and Seller agree, to Purchaser’s and/or Seller’s counsel) prior to the date of Closing.

“Closing Date” shall have the meaning set forth in Section 5.1 hereof.

“Current Manager” means the current manager of the Business which operates aspects of the Business on Seller’s behalf, specifically, Love Management Company, LLC, a Missouri limited liability company d/b/a ALLEGRO MANAGEMENT COMPANY.

“Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq., Hazardous Materials Transportation Act, 49 U.S.C. § 1802, the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. § 2601 et seq., or any other federal, state, local or other governmental legislation, statute, law, code, rule, regulation or ordinance identified by its terms as pertaining to the protection of the environment, including laws relating to the treatment, storage or disposal of Hazardous Substances, in each case as in effect on the Effective Date.

“Facilities” means collectively the facilities known as:

(i)          Allegro Jupiter located in Jupiter, Florida and consisting of approximately 79 independent living units, 42 assisted living units and 24 memory care units (also individually referred to as the “Jupiter Facility”);

(ii)         Allegro Stuart located in Stuart, Florida and consisting of approximately 106 independent living units, 53 assisted living units and 36 memory care units (also individually referred to as the “Stuart Facility”);

(iii)        Allegro Elizabethtown located in Elizabethtown, Kentucky and consisting of approximately 54 assisted living units and 13 memory care units (also individually referred to as the “Elizabethtown Facility”);

(iv)         Allegro Tarpon Springs located in Tarpon Springs, Florida and consisting of approximately 92 assisted living units (also individually referred to as the “Tarpon Springs Facility”); and

(v)         Allegro St. Petersburg located in St. Petersburg, Florida and consisting of approximately 81 independent living units, 73 assisted living units and 52 skilled nursing units (also individually referred to as the “St. Petersburg Facility”).

Each of the Facilities is referred to individually herein as a “Facility.”

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“Government Program” means the federal Medicare program, any state Medicaid program, and such other similar federal, state, or local reimbursement or governmental programs for which any Facility is eligible.

“Hazardous Substance” means petroleum, including crude oil or any fraction thereof, flammable explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, any material containing polychlorinated biphenyls, and any of the substances defined as “hazardous substances” or “toxic substances” or otherwise identified and regulated under any Environmental Laws.

“Holdback Amount” means an amount equal to THREE MILLION DOLLARS ($3,000,000.00) at Closing, which is thereafter subject to reduction in accordance with the terms of Section 3.2(c) below.

“Improvements” means all buildings, facilities, and other improvements constructed on the Purchased Property as of the date of Closing.

“Intellectual Property” means all trademarks, trademark applications, service marks, trade names, copyrights, trade secrets, licenses, domain names, mask works, patents, patent applications, information and proprietary rights and processes.

“IRC” means the Internal Revenue Code of 1986, as amended, and any regulations or guidance issued thereunder.

“Lien” means any mortgage, deed to secure debt, deed of trust, pledge, hypothecation, title defect, right of first refusal, security or other adverse interest, encumbrance, claim, option, lien, lease or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any assets or property, including any agreement to give or grant any of the foregoing, any conditional sale or other title retention agreement, and the filing of or agreement to give any financing statement with respect to any assets or property under the Uniform Commercial Code or comparable law of any jurisdiction.

“Material Adverse Change” means any occurrence between the Effective Date and the Closing Date which results in a material adverse change in the assets, financial condition, or results of operations of any Facility or the St. Petersburg Raw Land, taken as a whole.

“Operator” means the current, licensed operator of each Facility, specifically,

(vi)        The Allegro at Abacoa, L.L.C. with respect to the Jupiter Facility;

(vii)       The Allegro at Willoughby, L.L.C. with respect to the Stuart Facility;

(viii)      The Allegro at Helmwood, LLC with respect to the Elizabethtown Facility;

(ix)         The Allegro at East Lake, L.L.C. with respect to the Tarpon Springs Facility;

(x)          The Allegro at College Harbor, L.L.C. with respect to the St. Petersburg Facility;

“PEO” means College Harbor Staffing, L.L.C., with whom Seller or the Current Manager has entered into an agreement covering one or more employees or workers providing services to the Facility.

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“Permitted Encumbrances” means (i) liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings and which are satisfied or discharged of record at or prior to Closing pursuant to Section 2.4(f) below; (ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings and which are satisfied or discharged of record at or prior to Closing pursuant to Section 2.4(f) below; (iii) liens for property owner or shared facility assessments not yet due or which are being contested in good faith and by appropriate proceedings and which are satisfied or discharged of record at or prior to Closing pursuant to Section 2.4(f) below; and (iv) the Permitted Title Exceptions.

“Plans” shall have the meaning set forth in Section 6.11.

“Post-Closing Manager” means the contemplated manager of the Business on the Purchaser’s behalf following the Closing. The Post-Closing Manager shall be Love Management Company, LLC, a Missouri limited liability company d/b/a ALLEGRO MANAGEMENT COMPANY.

“Post-Closing Management Agreement” means the management agreement entered into by Purchaser and the Post-Closing Manager for the management of each Facility from and after Closing each in substantially the form mutually agreed upon by the parties during the Due Diligence Period and attached hereto as Exhibit E-1.

“Purchased Personal Property” is the Purchased Property other than the Real Property, including intangible Purchased Property.

“Purchased Property” is the property of Seller to be sold to Purchaser pursuant to this Agreement as set forth in Section 2.2 hereof.

“Real Property” shall mean:

(xi)         with respect to the Jupiter Facility that certain parcel of real property located at 1031 Community Drive, Jupiter, Florida and more particularly described in Schedule 1.1(c)(i) attached hereto;

(xii)        with respect to the Stuart Facility that certain parcel of real property located at 3400 Southeast Aster Lane, Stuart, Florida and more particularly described in Schedule 1.1(c)(ii) attached hereto;

(xiii)       with respect to the Elizabethtown Facility that certain parcel of real property located at 108 Diecks Drive, Elizabethtown, Kentucky and more particularly described in Schedule 1.1(c)(iii) attached hereto;

(xiv)      with respect to the Tarpon Springs Facility that certain parcel of real property located at 1755 East Lake Road, Tarpon Springs, Florida and more particularly described in Schedule 1.1(c)(iv) attached hereto;

(xv)       with respect to the St. Petersburg Facility that certain parcel of real property located at 4600 54th Avenue South, St. Petersburg, Florida and more particularly described in Schedule 1.1(c)(v) attached hereto; and

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(xvi)      that certain parcel of approximately 4.01 acres of unimproved real property located at 54th Ave South, St. Petersburg, Florida, also identified in the Pinellas County, Florida property records as Parcel #10.32.16.24283.001.0101 and more particularly described in Schedule 1.1(c)(vi) attached hereto (the “St. Petersburg Raw Land”).

in each instance together with all the buildings, fixtures, structures, and improvements thereon, and all easements and rights of way serving or benefiting such property.

“Residency Agreement” means any agreement between Seller and an individual contracting for such individual’s residency at a Facility, including without limitation any admissions agreements for residents.

"Schedule" means any of the attachments to this Agreement now or hereafter made and identified as a Schedule on pages (iv) and (v) of this Agreement.

“Seller’s Knowledge” means (a) the knowledge of Laurence A. Schiffer, Robert B. Karn, Douglas S. Schiffer, and Mary F. Rieser, following reasonable inquiry, in connection with the execution of this Agreement and the preparation of Schedules to this Agreement prior to Closing; and (b) in preparation for and during the process of Closing, the knowledge of Laurence A. Schiffer, Robert B. Karn, Douglas S. Schiffer, and Mary F. Rieser, following reasonable inquiry of and consultation with the Community Director of each Facility.

“Seller Parties” means collectively the Seller, Current Manager and the Operators.

Section 1.2           Certain Definitions.  For purposes of this Agreement:

“herein,” “hereunder,” “hereof,” “hereinbefore,” “hereinafter” and other equivalent words refer to this Agreement in its entirety and not solely to the particular portion of this Agreement in which such word is used, and references to “this article,” “this section,” “this paragraph,” “this subparagraph” or similar references to a specific part of this Agreement shall refer to the particular article, section, paragraph, subparagraph or specific part in which such reference appears;

“party” or “parties” means each or all, as appropriate, of the entities who have executed and delivered this Agreement, each permitted successor or assign of a party, and when appropriate to effect the binding nature of this Agreement for the benefit of another party, any other successor or assign of a party; and

“person” means any individual, sole proprietorship, partnership, joint venture, corporation, estate, trust, unincorporated organization, association, limited liability company, institution or other entity, including any that is a governmental authority.

Section 1.3           Rules of Construction.  For purposes of this Agreement:

(a)          “including” and any other words or phrases of inclusion shall not be construed as terms of limitation, so that references to “included” matters shall be regarded as non-exclusive, non-characterizing illustrations; “copy” or “copies” means that the copy or copies of the material to which it relates are true, correct and complete;

(b)          “shall,” “will,” and “agrees” are mandatory, and “may” is permissive;

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(c)          titles and captions of or in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of its provisions;

(d)          whenever the context so requires, the singular includes the plural and the plural includes the singular, and the gender of any pronoun includes the other gender;

(e)          each Exhibit and Schedule referred to in this Agreement and each attachment to any of them or this Agreement is hereby incorporated by reference into this Agreement and is made a part of this Agreement as if set out in full in the first place that reference is made to it; and

(f)          every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party hereto, regardless of which party was more responsible for the preparation of this Agreement.

ARTICLE 2
Purchase and Sale of the Purchased Property

Section 2.1           Sale of Purchased Property.   Subject to the provisions of this Agreement, Seller shall sell all of the Purchased Property to Purchaser, free and clear of all Liens and liabilities whatsoever, except for the Assumed Liabilities and the Permitted Encumbrances.

Section 2.2           Purchased Property.  The Purchased Property shall include all of the assets of Seller used in, arising from or related to the Business as of the Closing Date other than Excluded Property, including the following:

(a)          all inventory and supplies on hand at each Facility on the Closing Date (including food, beverages, office and kitchen supplies);

(b)          all of Seller’s right, title and interest in and to the Assumed Contracts and Leases, to the extent assignable;

(c)          all pre-paid amounts paid by a resident pursuant to any Residency Agreement for or attributable to the periods from and after the Closing Date as well as any security deposits paid to Seller as of the Closing Date under the Residency Agreements (to the extent such deposits can be transferred in accordance with applicable law) together with any interest thereon to the extent such interest is or may be payable to the residents (or their respective representatives, successors, heirs or assigns) at any time following the Closing Date each as more particularly described on Schedule 2.2(c) (collectively “Prepaids and Deposits”);

(d)          all of Seller’s tangible personal property (including without limitation equipment, furniture, fixtures, signage and vehicles used in, arising from or related to the Business (including without limitation the vehicles listed and described in Schedule 2.2(d), which schedule details the Facility where each vehicle is located and used ) as of the Closing Date;

(e)          the Real Property as more particularly described on Schedule 1.1(c) attached hereto and the Facilities described herein;

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(f)          subject to applicable laws and regulations, all transferable licenses, permits, certificates, approvals, and other governmental or regulatory authorizations necessary for or incident to the ownership or operation of the Purchased Property in the manner in which they are owned and operated by Seller as of the Closing Date;

(g)          to the extent the same (x) relate to the period from and after the date Seller commenced operations in the Facility and (y) are within the possession or reasonable control of Seller: all original books, records, accounts, files, logs, ledgers, journals, and other documents and other materials of Seller (or copies thereof) including any electronic data stored on disc, tape or other electronic format relating to the ownership, use, or management of the Facility or its operations (although Seller may retain copies thereof for the preparation of tax returns, compliance with applicable laws, and other business purposes) (and expressly excluding from such obligation to deliver any materials concerning Seller's organizational structure, financing, capitalization, balance sheet, and any proprietary information concerning the development decision making template utilized in selecting the site or establishing a unit mix prior to commencement of construction of the Facility);

(h)          all marketing and promotional materials in Seller’s possession or control, which relate exclusively to the Business, if any, or the services they provide, to the extent of Seller’s rights in such materials, including without limitation brochures, renderings, photographs and signage (although Seller may retain copies thereof for compliance with applicable laws), provided that such materials as may contain Intellectual Property described in Section 2.3(g) below may only be retained or utilized by Purchaser during the period set forth in the Post-Closing Management Agreement.

(i)          all warranties and guarantees regarding the installation, application, manufacture, composition and/or inspection of the Purchased Property, and all other manufacturer and third-party warranties and guarantees relating to any of the Purchased Property, to the extent such warranties and guarantees remain in effect and are assignable by Seller;

(j)          all telephone and facsimile numbers of each Facility;

(k)          all goodwill of the Business as a going concern;

(l)          all records of all residents at each Facility as of the Closing Date, whether or not such resident was in occupancy prior to or on the Closing Date in the possession or control of Seller or the Current Manager, to the extent transfer to Purchaser is not prohibited, and subject to Section 10.1;

(m)          all intangible personal property of Seller, including all registrations, applications and licenses therefor, that is not specifically included in the Excluded Property, to the extent assignable and for which any third party consents required for such assignment have been obtained;

(n)          all rights in and to any claims or causes of action to the extent they are in the nature of enforcing a guaranty, warranty, or a contract obligation to complete the Improvements, make repairs, or deliver services to the Purchased Property other than (i) claims for damages or other monetary loss incurred by Seller prior to the Closing Date and (ii) claims relating to Excluded Liabilities or Excluded Property; and

(o)          any other tangible or intangible assets, property or rights of any kind or nature not otherwise described above in this Section 2.2 and now owned or hereafter acquired between the Effective

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Date and the Closing Date by Seller and used in connection with the operation of the Business (other than Excluded Property and rights relating solely to the Excluded Liabilities).

To the extent any of the foregoing Purchased Property is available in electronic format, Seller shall provide Purchaser with same in such electronic format, in addition to physical copies of same.

Section 2.3           Excluded Property.         “Excluded Property” means the following categories of properties, which although they may currently form part of the Business, are excluded from the Purchased Property:

(a)          cash, cash equivalents or other investments (other than the Prepaids and Deposits);

(b)          Seller’s accounts receivable for rent or services provided prior to 11:59 p.m. on the date immediately preceding the Closing Date;

(c)          Seller’s operating agreements, minute books, membership ledgers and income tax records;

(d)          any rights of Seller with respect to federal, state or local tax refunds or credits;

(e)          the Seller Plans, the assets and insurance policies relating to the Seller Plans, and any records relating thereto;

(f)          all contracts of insurance and claims and interests in any insurance, insurance claims, escrows, revenues or right to indemnity from third parties or other rights relating to the Excluded Liabilities;

(g)          all rights to the trade names of the Facilities, including those names listed in Schedule 2.3(g) attached hereto, and all derivations thereof, including without limitation all Intellectual Property related to such name and all derivations thereof, and all other Intellectual Property owned by the Seller Parties and necessary to the conduct of the Business as now conducted by Seller (provided, however, that the Post-Closing Management Agreements shall provide for use of all such rights and Intellectual Property by Purchaser during the terms of such Post-Closing Management Agreements and for a period of three (3) months following termination thereof);

(h)          Seller’s rights and interests under this Agreement;

(i)          security deposits and utility deposits, to the extent not added to the Purchase Price at Closing pursuant to Section 3.2, and any refunds due to Seller under its Agreement with its existing PEO.

Section 2.4           Title to Real Property and Surveys.   At Closing, Seller agrees to convey marketable and insurable fee simple title to the applicable Real Property to Purchaser by special warranty deed (the “Deed”), subject only to the Permitted Encumbrances. The legal description of the Real Property to be contained in the Deed shall be the same legal description as is attached hereto in the applicable subsection of Schedule 1.1(c). In the event the legal description as disclosed by the Survey, as defined in Section 5.4(a), differs from the legal description in the applicable subsection of Schedule 1.1(c), or the Initial Commitment reveals any errors or omissions in the legal descriptions, then Seller shall also provide a quitclaim deed utilizing such Survey legal description.

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(a)          Purchaser shall promptly order, at Seller’s expense, Stewart Title Guaranty Company (“Title Company”), an ALTA Form 2006 Commitment (or such other form as is acceptable to Purchaser), with such endorsements as Purchaser shall reasonably require and with insurance coverage over any “gap” period (the “Initial Commitment”) for an owner’s title insurance policy (the “Title Policy”) in an amount no less than the Purchase Price allocated to the Real Property evidencing that Seller is vested with fee simple title to the Real Property, free and clear of all liens, encumbrances, exceptions or qualifications whatsoever save and except for (a) those exceptions specified as permitted exceptions listed on Schedule 2.4(a) attached hereto (the “Permitted Title Exceptions”), (b) those exceptions evidenced in writing as being otherwise acceptable to Purchaser in its sole discretion which shall thereafter be deemed Permitted Title Exceptions, and (c) those exceptions to title which are to be discharged by Seller at or before closing. The Initial Commitment shall also evidence that upon the execution, delivery and recordation of the deeds to be delivered at Closing and the satisfaction of all requirements specified in Schedule B, Section 1 of the Initial Commitment, Purchaser shall acquire fee simple title to the Real Property, subject only to the Permitted Title Exceptions.

(b)          If Purchaser or its attorneys shall determine that the Initial Commitment does not meet the requirements specified above, or that title to the Real Property is unsatisfactory to Purchaser for reasons other than the existence of Permitted Title Exceptions or exceptions which are to be discharged by Seller at or before Closing, then Purchaser shall notify Seller by the end of the Due Diligence Period (as herein defined) of those liens, encumbrances, exceptions or qualifications to title which either are not Permitted Title Exceptions, are unsatisfactory to Purchaser or are not contemplated by this Agreement to be discharged by Seller at or before Closing, and any such liens, encumbrances, exceptions or qualifications shall be hereinafter referred to as “Title Defects.”

(c)          Purchaser, at Purchaser’s expense, may order an update to the surveys of the Real Property (the “Surveys”) previously provided to Purchaser, and Seller hereby grants Purchaser and Purchaser’s agents the right to access the Real Property as may be reasonably required to perform such work upon reasonable advance notice to Seller. The Surveys shall be prepared by a land surveyor duly licensed and registered as such in the state the Real Property is located, (i) shall be certified by such surveyor to Purchaser, Seller, each parties’ legal counsel and the Title Company, (ii) shall reference the Initial Commitment file number, (iii) shall set forth the legal description of the Real Property precisely as it appears in the Initial Commitment (or the Initial Commitment must be endorsed so that the insured legal description mirrors the legal description in the Surveys, if applicable), (iv) shall identify whether or not each matter referenced in the Initial Commitment applies to the Real Property, (v) shall depict the boundaries of each such item that is capable of being depicted on the Surveys, (vi) shall depict any Improvements located upon the Real Property, (vii) shall show all easements, rights-of-way, setback lines, encroachments and other matters affecting the use or development of the Real Property (viii) shall include the original signature and seal of the surveyor, and (ix) shall be in a form satisfactory to the Title Company to eliminate the standard survey exceptions from the title insurance policy to be issued at Closing. Purchaser shall notify Seller in writing within ten (10) business days after receipt of the Surveys of any Title Defects identified on the Surveys specifying any matters shown on the Surveys which was not set forth on the survey previously delivered to Purchaser and which adversely affect the title to the Real Property and the same shall thereupon be deemed to be Title Defects hereunder.

(d)          Within five (5) business days of receipt from Purchaser of a written notice of any Title Defects, together with a copy thereof, Seller shall notify Purchaser as to whether it will cure such objection, and if it elects to cure any such objection, it shall in good faith diligently endeavor to satisfy or correct, at Seller’s expense, such objection on or before the date of Closing to the satisfaction of Purchaser and the Title Company in such a manner as to permit the Title Company to either endorse the

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Initial Commitment or to issue a replacement commitment to eliminate the Title Defect therefrom. Failure of Seller to give such notice within five (5) business day period shall be deemed to be an election not to cure such objection. In the event Seller does not elect to satisfy or cure any objection of which it is notified, then within five (5) business days after receipt of written notice of Seller’s election, or within five (5) business days after the expiration of Seller’s five (5) business day notification period if Seller fails to give any such notice, Purchaser shall by written notice to Seller elect one of the following:

(i)          to accept Seller’s interest in the applicable Purchased Property subject to such objections, in which event such title and survey objections shall become part of the Permitted Title Exceptions, and to close the transaction contemplated hereby in accordance with the terms of this Agreement;

(ii)         to terminate this Agreement in its entirety and receive a refund of the Deposit; or

(iii)        The failure of Purchaser to give written notice of its election to either accept the Purchased Property subject to such objections or to terminate this Agreement within the applicable five (5) business day period shall be deemed an election to terminate this Agreement and to receive a refund of the Deposit.

(e)          In the event Seller elects in writing to cure any title or survey objection and thereafter is unable, after acting diligently and in good faith, to effect such cure, on or before the date of Closing, then Purchaser shall have, as its sole remedy, the options described in Section 2.4(d) above. Seller shall have no obligation under this Section 2.4(e) to expend monies or to institute litigation to cure Title Defects except those which may be satisfied solely by the payment of money prior to or at Closing and arising by, through, or under Seller (and not as the result of Purchaser's actions or wrongful omissions).

(f)          Notwithstanding anything in this Agreement to the contrary, Seller covenants and agrees that at or prior to Closing, Seller shall (i) pay in full and cause to be canceled and discharged or otherwise bond and discharge as liens against the Purchased Property all mechanics’ materialmen’s, repairmen’s, contractors’ or other similar Liens which encumber the Purchased Property as of the date hereof created by, through or under Seller or which may be filed against the Purchased Property after the date hereof created by, through or under Seller and on or prior to the Closing Date (ii) except as set forth in Section 2.4(h) below pay in full all past due ad valorem taxes and assessments of any kind constituting a lien against the Purchased Property which are due and payable, and (iii) pay in full or cause to be canceled and discharged all security deeds or other security instruments encumbering the Purchased Property and all judgments which have attached to and become a lien against the Purchased Property by, through or under Seller. In the event Seller fails to cause such liens and encumbrances to be paid and canceled at or prior to Closing, Purchaser shall be entitled to pay such reasonable amount to the holder thereof as may be required to pay and cancel same, and to credit against the Purchase Price the amount so paid.

(g)          Except as set forth on Schedule 2.4(g), Seller has not granted any license, lease, easement or other right relating to the use or possession of the Real Property, (except (i) under the Residency Agreements entered into by Seller in the ordinary course of business between the Effective Date and the Closing Date); or (ii) as may be set forth in the Title Commitment, and Seller agrees that it shall not grant any such right prior to Closing without the prior written approval of Purchaser, which may be withheld in Purchaser’s sole and absolute discretion.

(h)          Seller hereby discloses that it is currently contesting the ad valorem tax assessment for the Facility located in Jupiter, in accordance with applicable law (the “Jupiter Tax Contest”). In the

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event the Jupiter Tax Contest has not been resolved prior to Closing and to the extent the requirements of such proceeding did not require Seller make prepayment of the taxes being contested, Seller shall escrow with Seller's or Buyer's counsel (as may be agreed by the parties) an amount equal to 125% of the unpaid taxes at issue in the Jupiter Tax Contest (the “Jupiter Tax Escrow”) pending resolution of the Jupiter Tax Contest proceeding. The Jupiter Tax Escrow shall secure Seller’s obligation under this Agreement to satisfy taxes assessed against the Jupiter Facility with regard to tax periods prior to the year of Closing. Upon completion of the Jupiter Tax Contest and presentation to the escrow holder of the Jupiter Tax Escrow funds of reasonable evidence of the results thereof, the Jupiter Tax Escrow shall be disbursed within ten (10) days, first to satisfy any tax obligations to governmental authorities arising from the resolution of the Jupiter Tax Contest and then the remainder of the Jupiter Tax Escrow funds to Seller. For the avoidance of doubt, the Seller’s obligation to pay and indemnify Purchaser for ad valorem taxes for the Jupiter Facility for tax years other than the year of Closing shall not be limited to the amount of funds in the Jupiter Tax Escrow.

Section 2.5           Assumed Liabilities.   Subject to the terms and conditions of this Agreement, on the Closing Date, Purchaser shall assume and agrees to pay, perform or discharge only the Assumed Liabilities. Other than the Assumed Liabilities, Purchaser shall not assume any of Seller’s debts, obligations or liabilities, of any kind or nature, including without limitation any civil claims or other legal proceedings or legal or regulatory investigations or actions arising out of or during Seller’s ownership, use, operation or management of the Business or any of the Purchased Property or the Excluded Property, all of which Seller shall pay, perform and discharge when due. Nothing in this Section 2.5 shall be deemed to preclude either party from contesting any liability or obligation in good faith through the appropriate process.

Section 2.6           Excluded Liabilities.

All of Seller’s debts, obligations and liabilities, other than the Assumed Liabilities, including any liability, obligation, claim, action, suit, or proceeding pending as of the Closing Date, or any subsequent claim, action, suit, or proceeding arising out of or relating to any such other event occurring prior to the Closing, with respect to the ownership or operation of its businesses prior to the Closing Date, including, without limitation, any obligation of Seller described in Section 2.5 above and any obligations of the Seller Parties for compliance with applicable federal, state, county, and local tax laws or regulations, including the obligations under such laws for the payment of taxes and the filing of tax returns, under Part 6 of Title I of ERISA and Section 4980B of the IRC, as amended (commonly known as “COBRA”), the Seller Plans, the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, the Occupational Safety and Health Act, the Age Discrimination in Employment Act of 1967, the Americans With Disabilities Act, the Family and Medical Leave Act, or state worker’s compensation and unemployment compensation laws, as now or hereafter amended, and any liabilities related to any overpayment (regardless of reason for such overpayment), adjustment of payments received or non-compliance under any Government Program, are collectively referred to herein as the “Excluded Liabilities.”

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ARTICLE 3
Purchase Price; Payment of Purchase Price; Allocation

Section 3.1           Purchase Price and Deposit.

(a)          Purchase Price. Subject to any adjustments and prorations expressly provided for in this Agreement, including those described in Section 3.4 (collectively, “Adjustments”), the purchase price (the “Purchase Price”) for the Purchased Property shall be a total of One Hundred Seventy-Two Million Five Hundred Thousand and No/100 U.S. Dollars ($172,500,000).

(b)          Deposit. The parties acknowledge that within three (3) business days after the Effective Date, if the Closing has not occurred and this Agreement has not been terminated in accordance with its terms, if Purchaser has not theretofore elected to terminate this Agreement pursuant to Section 4.1, Purchaser shall deliver to Stewart Title Guaranty Company (or any other mutually acceptable escrowee) (the “Escrow Agent”) Three Million and No/100 U.S. Dollars ($3,000,000) (the “Deposit”). The term “Deposit” shall mean the Deposit, if and when the Deposit is made. The Escrow Agent shall hold the Deposit in a non-interest bearing account pursuant to an escrow agreement in the form attached hereto as Exhibit A.

(c)          The Deposit shall be paid and returned to Purchaser upon the occurrence of the circumstances described in Section 2.4(d)(ii), Section 2.4(e), Section 4.10(b), Section 5.9, Section 9.1, Section 9.3(d), Section 10.11 and Section 10.12 in each instance, upon proper written demand of Purchaser to Seller and the Escrow Agent stating the reason for such termination and referencing the section of this Agreement providing Purchaser with the right to do so. Upon receipt of such written demand by Seller, Seller and Purchaser shall direct the Escrow Agent, in writing, to pay and disburse the Deposit immediately to Purchaser (whereupon this Agreement shall terminate and neither party shall have any further rights or obligations hereunder, except as otherwise expressly provided herein).

(d)          The Deposit shall be paid to Seller: (i) at the Closing, should the Closing occur, in partial satisfaction of the Purchase Price as provided in Section 3.2(b) hereof; or (ii) as liquidated damages (and not as a penalty) under the circumstances described in Section 9.2. In each such instance, Seller and Purchaser shall direct the Escrow Agent, in writing, to pay and disburse the Deposit immediately to Seller (whereupon this Agreement shall terminate and neither party shall have any further right or obligations hereunder, except as otherwise expressly provided herein).

(e)          Without limiting Purchaser’s other rights and remedies hereunder, Purchaser may terminate this Agreement for any reason or for no reason whatsoever during the Due Diligence Period (as herein defined) with respect to all (but not less than all) of the Facilities and the St. Petersburg Raw Land, and upon any such termination the Deposit shall be returned to Purchaser.

(f)          For all purposes under this Agreement, the portion of the Deposit attributable to each Facility (or, as applicable, the St. Petersburg Raw Land) shall be equal to the pro-rata portion of the Deposit determined proportionally with respect to the portion of the Purchase Price allocated to the applicable Facility or the St. Petersburg Raw Land pursuant to Section 3.3 below.

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Section 3.2           Payment of Purchase Price.  The Purchase Price shall be paid by Purchaser, at Closing, as follows:

(a)          The Purchase Price, as adjusted for any prorations pursuant to Section 3.4 below, and credits and additions described in Section 3.2(b) below, shall be paid at Closing by wire transfer in accordance with wire instructions provided by Seller at least three (3) business days before Closing.

(b)          Purchaser shall receive a credit against payment of the Purchase Price by the amount of (i) the Deposit, (ii) the accrued vacation and sick pay amounts included in the Assumed Liabilities, and (iii) unless otherwise paid by Seller, the amounts to be paid by Seller under Section 2.4(a) and Section 4.6(b) of this Agreement. If, at Purchaser’s request, Seller leaves any of Seller’s security deposits or utility deposits in place following Closing, then the amount of any such security deposit or utility deposit shall be added to the Purchase Price and paid to Seller pursuant to Section 3.2(a).

(c)          Purchaser shall deposit the Holdback Amount into an interest-bearing escrow account with the Escrow Agent pursuant to an Escrow Agreement in substantially the form attached hereto as Exhibit B (the “Post-Closing Escrow Agreement”). The funds held pursuant to the Post-Closing Escrow Agreement shall be available according to the terms of the Post-Closing Escrow Agreement to secure any obligations of Seller to Purchaser hereunder, including without limitation Seller’s obligations pursuant to Section 3.4(d) and Section 8.1 hereof.

(i)          In the absence of claims for specific identified unpaid liabilities or obligations of Seller which are within the purview of the Post-Closing Escrow Agreement, the total anticipated unpaid exposure for which exceeds One Million Five Hundred Thousand Dollars ($1,500,000.00) in the aggregate, the Holdback Amount shall be reduced to One Million Five Hundred Thousand Dollars ($1,500,000.00) at the end of the ninth (9th) calendar month following the Closing Date and the remainder of the initial undisbursed Holdback Amount in excess of such amount shall be promptly released to Seller.

(ii)         The total amount of the Holdback Amount theretofore undisbursed pursuant to the terms of the Post-Closing Escrow Agreement shall be promptly released to Seller at the end of the fourteenth (14th) calendar month following the Closing Date, less any amounts claimed by Purchaser prior to such distribution date, which shall be held in accordance with the terms of the Post-Closing Escrow Agreement until finally adjudicated.

(d)          Purchaser shall assume the Assumed Liabilities and the parties shall indemnify each other from any liability or obligation in connection with the same in accordance with the terms of the assignment and assumption agreement attached hereto as Exhibit F.

Section 3.3           Allocation of Purchase Price.

(a)          With respect to the individual Facilities and the St. Petersburg Raw Land, the Purchase Price shall be allocated as follows:

Facility	Purchase Price Allocation
Jupiter Facility	$53,755,132
Stuart Facility	66,722,874
Elizabethtown Facility	8,743,402

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Tarpon Springs Facility	17,732,405
St. Petersburg Facility	22,546,188
St. Petersburg Raw Land	3,000,000
Total:	$172,500,000

Any adjustments to the Purchase Price provided herein that are attributable solely to one or more particular Facilities (or, as applicable, the St. Petersburg Raw Land) shall result in a pro rata adjustment of the Purchase Price allocated to such Facilities (or, as applicable, the St. Petersburg Raw Land).

(b)          Additionally, the parties acknowledge that the transactions contemplated hereunder must be reported in accordance with Section 1060 of the IRC. The parties shall report the transactions contemplated hereunder for all purposes in accordance with the purchase price allocation set forth on Schedule 3.3 hereto, which schedule the parties acknowledge and agree will be completed during the Due Diligence Period. The parties shall share information and cooperate to the extent necessary to permit the transactions to be properly, timely, and consistently reported.

(c)          During the Due Diligence Period and as a condition to Seller's obligation to proceed to Closing, the parties shall in good faith agree upon specific allocations of the Purchase Price amongst the following classifications of property and further allocated amongst the entities comprising Seller: (i) Real Property (land, buildings, fixtures), (ii) tangible personal property, other than motor vehicles, (iii) motor vehicles, and (iv) intangible personal property.

Section 3.4           Prorations.

(a)          The following items shall be prorated between Seller and Purchaser as of 11:59 p.m. on the date immediately preceding the Closing Date; prorations credited to Purchaser shall reduce the Purchase Price and prorations credited to Seller shall increase the Purchase Price at Closing as follows:

(i)          city, state, and county ad valorem taxes for the year in which the Closing occurs based on the ad valorem tax bills for the Purchased Property, if then available for such year, or if not, then on the basis of the ad valorem tax bill for the Purchased Property for the immediately preceding year. (If such proration is based on an ad valorem tax bill for the immediately preceding year and should such proration prove to be inaccurate on receipt of the ad valorem tax bill for the Purchased Property for the year of Closing, then either Seller or Purchaser, as applicable, may demand at any time after Closing a payment from the other party in an amount sufficient to correct such malapportionment);

(ii)         sanitary sewer taxes and utility charges, if any; provided, however, that Purchaser shall, prior to Closing, make arrangements for its own utility services and accounts to the extent reasonably possible and sufficiently in advance of Closing so as to allow the provider thereof to read all meters for utility charges as of the end of the last business day preceding the Closing Date and terminate Seller's service without interruption of service to the Facility, in which case Seller shall be responsible for and shall pay for all such charges first accruing or relating to the period prior to the Closing Date;

(iii)        all payment obligations under the Assumed Contracts and Leases; and

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(iv)        resident rents and other revenues (including Prepaids and Deposits, if any).

Purchaser and Seller shall prepare a proposed schedule (the “Proration Schedule”) prior to Closing, including the items listed above and any other items the parties determine necessary. Such Proration Schedule shall include all applicable income and expenses with regard to the Purchased Property. Seller and Purchaser will use all reasonable efforts to finalize and agree upon the Proration Schedule at least two (2) business days prior to Closing.

(b)          Seller shall receive all income from the Purchased Property attributable to the period prior to the Proration Date (as herein defined) and shall, unless otherwise provided for in this Agreement, be responsible for all expenses of the Purchased Property attributable to the period prior to 11:59 P.M. on the date immediately preceding the Closing Date (the “Proration Date”). In the event Purchaser receives any payment from a resident for rent due for any period prior to the Proration Date or payment of any other receivable of Seller, Purchaser shall forward such payment to Seller. For the first three (3) months following the Proration Date, any payments received from a resident shall be allocated first to any current balances due from such resident for the then-current month, and then toward the oldest sums due from such resident. After such three-month period, Purchaser may allocate the entire amount of any payments received from a resident to current balances from such resident that have accrued subsequent to the Proration Date and shall thereafter forward any additional amounts attributable to past-due amounts accruing prior to the Proration Date to Seller. For clarity's sake with respect to the St. Petersburg Facility, the parties agree that amounts received from third party payors such as Medicare and Medicaid shall be applied to the periods for which such payment is remitted as stated thereon, and the amount thereof promptly forwarded to the party (Seller or Purchaser) entitled to the benefit of income from such Facility for the period as to which such third party payment was paid.

(c)          Purchaser shall receive all income from the Purchased Property attributable to the period from and after the Proration Date and shall, except as otherwise provided for in this Agreement, be responsible for all expenses of the Purchased Property attributable to the period from and after the Proration Date. In the event Seller or Seller’s affiliates receive any payment from a resident for rent due (or any other payment due Purchaser) for any period from and after the Proration Date, Seller shall forward such payment to Purchaser.

(d)          The parties agree that any amounts that may become due under this Section 3.4 shall be paid at Closing as can best be determined. A post-Closing reconciliation of prorated items shall be made by the parties within ninety (90) days after the Closing Date and any amounts due at that time shall be promptly forwarded to the respective party to whom such amounts are due in a lump sum payment. Any additional amounts which may become due after such determination shall be forwarded at the time they are received. Any amounts due under this Section 3.4 which cannot be determined within ninety (90) days after the Closing Date (such as, for example, fiscal year-end real estate taxes) shall be reconciled as soon thereafter as such amounts can be determined. Purchaser and Seller agree that each shall have the right to audit the records of the other in connection with any such post-Closing reconciliation. Any payments made pursuant to this Section 3.4 shall be treated as a purchase price adjustment for income tax purposes.

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ARTICLE 4
Certain Other Covenants and Agreements

Section 4.1           Inspection and Due Diligence.

(a)          During the Due Diligence Period, Purchaser (including its agents and representatives) shall be permitted to inspect the Business, the Facilities, the St. Petersburg Raw Land and the Purchased Property. The “Due Diligence Period” for purposes of this Agreement means a period extending until 5:00 p.m. Eastern on the fortieth (40th) day following the Effective Date, or if such later day is not a business day, on the next business day following such day. The Purchaser shall not be entitled to continue inspections after the expiration of the Due Diligence Period. Such inspections may include an independent appraisal and environmental assessments (including Phase I assessments and Phase II assessments if Seller consents to any such Phase II assessment which consent shall not be unreasonably withheld, conditioned or delayed), impact study and detailed architectural and engineering inspections of buildings and mechanical systems located on the Real Property and any other inspections which may reasonably be required by potential lenders or investors. Purchaser shall not conduct any drilling, boring, soil testing or other physically intrusive inspections without Seller’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, if done in connection with any Phase II assessment. Seller shall allow Purchaser and its authorized representatives reasonable access upon prior notice during normal business hours and during the Due Diligence Period to Seller’s corporate level personnel, properties and records, shall permit examination and testing, and shall furnish Purchaser and its authorized representatives such information concerning the Business, the Purchased Property, the Facilities and the St. Petersburg Raw Land as Purchaser reasonably requests. Purchaser and its authorized representatives shall have the right to review and copy all such books, accounts, records, agreements or other documents as it may reasonably deem advisable. Seller shall, upon reasonable request by Purchaser, make available to Purchaser by electronic data room or otherwise, copies of all records, files, correspondence, invoices, resident lists, supplier lists, blueprints, specifications, designs, drawings, business records and plans, operating and financial data concerning the Seller's operations of the Facilities, environmental assessments, property reports, permits and regulatory files and other data associated with or used by Seller in connection with its operation of the Business or its operation of the Purchased Property, including without limitation all of the information requested in Exhibit G of this Agreement to the extent Seller Parties or the Current Manager has possession and control of such information, and in the form in which Seller maintains such information in the ordinary course of its business. Seller shall have no obligation to prepare any summaries, abstracts, compilations or reports in connection with Purchaser’s investigation that Seller Parties or the Current Manager do not maintain or compile in the ordinary course of Seller Parties’ or the Current Manager’s business. For purposes of this Agreement, documents or information shall be deemed to have been “made available” to Purchaser if copies have been delivered or viewed by Purchaser in tangible or electronic form, or if such documents or information have been made available at each Facility or on an internet or electronic data site to which Seller has granted Purchaser or its representatives access. Purchaser shall notify Seller in advance of any site visits by Purchaser or its contractors or representatives. With regard to site visits:

(i)          Prior to any site visits, Purchaser shall provide Seller with certificates of insurance evidencing the insurance coverage required pursuant to Section 4.1(c) below;

(ii)         All site visits shall be coordinated not less than seventy-two (72) hours in advance if access to the interior of a Facility is requested, otherwise twenty-four (24) hours in advance;

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(iii)        All site visits shall be coordinated through Douglas S. Schiffer or Seller’s counsel;

(iv)        Purchaser shall not contact any Seller personnel, residents or service providers directly and Purchaser shall not discuss the Facility, the Business, the pendency of the transactions contemplated by this Agreement, or this Agreement with Facility-level staff, including without limitation the Community Director or Resident Services Director of any Facility; and

(v)         Seller shall have the right, but not the obligation, to accompany Purchaser and Purchaser's representatives on any site visit.

(b)          Within five (5) days of the Effective Date (the “Diligence Materials Due Date”), Seller shall provide (or shall have provided) Purchaser with all of the materials in Seller’s or Manager’s possession or control listed in Exhibit G of this Agreement (collectively, the “Requested Diligence Materials”).

(i)          In the event that Seller’s delivery of any Requested Diligence Materials is delayed beyond the Diligence Materials Due Date, or in the event Purchaser has provided notice to Seller that any purported response to the requirements of this Section 4.1(b) is insufficient in Purchaser’s reasonable discretion (which notice shall be specific in its description of allegedly missing materials), the Due Diligence Period shall be extended by the total number of days which elapse between:

(1) the last to occur of: (x) the Diligence Materials Due Date or (y) the date upon which Purchaser specifically identifies insufficiencies in the Requested Diligence Materials provided by Seller; and

(2) the first to occur of: (x) the date upon which all Requested Diligence Materials have actually been provided to Purchaser, or (y) the date upon which Purchaser has been advised by Seller that such Requested Diligence Materials are not reasonably available to Seller, as applicable).

(ii)         Seller's delivery to Purchaser of a certificate signed by its Chief Financial Officer under oath that to the best of Seller's knowledge all Requested Diligence Materials reasonably available to Seller have been made available to Purchaser shall be conclusive of the occurrence of the Diligence Materials Due Date, in the absence of a knowing misrepresentation by Seller.

(iii)        All adjustments to the Due Diligence Period in accordance with this Section 4.1(b) shall be inclusive of the Diligence Materials Due Date and the last applicable date of delivery, certification, or correction, as applicable.

(c)          Purchaser shall pay all costs incurred for any such inspections of the Facilities, the St. Petersburg Raw Land, and the Purchased Property initiated by Purchaser. Purchaser shall indemnify and hold Seller harmless from and against any and all claims for death of or injury to persons or damage to property to the extent arising out of or as a result of the negligent or wrongful acts or omissions of Purchaser, Purchaser’s contractors, agents, authorized representatives, or designees of Purchaser pursuant to the provisions of this Section 4.1. Purchaser, as well as its consultants and contractors, shall at Seller’s

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request provide evidence of sufficient insurance to protect Seller from any losses it might incur as a result of Purchaser’s activities incurred in connection with such inspections.

(d)          The parties hereto acknowledge that Seller may possess or have access to certain information subject to the Health Insurance Portability and Accountability Act of 1996 and any regulations promulgated thereunder (“HIPAA”). Notwithstanding any other provision of this Agreement, Seller shall have no obligation under this Agreement to disclose to Purchaser any information which would violate or put Seller in a position of noncompliance with any city, county, state or federal privacy or security act, law, or regulation or the provisions of HIPAA or which would result in Seller breaching any contractual provisions imposed on Seller with respect to the requirements of HIPAA and/or any such city, county, state, or federal act, law or regulation.

(e)          Purchaser may perform or cause to be performed a Phase I Environmental Site Assessment of any portion of the Real Property (the “Phase I ESA”). Purchaser shall provide Seller with a copy of the Phase I ESAs within five (5) business days of completion and receipt of each by Purchaser. Any subsequent amendments thereto will also be provided to Seller within five (5) business days after completion and receipt by Purchaser thereof.

(f)          If the Phase I ESA, or any update thereof, reveals areas of environmental concern that, in Purchaser’s sole opinion, warrant further investigation, Purchaser may, at its discretion, request Seller’s consent to commence a Phase II Environmental Site Assessment of the applicable portion of the Real Property (“Phase II ESA”; collectively, the “ESAs”). A Phase II ESA consists of further investigation of recognized environmental conditions identified in the Phase I ESA including sampling and analysis of soil and groundwater necessary to determine whether or not contamination has occurred. Seller’s consent to conduct a Phase II ESA shall not be unreasonably withheld, conditioned or delayed. If Seller permits Purchaser to conduct a Phase II ESA, Seller will be provided a copy of the Phase II ESA within five (5) days of completion and receipt by Purchaser. Any subsequent amendments and/or reports relating to the Phase II ESA shall also be delivered to Seller and Purchaser.

(g)          The costs of the Phase I ESA and the costs of the Phase II ESA and any updates thereof shall be paid by Purchaser.

Section 4.2           Conduct of Business Prior to the Closing Date.  Seller covenants and agrees with Purchaser that from the Effective Date hereof through the Closing Date, except as otherwise expressly contemplated in this Agreement, unless Purchaser otherwise consents in writing (which consent shall not be unreasonably withheld, conditioned or delayed) Seller shall, and shall cause the Operators and Current Manager in their capacities as operators and managers of the Business to:

(a)          Use good faith efforts to operate the Business in all material respects in the ordinary course of business in a commercially reasonable manner, including (i) incurring expenses consistent with Seller Parties’ past practices in the operation of the Business and (ii) using commercially reasonable efforts to preserve the Business’ present business operations, organization and goodwill and its relationships with customers, employees, advertisers, suppliers and other contractors.

(b)          Operate the Business and otherwise conduct business in all material respects in accordance with the terms or conditions of all applicable licenses and permits, all applicable rules and regulations of the state or commonwealth in which each Facility is located, and all other rules, regulations, laws, and orders of all governmental authorities having jurisdiction over any aspect of the operation of the Business and all applicable insurance requirements.

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(c)          Maintain the books, records, and financial statements for the Business consistent with past practices.

(d)          Timely comply in all material respects with the Assumed Contracts and Leases.

(e)          Not sell, lease, grant any rights in or to or otherwise dispose of or otherwise relinquish control of, or agree to sell, lease or otherwise dispose of, the Purchased Property in whole or in part except for Residency Agreements entered into, amended, or terminated in the ordinary course of business, and dispositions of assets that are in the ordinary course of business, and if material, are replaced by similar assets of substantially equal or greater value and utility.

(f)          Take commercially reasonable efforts to maintain the Purchased Property in the same condition as it exists as of the Effective Date, except for ordinary wear and tear, in a manner consistent with past practices.

(g)          Not default on any loans to Seller or secured by any Purchased Property which are not fully cured or satisfied at Closing.

(h)          Not enter into any contracts (other than contracts which impose no obligation on Purchaser following the Closing or Residency Agreements in the ordinary course of business), whether or not material, without the consent of Purchaser.

(i)          Not make any alterations or improvements to the Real Property or make any capital expenditure with respect to the Real Property in excess of $10,000 other than those that are currently budgeted for completion, or are required by law, necessary to preserve the coverage under or comply with the terms of any insurance policy with respect to the Business or are in Seller’s business judgment necessary to address emergency conditions or to maintain the goodwill and competitive standing of the Business.

(j)          Maintain normal levels of inventory and supplies on hand for the Business (including medical supplies, food, beverages, office and kitchen supplies), consistent with past practice and as necessary to comply with applicable laws and regulations.

(k)          Make available to Purchaser copies of all internally generated monthly financial reports within a reasonable time following the close of each accounting period during the Due Diligence Period for which they are generated.

(l)          Inform Purchaser promptly regarding the resignation, termination or hiring of the Community Director or Resident Services Director, if any, of any Facility.

Section 4.3           Notification of Certain Matters.   Seller shall give prompt written notice to Purchaser, and Purchaser shall give prompt written notice to Seller, to the extent either such party becomes aware of (i) the occurrence, or failure to occur, of any event that would be likely to cause any of their respective representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date, and (ii) any failure on their respective parts to comply with or satisfy, in any material respect, any covenant, condition, or agreement to be complied with or satisfied by any of them under this Agreement.

Section 4.4           Employees; Accrued Vacation, Sick Pay, etc.

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(a)          For purposes of this Section 4.4, all references to employment by an entity include both direct employment by such entity, employment by an affiliate of such entity, or employment through one or more employee leasing or similar arrangements that such entity or its affiliate has entered into with a third party or by the PEO, and all references to Plans includes any such Plan provided directly by the applicable entity, by their respective affiliates, or by any such employee leasing company under an agreement with the above.

(b)          It is anticipated by the parties that all Facility level employees of the Current Manager (who is also the Post-Closing Manager) shall (at least initially) remain employed by the same company following the Closing. Accordingly, it is anticipated that all Facility level employees shall remain participants in the current Seller Plans in accordance with the terms of the Seller Plans and applicable law, including ERISA pursuant to the terms of the Post-Closing Management Agreements. Seller, Operator or the Current Manager, as applicable, shall retain liability for all claims incurred by the Employees (and their enrolled dependents) under the Seller Plans prior to the Closing Date. In accordance with the terms of the Post-Closing Management Agreement, Purchaser shall be liable for all claims of the Employees (and their enrolled dependents) under the Seller Plans from and after the Closing Date.

(c)          Seller shall be responsible for payment of all short- and long-term disability claims of Employees from disabilities arising prior to the Closing Date, to the extent covered by Seller Plans. In accordance with the terms of the Post-Closing Management Agreement, Purchaser shall be responsible for payment of all short- and long-term disability claims from disabilities of Employees incurred on or after the Closing Date to the extent covered by the Seller Plans.

(d)          In accordance with the terms of the Post-Closing Management Agreement and as shown on the Prorations Schedule, Purchaser shall be responsible for all obligations to Employees with respect to vacation pay and sick pay accrued to the extent described on Schedule 6.10, as updated by the Seller through 11:59 PM on the date preceding the Closing Date. There shall be a clean cut-off of payroll on the date preceding the Closing Date with respect to the Employees. Seller shall be responsible for, and shall pay at Closing, all salary, wages, and other compensation, accrued with respect to the Employees in connection with the transaction for services rendered to Seller through 11:59 P.M. on the date preceding the Closing Date.

Section 4.5           Confidentiality.

(a)          Confidential Information. Any and all non-public information of any type or description, including, but not limited to, financial statements and projections of Seller, proprietary or trade secret information, whether written or verbal, or any information given to Purchaser by Seller in connection with the transactions contemplated by this Agreement, is proprietary to Seller and confidential in nature, and shall be treated as such by Purchaser, except with the prior written consent of Seller and except to the extent enforcement of its terms and applicable law require public disclosure. This provision shall not apply following the Closing to any such information pertaining to the Purchased Property or the Business, nor to any information that is or becomes publicly available through no fault of Purchaser. Purchaser shall have the right to disclose any such information to its professional advisors, lenders, investors and other third parties who need to know such information for the purposes of assisting Purchaser with the negotiation and consummation of this Agreement, provided Purchaser advises such parties of their confidential obligations under this Agreement, and provided Purchaser remains responsible for any violations by such parties.

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(b)          Confidentiality of Agreement. The terms of this Agreement shall remain confidential, except with the prior written consent of Seller and Purchaser and except to the extent that enforcement of its terms or applicable law require public disclosure. Neither party shall make any public announcement of the transactions contemplated herein without the express written approval of the other party, which approval shall not be unreasonably withheld. This provision will not apply following the Closing; provided, however, that Seller shall coordinate the timing of any public announcement made by Seller with Purchaser to allow Purchaser to comply with Securities and Exchange Commission and other regulatory requirements applicable to Purchaser. Each party shall permit the other to review in advance and comment on any public announcement of the Closing of the transactions contemplated herein. Notwithstanding the foregoing to the contrary, Seller shall be permitted to disclose the existence of this Agreement and the pendency of the transactions contemplated hereby in general terms in Seller Parties' internal communications to employees, staff, officers, and contractors and to Seller Parties' then-current and prospective lenders and investors.

(c)          Return of Confidential Information. Purchaser agrees that promptly upon the termination of this Agreement, whether by mutual termination or otherwise (other than upon Closing), Purchaser shall cause all materials and property (originals and copies) of Seller to be immediately returned to Seller, or, at Purchaser’s election, destroyed provided Purchaser provides written certification of such destruction, provided that Purchaser shall be entitled to retain such information to the extent required in order to comply with applicable law, regulation, bona fide document retention policy of Purchaser, or any public disclosure obligations promulgated by the Securities and Exchange Commission applicable to Purchaser, or until any litigation between Purchaser and Seller arising out of the termination of this Agreement has been finally resolved.

(d)          Agreed Communication to Residents. Prior to Closing the parties shall agree in good faith upon the form of notice of the Closing and assignment of their respective Residency Agreements to be provided to residents of the Facilities.

(e)          Survival of Confidentiality. This Section 4.5 shall survive the Closing to the extent provided above and shall survive in the event this Agreement is terminated prior to Closing.

(f)          Supersedes Previous Agreements. The provisions of this Section 4.5 supersede any prior agreements between the parties relating to confidentiality.

Section 4.6           Expenses and Taxes.

(a)          Each party shall pay its own expenses and costs incurred in connection with the negotiation and consummation of this Agreement and the transactions contemplated by this Agreement.

(b)          Notwithstanding the foregoing:

(i)          Purchaser shall pay fees, sales and use taxes, and costs relating to the transfer of motor vehicles included in the Purchased Property;

(ii)         Seller shall pay the real estate transfer tax, mansion taxes (if applicable) costs of recording the Deeds and all other filing and recording costs unrelated to Purchaser's financing or ownership structure;

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(iii)        Seller shall pay the premiums or other costs attributable to the issuance of the Title Policy;

(iv)        Purchaser shall pay the cost of the Surveys;

(v)         Purchaser shall pay all costs and expenses of the Escrow Agent selected by Purchaser (in its capacity as Escrow Agent only, and for the avoidance of doubt, not in its capacity as the issuer of the Title Policy);

(vi)        Seller shall pay any person who is entitled to any brokerage commission or finder’s fee in connection with any of the transactions contemplated by this Agreement by reason of any act or omission of Seller, including the fees and commissions due to Vant-Age Pointe Capital Management and Advisory, Inc. and KeyBanc Capital Markets Inc. and shall indemnify Purchaser and hold Purchaser harmless against any claims for such commissions or finder’s fees; and

(vii)       Purchaser shall pay any person who is entitled to any brokerage commission or finder’s fee in connection with any of the transactions contemplated by this Agreement by reason of any act or omission of Purchaser, and shall indemnify Seller and hold Seller harmless against any claims for such commissions or finder’s fees.

Section 4.7           Waiver of Bulk Sales and Indemnification.  Purchaser hereby waives compliance by Seller and Seller hereby waives compliance by Purchaser, with the requirements of any applicable bulk sales laws and similar laws, if and to the extent applicable. Seller shall indemnify and hold harmless Purchaser from any and all claims, liabilities, or costs, including reasonable attorneys’ fees, arising out of the parties’ failure to comply with any bulk sales laws and similar laws applicable to the transactions contemplated hereby as provided in Section 8.1. The foregoing indemnification shall survive the Closing.

Section 4.8           Exclusivity.   During the period from the Effective Date to the Closing Date or sooner termination of this Agreement according to the terms hereof, Seller shall not take any action, directly or indirectly, to encourage, initiate or engage or participate in discussions or negotiations with, or provide any information to, any party other than Purchaser, concerning a potential transaction involving the purchase and sale of the Business, any one or more Facilities, the St. Petersburg Raw Land, or any of the Purchased Property, the purchase and sale of all or substantially all of the ownership interest of any one or more entities comprising the Seller, or any transaction similar to the foregoing.

Section 4.9           Consents; Cooperation.  Seller will use its reasonable good faith efforts prior to the Closing to obtain all consents that may be required from third parties with respect to the Assumed Contracts and Leases and any of the other Purchased Property (other than transfer of motor vehicle licenses, registrations, and tags) and Purchaser shall cooperate therewith. In the event Purchaser desires any changes or modifications with regard to any of the Assumed Contacts or Leases, then Purchaser upon written notice to Seller shall assume all responsibility for negotiating such modifications and obtaining any required consents in connection therewith. Purchaser shall use its reasonable best efforts to diligently pursue the issuance or transfer of any of the governmental licenses or permits required for Purchaser to operate the Business following the Closing, and Seller agrees to provide reasonable cooperation and assistance to Purchaser in obtaining such licenses and permits. Notwithstanding the foregoing, (i) neither party will be required to pay or commit to pay any amount to (or incur any liability or obligation to) a person or entity from whom or which a consent may be required (other than payment by Seller of past due amounts under Assumed Contracts and Leases or past due taxes, or payment by Purchaser of any fees or

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other costs imposed by governmental authorities with respect to licenses and permits, or transfer fees, if any, required by the express terms of any Assumed Contracts and Leases) or otherwise enter into or modify any agreement with such person or entity that involves any cost, liability or obligation, and (ii) to the extent Purchaser determines, in its sole discretion, that the governmental licenses or permits required for the Purchaser or its designee to operate the Business following the Closing will not be obtained by Purchaser or its designee prior to Closing, Seller agrees to proceed to Closing and enter into a Transition Period Sublease (as defined herein) with Purchaser for the continued operation of the Business by Seller or its affiliates, as applicable, until Purchaser or its designee obtains such licenses and permits, and (iii) to the extent Purchaser has not obtained governmental licenses or permits required for the Purchaser or its designee to operate the Business following the Closing within ninety (90) days of the expiration of the Due Diligence Period, Seller and Purchaser agree to proceed to Closing and in connection therewith enter into a Transition Period Sublease for the continued operation of the Business by Seller or its affiliates, as applicable, until Purchaser or its designee obtains such licenses and permits, provided the term thereof shall not exceed the Post-Closing Management Agreement with the Post-Closing Manager for the relevant Facilities and provided such Transition Sublease is permitted by law for all of the Business operations of each Facility. Each of the parties have independently determined, based upon the advice of their own respective counsel, that the pre-merger filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), do not apply to the transactions contemplated under this Agreement.

Section 4.10         Fines and Penalties.

Seller covenants and agrees to cure all violations and other deficiencies identified in writing by any federal, state, municipal, local or other governmental or quasi-governmental authority (all such matters collectively the “Violations”) relating to the Business, any Facility or Facilities, or the St. Petersburg Raw Land, pay all penalties associated therewith and prepare and implement any plan of correction required by any such authority. The Purchaser may stay any otherwise pending Closing in the event any uncured Violations exist until such time as Seller has corrected any such Violations in full compliance with applicable laws, orders and directions to the extent Seller is either obligated to cure or agrees in writing to cure the same in accordance with this Section 4.10. Penalties and fines noticed to, levied upon, or outstanding against any Seller and/or any of the Facilities as of the Effective Date ("Existing Fines") shall be the absolute obligation of the Seller and shall be paid at Closing and as a condition to Purchaser's obligation to proceed to Closing. In the event the total to cure or discharge all Violations other than Existing Fines would exceed a total cost to Seller of $250,000.00 or more in the aggregate, then Seller shall have the right upon written notice to Purchaser to refuse to cure such Violations prior to Closing (other than the Existing Fines, if any), whereupon, Purchaser may elect within ten (10) days following such notice of refusal from Seller to elect either to:

(a)          Accept a credit of $250,000.00 at Closing from Seller for all Violations, other than the Existing Fines, have Seller pay the Existing Fines, and proceed to Closing with no further adjustment of the Purchase Price or claim to any portion of the Holdback in connection with such Violations, or

(b)          Elect to terminate this Agreement, in its entirety and receive a refund of the Deposit and, following any such termination, Seller shall reimburse Purchaser for Purchaser’s actual third party expenses incurred by Purchaser in connection with its due diligence on the Purchased Property; provided, however, such reimbursements shall not exceed Two Hundred Fifty Thousand and No/100 U.S. Dollars ($250,000.00) in the aggregate for all Purchased Property.

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The failure of Purchaser to give written notice of its election pursuant to Section 4.10(a) or Section 4.10(b) shall within the applicable ten (10) day period shall be deemed an election to proceed under Section 4.10(a) above.

Section 4.11         Further Assurances.  Each party covenants and agrees that, following the Closing, it will execute, deliver and acknowledge (or cause to be executed, delivered and acknowledged), from time to time, at the reasonable request of the other party and without further consideration, all such further instruments and take all such further action as may be reasonably necessary or appropriate to transfer more effectively to Purchaser, or to perfect or record Purchaser’s title to or interest in the Purchased Property or to enable Purchaser to use or otherwise to confirm or carry out the provisions and intent of this Agreement.

Section 4.12         Delivery of Schedules.   Seller shall provide all Schedules required by this Agreement (other than those required by ARTICLE 7 hereof, which will be provided by Purchaser by the Schedule Due Date) within ten (10) days following the Effective Date (the “Schedule Due Date”).

(a)          If applicable, the Due Diligence Period shall be extended by the total number of days which elapse between:

(i)          the last to occur of (x) the Schedule Due Date or (y) the date upon which Purchaser specifically identifies insufficiencies in the Schedules; and

(ii)         the first to occur of (x) the date upon which all required Schedules have actually been provided to Purchaser, (y) any insufficiently completed Schedules have been corrected to Purchaser’s reasonable satisfaction, or (z) Seller's delivery to Purchaser of a certificate signed by its Chief Financial Officer under oath that to the best of Seller's knowledge all Schedules have been completed with all information reasonably available to Seller and been made available to Purchaser, which certificate shall be conclusive of the occurrence of the Schedule Due Date, in the absence of a knowing misrepresentation by Seller.

All adjustments to the Due Diligence Period in accordance with this Section 4.12 shall be inclusive of the Schedule Due Date and the last applicable date of delivery, certification, or correction, as applicable.

(b)          Any fact or item disclosed on any Schedule to this Agreement shall be deemed disclosed with regard to all other representations and warranties to which such fact or item may reasonably apply to the extent such disclosure would provide notice to a reasonable person that the information disclosed would also qualify, or constitute an exception to, such other representations and warranties.

(c)          Seller may from time to time supplement and update such Schedules to reflect any changes since the date of delivery of the original Schedules or any matters of which Seller first acquires Knowledge following the original delivery date of such Schedules. Any such updates or supplements shall be deemed to amend the Schedules for all purposes retroactively to the Effective Date, except that (i) no amendment to Schedules 1.1(a), 1.1(c), 2.4(a), and 4.4(b) may be made without Purchaser’s written consent, and (ii) any amendments permitted above shall be disregarded (x) in determining if the conditions to Closing set forth in Section 5.3(a) or Section 5.3(d) below have been satisfied, and (y) for all purposes under this Agreement if Seller intentionally omitted such information from the original Schedules.

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ARTICLE 5
Closing

Section 5.1           Closing.  The Closing of the transactions contemplated by this Agreement shall occur remotely through escrow closing with Escrow Agent, upon the exchange of signatures to the documents contemplated by this Agreement and the other required deliveries of each party hereto described below on the later of (i) five (5) business days following the expiration of the Due Diligence Period, or (ii) ten (10) business days following Purchaser’s receipt (or, as applicable, receipt by its affiliate or designee) of all governmental approvals necessary for Purchaser to purchase and operate all of the Facilities, unless extended by mutual agreement of Purchaser and Seller or pursuant to Section 9.3(b), Section 10.11, or Section 10.12.

Additionally, Purchaser shall be entitled in its sole discretion to adjourn the scheduled date of Closing with respect to all of the Facilities and the St. Petersburg Raw Land by up to thirty (30) calendar days. The date on which the Closing is scheduled to occur (as such date may be extended from time to time pursuant to this Agreement) shall be the “Scheduled Closing Date” hereunder. The date on which the Closing actually occurs shall be the “Closing Date” for purposes of this Agreement. Provided, however, in no event shall the Closing Date be later than January 27, 2015, after affording Purchaser all adjournments and extensions permitted in any provision of this Agreement (the "Outside Closing Date") and any provision of this Agreement which would otherwise result in a Closing Date beyond the Outside Closing Date shall be automatically revised to result in a deadline for Purchaser's obligation to proceed to Closing equal to the Outside Closing Date.

Section 5.2           Conditions to Seller’s Obligations.  Except as may be waived in writing by Seller, Seller’s obligation to make its deliveries at the Closing and to effect and consummate the transactions contemplated hereby shall be subject to the following conditions:

(a)          Representations and Warranties True and Correct. Purchaser’s representations and warranties contained in this Agreement, taken as whole, shall be true in all material respects as of the Closing Date (except for representations and warranties made as of a specified date, which shall have been true and correct as of such date with the same effect as though made on such date), and Purchaser shall have executed and delivered to Seller at Closing a certificate confirming the foregoing.

(b)          Agreements Complied With. Each of Purchaser’s covenants and agreements contained in this Agreement to be performed at or prior to the Closing shall have been performed in all material respects at or prior to the Closing.

(c)          Deliveries Made. At or prior to Closing, Purchaser shall have delivered to Seller or to the Escrow Agent for release to Seller upon Closing, and where applicable shall have duly executed, all the documents, certificates and other instruments required to be delivered at Closing in accordance with Section 5.5 or any other express provision of this Agreement.

Section 5.3           Conditions to Purchaser’s Obligations.   Except as may be otherwise expressly set forth in this Agreement to the contrary and/or waived in writing by Purchaser, Purchaser’s obligation to make its deliveries at the Closing and to effect and consummate the transactions contemplated hereby shall be subject to the following conditions:

(a)          Representations and Warranties True and Correct. Each of Seller’s representations and warranties contained in this Agreement, taken as a whole, shall be true in all material respects as of the

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Closing Date with the same effect as though made on such date (except for representations and warranties made as of a specified date, which shall have been true and correct as of such date), and Seller shall have executed and delivered to Purchaser at Closing a certificate confirming the foregoing.

(b)          Agreements Complied With. Each of Seller’s covenants and agreements contained in this Agreement to be performed at or prior to the Closing shall have been performed in all material respects at or prior to the Closing, and Seller shall have executed and delivered to Purchaser at Closing a certificate confirming the foregoing.

(c)          Deliveries Made. At or prior to Closing, Seller shall have delivered to Purchaser or to the Escrow Agent for release to Purchaser upon Closing, and where applicable shall have duly executed, all the documents, certificates and other instruments required to be delivered at Closing in accordance with Section 5.4 or any other express provision of this Agreement.

(d)          No Material Adverse Change. No Material Adverse Change shall have occurred during the period between the Effective Date and the Closing Date, and the Average Occupancy for the Facilities shall not have decreased below eighty-seven and one-half percent (87.5%) of the total available units.

(e)          Termination of Existing Leases and/or Management Agreements. Any existing real property leases and/or management agreements, if any, relating to the Purchased Property which are not Assumed Contracts and Leases or Residency Agreements shall have been terminated without fee or cost to Purchaser, and Seller shall have provided Purchaser reasonable evidence of same.

(f)          No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction, or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect. No action shall have been taken nor any statute, rule, or regulation shall have been enacted by any governmental agency that makes the consummation of the transactions contemplated hereby illegal.

Section 5.4           Deliveries by Seller.  Seller shall deliver to Purchaser on or before the Closing the following for each Facility and (as applicable) the St. Petersburg Raw Land:

(a)          Deed. The Deed substantially in the form of Exhibit C attached hereto, duly executed by Seller. In addition, in the event Purchaser elects to have a new survey of the applicable Real Property (the “Survey”) prepared, Seller agrees to provide a quitclaim deed at closing conveying title to the applicable Real Property based on the metes and bounds description shown on the Survey.

(b)          Bill of Sale and Assignment. A bill of sale and assignment with Seller’s warranty of title in the form of Exhibit D attached hereto (the “Bill of Sale and Assignment”) with respect to the Purchased Personal Property located at the Facility, duly executed by Seller.

(c)          Other Instruments. Such further instruments of conveyance and transfer as Purchaser may reasonably require to consummate the transactions contemplated by this Agreement to vest all of the Business with respect to the applicable Facility in Purchaser and to facilitate the transfer of such Business from Seller to Purchaser, including the assignment of the applicable Assumed Contracts and Leases and of the Residency Agreements, in form(s) and substance reasonably acceptable to Purchaser and agreed upon by the parties during the Due Diligence Period.

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(d)          Owner’s Affidavit. An Owner’s Affidavit in a form acceptable to the Title Company to the extent required to issue the Title Policy.

(e)          Releases. Documents releasing or nullifying any title exceptions (or providing reasonable evidence of such release or nullification) (relating to the applicable Real Property) which Seller is obligated to release or nullify pursuant to Section 2.4 hereof.

(f)          Resolutions. A certified copy of the company resolutions authorizing consummation of this Agreement and authorizing Seller’s to execute all documents necessary for Closing as provided herein.

(g)          Closing Certificate. The certificates required pursuant to Section 5.3(a) and Section 5.3(b).

(h)          1099S. A completed Form 1099S, or effective equivalent thereof, describing the sale of the applicable Purchased Property.

(i)          Withholding Affidavit. If a Withholding Affidavit is required by the Escrow Agent, Seller shall deliver the Withholding Affidavit to the Escrow Agent prior to Closing.

(j)          Non-Foreign Status Affidavit. A certificate of non-foreign status pursuant to Treasury Regulation Section 1.1445-2(b)(2) signed by Seller under penalties of perjury stating Seller’s name, address and US taxpayer identification number and stating that Seller is not a foreign person as defined by Section 1445(f)(3) of the IRC.

(k)          Good Standing Certificate. A certificate of existence, certified by the Secretary of State of Florida and Kentucky (as applicable) as of a date which is within fifteen (15) days of Closing, reflecting each entity comprising the Seller’s good standing as a Florida or Kentucky (as applicable) limited liability company.

(l)          Rent Roll. A true, correct, and complete updated Rent Roll certified by an officer of Seller, for the applicable Facility showing each resident (without listing resident names) as of a date which is within three (3) business days prior to the Closing Date, the unit, bed or room number of such resident, and the amount of the monthly fees to be paid by such resident (including room, meal and other applicable monthly fees), the amount of security deposit, if any, date of Residency Agreement and the expiration date of such Residency Agreement, if applicable.

(m)          Operations Transfer Agreement and Transition Period Sublease. An Operations Transfer Agreement, if applicable in form and substance mutually agreed upon by the parties during the Due Diligence Period and attached as Exhibit E-3 (the “Operations Transfer Agreement”) and the Transition Period Sublease, if applicable, in form and substance mutually agreed upon by the parties during the Due Diligence Period and attached as Exhibit E-2 (the “Transition Period Sublease”).

(n)          Third Party Consents. The third party consents listed on Schedule 5.4(n).

(o)          Title Commitment. A title commitment in accordance with Section 2.4(a), subject only to the Permitted Title Exceptions and endorsed by the Title Company.

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(p)          Books and Records. Possession and control of books and records included as part of the Purchased Property which are not physically located at the Real Property as of the Closing Date.

(q)          Escrow Agreement. The Post-Closing Escrow Agreement, duly executed by Seller.

(r)          Post-Closing Management Agreement. A Post-Closing Management Agreement duly executed by the applicable Post-Closing Manager.

Section 5.5           Deliveries by Purchaser.  Purchaser shall deliver to Seller on or before the Closing the following:

(a)          Payment Items. The items described in Section 3.2 hereof representing payment of the Purchase Price.

(b)          Assumption Agreement. An instrument of assumption of the Assumed Liabilities, substantially the form attached as Exhibit F.

(c)          Post-Closing Escrow Agreement. The Post-Closing Escrow Agreement, duly executed by Purchaser.

(d)          Operations Transfer Agreement and Transition Period Sublease. The Operations Transfer Agreement, if applicable, and the Transition Period Sublease, if applicable.

(e)          Post-Closing Management Agreement. A Post-Closing Management Agreement duly executed by the applicable Post-Closing Manager.

Section 5.6           Failure to Obtain Licenses and Permits.

In the event Purchaser shall not have obtained all governmental licenses and permits required for Purchaser to operate the Facilities as independent living, assisted living and memory care facilities, and skilled nursing facilities in the same manner in which the Seller Parties is currently operating the Business, then Purchaser may elect in writing at any time prior to the Outside Closing Date to either:

(a)          Identify with specificity which licenses or permits Purchaser lacks for each Facility and advise that Purchaser desires to terminate this Agreement and receive a refund of the Deposit, in which event Seller shall have up to sixty (60) days within which to attempt to obtain on behalf of Purchaser the identified licenses and permits with Purchaser's prompt and complete cooperation and at Purchaser's sole cost and expense. Upon Seller's notice to Purchaser that Seller is unable or unwilling to obtain such licenses and permits on Purchaser's behalf, this Agreement shall terminate and Purchaser shall be entitled to receive a refund of the Deposit.

(b)          Proceed to Closing whereupon Seller shall enter into a Transition Period Sublease for any or all of the Facilities, effective as of the Closing Date in accordance with Section 4.9 above (as requested by Purchaser).

Section 5.7           Non-Fulfillment of Closing Conditions.   Notwithstanding anything in this Agreement to the contrary, the following shall apply exclusively if any of the conditions in Section 5.2 or Section 5.3 are not fulfilled as of the Scheduled Closing Date:

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(a)          Except as otherwise provided in the last sentence of this Section 5.7(a), if any of the conditions set forth in Section 5.2 have not been fulfilled as of the Scheduled Closing Date, but all the conditions set forth in Section 5.3 have been fulfilled or expressly waived by Purchaser, Seller may elect (i) to proceed to Closing and waive such failure for all purposes hereunder; or (ii) terminate this Agreement, in which case the Deposit shall be disbursed to Seller as liquidated damages, and Purchaser shall have no further liability to Seller except with respect to the surviving provisions described in ARTICLE 9. Seller hereby waives any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted at law or in equity against Purchaser. In no event under this Section 5.7 or otherwise shall Purchaser be liable to Seller for any punitive, speculative or consequential damages. Notwithstanding the foregoing, if any of the conditions in Section 5.3 or Section 5.4 are not satisfied, then Seller’s rights under this Section 5.7(a) are subject to Purchaser’s rights under Section 5.7(b) below.

(b)          If any of the conditions set forth in Section 5.3 have not been fulfilled as of the Scheduled Closing Date, Purchaser may elect:

(i)          to proceed with Closing and waive such failure for all purposes hereunder;

(ii)         to extend the Scheduled Closing Date for an additional thirty (30) days in order to provide Seller the opportunity to fulfill such condition and if such condition is not fulfilled within such thirty (30) day additional period, Purchaser may terminate this Agreement, in which case the Deposit shall be returned to Purchaser and except as set forth below, Seller shall reimburse Purchaser for Purchaser’s actual third party expenses incurred by Purchaser in connection with its due diligence on the Purchased Property; provided, however, such reimbursements shall not exceed Two Hundred Fifty Thousand and No/100 U.S. Dollars ($250,000.00) in the aggregate for all Purchased Property, and after which Seller shall have no additional liability to Purchaser for such failure, except for the surviving provisions described in ARTICLE 9; or

(iii)        to enforce specific performance.

(c)          If the Closing Conditions as set forth in Section 5.3 have not been satisfied on or before the Outside Closing Date, Purchaser shall have the absolute right to terminate this Agreement, in which case the Deposit shall be returned to Purchaser.

(d)          Both parties hereby waive and release any right to special, punitive, multiplied or consequential damages, or lost profits, except to the extent the same are included in a third-party judgment against the other party.

Section 5.8           Post-Closing Actions.  Seller shall promptly deliver to Purchaser the original of any mail or other communication received by it after the Closing Date pertaining to the Purchased Property or the Business, and any payments to which Purchaser is entitled. Purchaser shall promptly deliver to Seller the original of any mail or other communication received by Purchaser after the Closing Date and addressed to Seller which does not pertain to the Purchased Property or the Business, or to any payments to which Seller is entitled.

Section 5.9           Termination During Due Diligence.  Notwithstanding anything herein to the contrary, Purchaser shall have the right to terminate this Agreement at any time during the Due Diligence Period for any reason or for no reason whatsoever with respect to all (but not less than all) of the Facilities and

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the St. Petersburg Raw Land. Upon any such termination, the Deposit shall be returned to Purchaser, and the parties shall have no further liability or obligation to one another arising from such termination except for the surviving provisions described in ARTICLE 9.

Section 5.10         No Partial Closing.

For purposes of clarity, it is hereby agreed and acknowledged, that neither party shall have any obligation under any circumstances to proceed to Closing on less than all of the Facilities.

ARTICLE 6
Representations and Warranties of Seller

The following representations and warranties are given by the Seller and, as applicable, each representation and warranty related to Seller below shall be deemed to have been given individually on behalf of each entity comprising the Seller. Each entity comprising the Seller hereby represents and warrants, jointly and severally, to Purchaser that as of the Effective Date:

Section 6.1           Organization and Standing.  Each entity comprising the Seller other than THE ALLEGRO AT HELMWOOD, LLC is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Florida and has the requisite power and authority to own, sell, lease and operate its properties and to carry on its businesses as now being conducted. THE ALLEGRO AT HELMWOOD, LLC is a limited liability company duly organized, validly existing, and in good standing under the laws of the Commonwealth of Kentucky and has the requisite power and authority to own, sell, lease and operate its properties and to carry on its businesses as now being conducted. Each entity comprising the Seller has the company power and authority to execute and deliver this Agreement and to consummate the transactions and perform the obligations contemplated by the Agreement.

Section 6.2           Valid and Binding Obligations.  The execution, delivery and performance of this Agreement and all other agreements and instruments to be executed and delivered by Seller hereunder, and the consummation of the transactions contemplated by this Agreement, have been duly authorized by all necessary company action of Seller. This Agreement constitutes, and all instruments required to be executed and delivered by Seller before or at the Closing will constitute, the valid and binding obligations of Seller, enforceable against Seller, in accordance with their respective terms. All persons who have executed this Agreement on behalf of Seller have been duly authorized to do so by all necessary company action of Seller and all persons who execute instruments required to be executed and delivered by Seller before or at the Closing shall have been duly authorized to do so by all necessary company action of Seller.

Section 6.3           Title; Purchased Property Complete.  Seller has good title to all of the Purchased Personal Property, and at the Closing, Seller shall transfer the Purchased Personal Property to Purchaser, free and clear of all liabilities, liens and, encumbrances except for the Assumed Liabilities and the Permitted Encumbrances. Seller has the unrestricted right to convey and assign the Purchased Personal Property. Except for the Excluded Property or as otherwise set forth in Schedule 6.3, (i) the Purchased Property comprises all material assets, rights or property used by the Seller Parties in the operation of the Business as currently conducted, and (ii) to Seller’s Knowledge, all of the Personal Property is in good condition, working order and repair (ordinary wear and tear excepted).

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Section 6.4           Taxes and Tax Returns.   All Seller Parties have filed when due or will file when due in correct form all federal and state income tax returns for all periods ending on or prior to the Closing Date which are required to be filed by the applicable Seller Party on or prior to the Closing Date. Other than extensions to file any Seller Party’s tax returns, there are no agreements by any Seller Party for the extension of time for the assessment of any tax. All federal, state, county and local taxes due and payable by any Seller Party on or before the Effective Date have been paid and any taxes due and payable at any time between the Effective Date through the Closing will be paid prior to Closing, and there are no federal, state or local tax liens pending or threatened against Seller Party or the Purchased Property. Except for the Parent Company Review, there is no open audit of any of Seller Party’s federal, state, local income, sales use or property tax returns pending, and no Seller Party has received notice of the pendency of any such audit or examination. No Seller Party holds a certificate or other authorization issued by any tax collection body for the purpose of avoiding the payment by such Seller Party of sales and use taxes upon such Seller Party’s purchases of goods and services, nor has any Seller Party applied for such a certificate or other authorization. As used herein, the "Parent Company Review," shall mean a current, open and routine audit by the Internal Revenue Service of one or more recent federal tax filings by Allegro Senior Living, LLC, a Delaware limited liability company, which company is part of the consolidated federal tax return customarily filed by the Seller.

Section 6.5           Execution and Delivery.  Except as set forth in Schedule 6.5, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will:

(a)          violate any provisions of the Articles of Organization or operating agreements of any Seller;

(b)          violate any contract or agreement relating to borrowed money, or any judgment, order, injunction, decree or award against, or binding upon Seller or upon the property or business of Seller, which violation would prevent, delay or materially hinder consummation of the transactions contemplated by this Agreement;

(c)          result in the creation of any material lien, charge or encumbrance upon any of the Purchased Property pursuant to the terms of any agreement or instrument to which Seller is a party or by or to which Seller or any of the Purchased Property may be bound, subject or affected;

(d)          violate any judgment, order, injunction, decree or award against, or binding upon, Seller or upon the Purchased Property or Business of Seller; or

(e)          result in any breach, violation, default or cancellation of any contract, agreement, mortgage, deed to secure debt, or lease to which Seller is a party or by which Seller is bound or the Purchased Property is subject that could have a material adverse effect on the Purchased Property or the operations of the Business.

Section 6.6           Contracts and Leases.  Schedule 6.6 hereto sets forth all contracts, leases or agreements, including the Assumed Contracts and Leases, to which any Seller Party is a party, written or oral, currently in effect that are material to the operation or management of the Business or the ownership and use of the Purchased Property, other than the Residency Agreements described in Section 6.7, in each case identifying the applicable Facility to which such agreements relate. Each of the Assumed Contracts and Leases is in full force and effect in accordance with its terms. Seller has made available to Purchaser true and correct copies of all Assumed Contracts and Leases, including all material amendments or

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modifications to same. Seller is not in material breach, default or violation of any of the Assumed Contracts and Leases and, to Seller’s Knowledge, no other party to any such contract or lease is in material breach, default or violation thereof. No event has occurred and no condition exists that with the passage of time or the giving of notice, or both, would constitute a material default by Seller or, to Seller’s Knowledge, by any other party to any Assumed Contracts and Leases.

Section 6.7           Residency Agreements and Related Matters.  Schedule 6.7 is a rent roll for each Facility and identifies all of the Residency Agreements currently in effect for said Facility (the “Rent Roll”). Except as noted on the Rent Roll to the contrary:

(a)          each of the Residency Agreements is in full force and effect in accordance with its terms;

(b)          no Seller Party is in material breach, default or violation of any Residency Agreement and, to Seller’s Knowledge, no other party to any such contract is in material breach, default or violation thereof;

(c)          no event has occurred and no condition exists that, with the passage of time or the giving of notice, or both, would constitute a material default by any Seller Party or, to Seller’s Knowledge, any other party to any Residency Agreement;

(d)          Seller has no obligation with respect to refund of any deposits, interest on deposits or similar obligations with respect to any Residency Agreement; and

(e)          the updated Rent Roll provided pursuant to Section 5.4(l) shall be true and correct in all material respects as of the date thereof.

Section 6.8           Permits and Licenses.  Schedule 6.8 contains a complete list of all material governmental permits, licenses, certificates and authorizations held by any Seller Party that relate to the ownership, use, operation or management of each Facility or the St. Petersburg Raw Land, the Purchased Property and/or the Business (the “Permits and Licenses”).  Seller has made available to Purchaser true and correct copies of all Permits and Licenses. The Permits and Licenses are in full force and effect, and have not been revoked or rescinded, nor to Seller’s Knowledge has any governmental agency or authority threatened to revoke or rescind any such Permit or License. To Seller’s Knowledge, each Seller Party is using, operating and managing the Business and the Purchased Property in compliance with the terms and conditions of the Permits and Licenses, and except as noted in periodic inspection or survey reports by agencies having jurisdiction over Seller, copies of which have been made available to Purchaser, no Seller Party has received any written notice of any uncured deficiency or violation of any such term or condition from any applicable government body or agency. Except for the Permits and Licenses shown on said Schedule 6.8, there are no other material governmental permits, licenses, certificates or authorizations required for Seller to own, use, operate or manage the Business as currently operated by the Seller Parties.

Section 6.9           Insurance.  Schedule 6.9 lists all policies of property and casualty insurance and liability insurance currently in effect and covering each Facility, or the St. Petersburg Raw Land, the Business and/or the Purchased Property, copies of which have been made available for review by Purchaser. Each such policy currently is in full force and effect and, to Seller’s Knowledge, Seller has not taken or failed to take any action which would limit or impair any of Seller’s rights thereunder with respect to any matter for which Purchaser could be held liable as a successor to Seller. Schedule 6.9 lists any pending, unresolved claims under Seller’s policies of property and casualty or liability insurance, as well as all claims made and resolved within the past three (3) years. Neither Seller nor any applicable policy-holder

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has not received written, or to Seller’s Knowledge, oral, notice of any pending cancellation or nonrenewal of such policies.

Section 6.10         Employees.

All facility-level employees are employees of either the Current Manager or the PEO and no Seller has any employees. Schedule 6.10 contains a complete and correct list of Facility-level employees of the Current Manager or the PEO who perform services for the Business or any Facility as of June 30, 2014, (including their respective positions, the Facility where they are employed, pay rates, bonus arrangements (if any), dates of hire, and accrued vacation and sick pay as of June 30, 2014 (including the Community Director and any Resident Services Director of each Facility Business) (collectively, the “Employees”). Except as described on Schedule 6.10, neither any Seller Party nor to Seller’s Knowledge, any Current Manager or the PEO, is a party to any employment contract or other written agreement with any Employee. Neither any Seller Party nor to Seller’s Knowledge, the Current Manager or the PEO, has made any binding promise or commitment to increase the compensation of any Employee after the Effective Date, except as otherwise set forth on Schedule 6.10 hereto. Seller Parties, and to Seller’s Knowledge, the Current Manager and PEO, have complied in all material respects with all laws and regulations dealing with employment of Employees. Schedule 6.10 provides a list and brief description of all litigation or administrative claims filed by Employees or former employees who performed services for the Business against any Seller Party or the Current Manager during the past three (3) years, if any. Except as otherwise set forth on Schedule 6.10 (i) no Seller Party is a party to any collective bargaining agreement with respect to any employees, and (ii) to Seller’s Knowledge, there have been no efforts to organize a collective bargaining agreement or any other type of union activity with respect to the employees of the Business within the last three (3) years.

Section 6.11         Seller Benefit Plans.

(a)          Schedule 6.11 sets forth a complete list of each “employee benefit plan,” as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) regardless of whether such plan is subject to ERISA, and each bonus, deferred, or incentive compensation, stock purchase, stock option, severance, and termination pay plan or program (the “Plans”), that is maintained or contributed to by any Seller Party, the Current Manager [or PEO] for the benefit of Employees or pursuant to which any Seller Party or the Current Manager has any liability with respect to Employees (“Seller Plans”). With respect to each of the Seller Plans, Seller has or will make available to Purchaser (or will deliver to Purchaser prior to Closing) correct and complete copies of each of the following documents: (i) the Plans and related trust or other funding documents (including all amendments thereto), (ii) the most recent Form 5500 annual report, including all attachments thereto, filed with the Internal Revenue Service with respect to each such Plan, (iii) the most recent trust report, if any, prepared with respect to each such Plan, and (iv) the summary plan description prepared for each such Plan.

(b)          Each Seller Plan has been administered and operated in material compliance with its terms and the applicable requirements of ERISA and the IRC, including the requirement to file an annual report. No Seller Plan is intended to be qualified under Section 401 of the IRC as a “multiemployer plan” (within the meaning of Section 3(37) of ERISA).

(c)          Except as set forth on Schedule 6.11, there are no pending or, to Seller’s Knowledge, threatened claims of any Employees (or former employees who provided services to the Business) against or otherwise involving any of the Seller Plans (other than routine claims for benefits).

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(d)          There are no Employees or former employees who provided services to the Business, who are entitled to (i) any pension benefit that is unfunded, or (ii) any benefit to be paid after termination of employment other than required by Section 601 of ERISA, pursuant to a Seller Plan intending to be qualified under Section 401(a) of the IRC, or identified as providing a benefit described in this Section 6.11 or Schedule 6.11. Each Seller Plan that is an employee welfare benefit plan as defined in Section 3(1) of ERISA is either unfunded or funded through an insurance company contract. There is no liability in the nature of a retroactive rate adjustment or loss-sharing or similar arrangement with respect to any such Seller Plan.

(e)          Neither any Seller Party, nor, to Seller’s Knowledge, any other person, including any fiduciary, has engaged in any “prohibited transaction” as defined in Section 4975 of the IRC or Section 406 of ERISA that could subject any Seller Party, or any person whom a Seller Party has an obligation to indemnify to any tax or penalty imposed under Section 4975 of the IRC or Section 502 of ERISA.

(f)          Neither any Seller Party nor the Current Manager has at any time (x) maintained, contributed to, or been required to contribute or had any liability (that has not been satisfied in full) to any Seller Plan subject to Title IV of ERISA, (y) incurred or expected to incur any liability to the Pension Benefit Guaranty Corporation or otherwise under Title IV of ERISA, or (z) incurred or expected to incur liability in connection with an “accumulated funding deficiency” within the meaning of Section 412 of the IRC, whether or not waived.

Section 6.12         Litigation.  Except as described on Schedule 6.12, there is no litigation, action, suit, or other proceeding currently pending, or to Seller’s Knowledge, threatened against any Seller Party, or pending or threatened against any Current Manager, at law or in equity, or before any federal, state, municipal, local or other governmental or quasi-governmental authority, or before any arbitrator. To Seller’s Knowledge, there is no pending investigation of any Seller Party, Current Manager and/or any one or more Facilities by any governmental or quasi-governmental authority. Seller is not subject to any judgment, injunction, order, writ or decree of any court or other governmental or quasi-governmental authority or agency relating specifically to Seller or to the ownership, operation or management of the Purchased Property, any Facility, the St. Petersburg Raw Land, and/or the operations of the Business.

Section 6.13         Compliance with Laws.     Except as otherwise noted on Schedule 6.13:

(a)          Each Seller Party is in compliance in all material respects with all applicable laws, rules or regulations in connection with its ownership, use, operation or management of the Purchased Property, each Facility, the St. Petersburg Raw Land, and the Business, including without limitation all laws, rules and regulations related to Government Programs, and has not received notice of any violation thereof which has not been cured as of the Effective Date.

(b)          There are no pending or threatened (i) civil monetary penalties, terminations or exclusions from participation in any Government Programs for any Facility, (ii) material payment denials, or (iii) other sanctions of a governmental authority against any Seller Party or the Facilities. Seller and Business are in good standing in all applicable Government Programs. No Seller Party nor the Business has any material liabilities to any third-party fiscal intermediary or carrier administering the Government Programs, directly to the Government Programs or any Governmental Authority, or to any other third-party payor for the recoupment of any amounts previously paid by any such third-party fiscal intermediary, carrier, Government Program, or other third-party payor. Except for industry standard reviews and audits, no Seller Party nor the Business has any pending or, to Seller’s Knowledge, threatened investigations, audits, or other actions by any third-party fiscal intermediary or carrier

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administering the Government Programs or any Governmental Authority, by the United States Department of Health and Human Services, any state Medicaid agency, intermediary or carrier, or any third party to recoup, set-off, or suspend payments to, or demand a refund from, or terminate provider agreements with, or asserting any claim, demand, penalty, fine, or other sanction with respect to any of the activities, practices, policies, or claims of any Seller Party or the Business. No Seller Party, nor any party on behalf of any Seller Party or any Facility has received any over-payment or unearned payment from any Government Program or knowingly submitted to any Government Program any false or fraudulent claim for payment.

(c)          No Seller Party nor the Business has knowingly engaged in any activities which are prohibited, or are cause for civil penalties or mandatory or permissive exclusion from Medicare, Medicaid, or any other State Health Care Program or Federal Health Care Program (as those terms are defined in 42 C.F.R. Section 1001.2) under 42 U.S.C. Sections 1320a-7, 1320-7a, 1320a-7b, or 1395nn, or the Federal False Claims Act, 31 U.S.C. Section 3729, or the regulations promulgated pursuant to such statutes, nor has any Seller Party, any Facility, or any employees or contractors of Seller or any Facility been excluded from participation in any such program.

(d)          Each Seller Party has, and the Facilities have, complied with all applicable security and privacy standards regarding protected health information under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act provisions of the American Recovery and Reinvestment Act of 2009, all applicable state privacy laws, and with all applicable regulations promulgated under any such legislation.

(e)          No Seller Party nor any Facility has submitted any claim to any Government Program in connection with any referrals that violated any applicable self-referral Law, including the Federal Ethics in Patient Referrals Act, 42 U.S.C. Section 1395nn (the “Stark Law”) or any applicable state self-referral Law.

(f)          Each Seller Party has, and the Facilities have, complied with all disclosure requirements of all applicable self-referral Laws, including the Stark Law and any applicable state self-referral law.

(g)          No Seller Party nor any Facility has knowingly or willfully solicited, received, paid, or offered to pay any remuneration, directly or indirectly, overtly or covertly, in cash or in kind, for the purpose of making or receiving any referral which violated any applicable anti-kickback law, including the federal Anti-Kickback Statute, 42 U.S.C. Section 1320-7b(b) (known as the “Anti-Kickback Statute”).

Section 6.14         Financial Statements.  Financial statements pertaining to the operations of the Business for the period ended December 31, 2013 and for the six (6) months ended June 30, 2014 are attached hereto as Schedule 6.14 (the “Financial Statements”). Except as otherwise set forth on Schedule 6.14, the Financial Statements have been prepared consistently applied throughout the periods indicated and present fairly in all material respects the results of operations and financial condition of the Business for the respective periods indicated. The monthly financial reports to be provided by Seller pursuant to Section 4.2(k) will be based upon the books and records of the Seller Parties consistent with Seller’s current reporting practice, and will present fairly in all material respects the information purported to be presented therein.

Section 6.15         Real Property. To Seller’s Knowledge, and except as may be disclosed on Schedule 6.15, use of the Real Property by the applicable Seller Parties complies in all material respects with

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applicable zoning and land use laws, rules and regulations and with all applicable building codes, and no Seller Party has received written notice of any zoning, land use or building code violation relative to the Real Property which has not been cured prior to the date hereof. To Seller’s Knowledge (unless Seller is a party thereto), there is no pending litigation or dispute concerning the location of the lines and corners of the Real Property. No Seller Party has received written notice of, and has no other Knowledge of, pending, threatened or contemplated actions by any governmental authority or agency having the power of eminent domain, which might result in any part of the Real Property being taken by condemnation or conveyed in lieu thereof. To Seller’s Knowledge, there is no claim of adverse possession with respect to any part of the Real Property.

Section 6.16         Environmental Matters.  Except as disclosed on Schedule 6.16, or in any environmental audit or inspection report made available by Seller to Purchaser before the end of the Diligence Materials Due Date to Purchaser or the ESAs generated by Purchaser’s environmental consultants, to Seller’s Knowledge: (a) no areas exist on the Real Property where Hazardous Substances have been generated, disposed of, released, stored or found in violation of any Environmental Laws, and Seller has no Knowledge and has received no notice of the existence of any such areas for the generation, storage or disposal of any Hazardous Substances on the Real Property in violation of any Environmental Laws; (b) neither any Seller Party nor any of their respective agents has violated in any material respect any of the applicable Environmental Laws relating to or affecting the Real Property; (c) the Real Property is presently in compliance in all material respects with all Environmental Laws; (d) the Seller Parties have obtained all material licenses, permits and/or other governmental or regulatory approvals necessary to comply with Environmental Laws relating to their respective use of the Real Property, and the Seller Parties are in compliance in all material respects with the terms and provisions of all such licenses, permits and/or other governmental or regulatory approvals; (e) no underground storage tanks are currently located on the Real Property; (f) the Real Property has not been previously used as a landfill or as a dump for garbage or refuse; and (g) no asbestos containing building material or lead based paint are present in any structures located on the Real Property. Notwithstanding the generality of any of the other representations and warranties in this ARTICLE 6, this Section 6.16 contains the exclusive representations and warranties of Seller with respect to compliance with Environmental Laws and the presence or absence of Hazardous Substances.

Section 6.17         Brokers, Finders.  Other than Vant-Age Pointe Capital Management and Advisory, Inc. and KeyBanc Capital Markets Inc., whose commissions and other charges shall be the sole responsibility of Seller, Seller has not retained any broker or finder in connection with the transactions contemplated hereby so as to give rise to any claim against Purchaser for any brokerage or finder’s commissions, fee, or similar compensation.

Section 6.18         FIRPTA.  Seller is not a “foreign person” as that term is defined in the Internal Revenue Code of 1986, as amended, and the regulations promulgated pursuant thereto, and Purchaser has no obligation under Internal Revenue Code Section 1445 to withhold and pay over to the Internal Revenue Service any part of the amount realized by Seller in the transaction contemplated hereby (as such term is defined in the regulations issued under IRC Section 1445).

Section 6.19         Solvency.  Seller is not now insolvent, and will not be rendered insolvent by completion of the transactions contemplated herein. For purposes of the preceding sentence, “insolvent” means, upon completion of the Closing, (i) that the fair market value of Seller’s assets is less than the sum of Seller’s debts and other liabilities or (ii) Seller has inadequate cash flow to service its debts as they come due. Upon the completion of the transactions contemplated herein, Seller will have adequate capital for the purposes of engaging in any business or transaction in which Seller is or will engage.

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Section 6.20         Consent of Third Parties.  Except as otherwise set forth on Schedule 6.20, no consent of any third party is required as a condition to the entering into, performance or delivery of this Agreement by Seller, other than such consents as would not, in any individual case or in the aggregate, have a material adverse effect upon Purchaser’s ability to complete the purchase of the Purchased Property and operate the Business in the manner in which it is currently being operated by the Seller Parties.

Section 6.21         No Governmental Approvals; Permits.  To Seller’s Knowledge, except as set forth on Schedule 6.21, and the requirement for Purchaser to obtain the licenses and permits described in Schedule 6.8, no order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority is required to authorize, or is required in connection with the execution, delivery and performance by any Seller Party of this Agreement or the taking of any action contemplated by this Agreement, which has not been obtained. Each of the Facilities is appropriately licensed, taking into account the levels of care and services provided at such Facility and the requirements of applicable laws and regulations where the Facility is located. The Seller Parties have all permits, licenses and authorizations necessary for the conduct of, or relating to the legal use, ownership and operation of, the Facilities as now operated. All permits, licenses and authorizations of each Seller Party are valid and in full force and effect. No Seller Party has applied to reduce the number of licensed or certified beds of any of the Facilities or to move or transfer the right to any or all of the licensed or certified beds of the Facilities to any other location or to amend or otherwise change the Facilities and/or the number of beds approved by the applicable regulatory authorities, and there are no proceedings or actions pending or contemplated to reduce the number of licensed or certified beds of any of the Facilities.

Section 6.22         Assessments.  Except as described on Schedule 6.22, to Seller’s Knowledge, there are no (i) special or other assessments for public improvements or otherwise now affecting any of the Purchased Property, (ii) any pending or threatened special assessments affecting the Purchased Property, or (iii) any contemplated improvements affecting any of the Purchased Property that may result in special assessments affecting any of the Purchased Property.

Section 6.23         Title Encumbrances.   Except as described on Schedule 6.23, Seller is not in default under any of its material obligations under any recorded agreement, easement or instrument encumbering title to the Real Property, and to Seller’s Knowledge, there is no default on the part of any other party thereto.

Section 6.24         Affordable Housing Units.  No bedroom or unit at any Facility is leased or reserved for lease as an affordable housing unit or for low or moderate income residents. No Facility is required to lease or reserve any unit or bedroom as an affordable housing unit or bedroom or for low or moderate income residents pursuant to a presently existing agreement or requirement of law.

Section 6.25         Loans.

 There are no loans or debts secured by any of the Purchased Property except for (i) loans and debts described on Schedule 6.25, or (ii) loans and debts reflected on the Title Policy.

Section 6.26         No Other Warranties.  Except for the express representations and warranties of Seller contained in this ARTICLE 6 or in the Deed or Bill of Sale and Assignment, Purchaser acknowledges that Seller has not made, and Purchaser has not relied upon, any other representation or warranty, express or

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implied, with respect to Seller, the Business, the Purchased Property or the transactions contemplated herein.

ARTICLE 7
Representations and warranties of Purchaser

Purchaser hereby represents and warrants to Seller as follows:

Section 7.1           Organization and Standing.  Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Purchaser has the company power and authority to execute and deliver this Agreement and to consummate the transactions and to perform its obligations contemplated by this Agreement. Purchaser is, or on or prior to the Closing will be, duly qualified to do business as a foreign limited liability company in the State of Florida and the Commonwealth of Kentucky.

Section 7.2           Execution and Delivery.  The execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement, have been duly authorized by all necessary company action of Purchaser. This Agreement constitutes, and all instruments required to be executed and delivered by Purchaser before or at the Closing will constitute, the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms. All persons who have executed this Agreement on behalf of Purchaser have been duly authorized to do so by all necessary company action of Purchaser and all persons who execute instruments required to be executed and delivered by Purchaser before or at the Closing shall have been duly authorized to do so by all necessary company action of Purchaser. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will:

(a)          violate any provisions of the articles of organization or operating agreement of Purchaser;

(b)          violate any contract or agreement relating to borrowed money, or any judgment, order, injunction, decree or award against, or binding upon Purchaser or upon the property or business of Purchaser, which violation would prevent, delay or materially hinder consummation of the transactions contemplated by this Agreement;

(c)          violate any judgment, order, injunction, decree or award against, or binding upon, Purchaser; or

(d)          result in any breach, violation, default or cancellation of any contract, agreement, mortgage, deed to secure debt, or lease to which Purchaser is a party or by which Seller is bound and that could have a material adverse effect upon Purchaser’s ability to consummate the transactions described herein.

Section 7.3           Solvency.  Purchaser is not now insolvent, and will not be rendered insolvent by completion of the transactions contemplated herein. For purposes of the preceding sentence, “insolvent” means, upon completion of the Closing, (i) that the fair market value of Purchaser’s assets is less than the sum of Purchaser’s debts and other liabilities or (ii) Purchaser has inadequate cash flow to service its debts as they come due. Upon the completion of the transactions contemplated herein, Purchaser will have adequate capital for the purposes of engaging in the Business and any business or transaction in which Purchaser is or will engage.

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Section 7.4           Consent of Third Parties.  Except for the licenses and permits described in Schedules 6.8 and 6.21, no consent of any third party is required as a condition to the entering into, performance or delivery of this Agreement by Purchaser, other than such consents as would not, in any individual case or in the aggregate, have a material adverse effect upon Purchaser’s ability to consummate the transactions contemplated by this Agreement.

Section 7.5           No Governmental Approvals.  To Purchaser’s knowledge, for the requirement for Purchaser or its designee to obtain the licenses and permits described in Schedules 6.8 and 6.21, no order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority is required to authorize, or is required in connection with the execution, delivery and performance by Purchaser of this Agreement or the taking of any action contemplated by this Agreement, which has not been obtained. Notwithstanding the foregoing, Purchaser makes no representation or warranty regarding applicability of the HSR Act to the transactions contemplated herein.

Section 7.6           Brokers, Finders. Purchaser has not retained any broker or finder in connection with the transactions contemplated hereby so as to give rise to any valid claim against Seller for any brokerage or finder’s commission, fee, or similar compensation.

ARTICLE 8
Indemnification

Section 8.1           Indemnification by Seller. Following the Closing, each entity comprising the Seller shall jointly and severally indemnify, hold harmless and defend Purchaser from and against any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including, without limitation, reasonable attorneys’ fees and other legal costs and expenses) (collectively, “Losses”) which Purchaser may at any time suffer or incur, or become subject to, as a result of or in connection with:

(a)          any breach or inaccuracy of any of the representations and warranties made by Seller in this Agreement as of the date made or reaffirmed by Seller;

(b)          any failure by Seller to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement;

(c)          the Excluded Liabilities;

(d)          the failure to comply with applicable bulk sales laws; or

(e)          any federal, state, or local income, payroll, sales and use, ad valorem or other taxes payable by Seller or for which Seller is liable in connection with any period prior to the Closing Date, and any interest or penalties thereon.

Section 8.2           Indemnification by Purchaser.  Following the Closing, Purchaser shall indemnify and hold harmless Seller from and against, and reimburse Seller for, any and all Losses which Seller may at any time suffer or incur, or become subject to, as a result of or in connection with:

(a)          any breach or inaccuracy of any representations and warranties made by Purchaser in or pursuant to this Agreement;

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(b)          any failure by Purchaser to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement; or

(c)          the Assumed Liabilities.

Section 8.3           Indemnification Limits; Survival.

(a)          Purchaser Indemnification Limits; Survival. Purchaser shall not be entitled to any indemnification from Seller under Section 8.1(a) or Section 8.1(b) unless and until the aggregate amount of indemnifiable claims of Purchaser under this Agreement exceeds Fifty Thousand and No/100 U.S. Dollars ($50,000), excluding attorneys’ fees and costs (the “Seller Threshold”), at which point Seller shall be liable for all indemnifiable claims of Purchaser under Section 8.1(a) and Section 8.1(b). Seller’s liability for indemnification under Section 8.1(a) and Section 8.1(b) shall not in any case exceed Three Million and No/100 Dollars ($3,000,000.00), excluding attorneys’ fees and costs (the “Indemnification Cap”); provided, however, that neither the Seller Threshold nor the Indemnification Cap shall apply in the case of: (i) fraud on the part of Seller; (ii) any claims arising under Section 8.1(a) with respect to the representations and warranties contained in Section 6.1, Section 6.2, Section 6.3, Section 6.5, Section 6.17, or Section 6.18 (Seller's liability for which shall be limited to the Purchase Price); or (iii) any claims arising under Section 8.1(c), Section 8.1(d), or Section 8.1(e). All of Seller’s representations and warranties under this Agreement shall survive for a period of fourteen (14) months following the Closing Date. Purchaser’s right to make any claim for indemnification against Seller under Section 8.1(a), Section 8.1(b) and Section 8.1(d) shall expire at the end of the fourteenth (14th) month following the Closing; provided, however, that any claim for which Purchaser has given written notice prior to expiration of such fourteenth (14th) month anniversary shall survive until finally adjudicated; and further provided that Purchaser’s right to make any claim for indemnification pursuant to Section 8.1(c) shall not expire and any claim for indemnification pursuant to Section 8.1(e) shall survive for the applicable statute of limitations period for collection of the applicable tax.

(b)          Seller Indemnification Limits; Survival. Seller shall not be entitled to any indemnification from Purchaser under Section 8.2(a) or Section 8.2(b) unless and until the aggregate amount of indemnifiable claims of Seller under this Agreement, exceeds Fifty Thousand and No/100 U.S. Dollars ($50,000), excluding attorneys’ fees and costs (the “Purchaser Threshold”), at which point Purchaser shall be liable for all indemnifiable claims of Seller under Section 8.2(a) and Section 8.2(b). Purchaser’s liability for indemnification under Section 8.2(a) and Section 8.2(b) shall not in any case exceed Three Million and No/100 Dollars ($3,000,000.00), excluding attorneys’ fees and costs (the “Purchaser Indemnification Cap”); provided, however, that neither the Purchaser Threshold nor the Purchaser Indemnification Cap shall apply in the case of: (i) fraud on the part of Purchaser; (ii) any claims arising under Section 8.2(a) with respect to the representations and warranties contained in Section 7.1, Section 7.2, and Section 7.6 (Purchaser's liability for which shall be limited to the Purchase Price); or (iii) any claims arising under Section 8.2(c). All of Purchaser’s representations and warranties under this Agreement shall survive for a period of fourteen (14) months following the Closing Date, provided, however, that any claim for which Seller has given written notice prior to expiration of such fourteen (14) month anniversary shall survive until finally adjudicated; and further provided that Purchaser’s right to make any claim for indemnification pursuant to Section 8.2(c) shall not expire.

(c)          For purposes of determining the amount of Losses that are subject to indemnification hereunder with respect to any events, facts or circumstances, after determining whether or not such facts, events or circumstances give rise to a breach of a representation or warranty (after giving full effect to any qualifications as to materiality or similar standards, or of lack of “material adverse effect,” contained in

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such representation and warranty), the determination of the amount of Losses for such breach of representation and warranty, as it relates to such facts, events or circumstances, shall be made without giving effect to any qualifications as to materiality or similar standards, or the lack of “material adverse effect” contained in such representation or warranty.

(d)          Any payments made pursuant to ARTICLE 8 of this Agreement shall be treated as a purchase price adjustment for income tax purposes.

Section 8.4           Procedures Regarding Third Party Claims. The procedures to be followed by Purchaser and Seller with respect to indemnification hereunder regarding claims by third parties shall be as follows:

(a)          Promptly after receipt by Purchaser or Seller, as the case may be, of notice of the commencement of any action or proceeding or the assertion of any claim by a third person, which the party receiving such notice has reason to believe may result in a claim by it for indemnity pursuant to this Agreement, such person (the “Indemnified Party”) shall give notice of such action, proceeding or claim to the party against whom indemnification is sought (the “Indemnifying Party”), setting forth in reasonable detail the nature of such action or claim, including copies of any written correspondence from such third person to such Indemnified Party.

(b)          The Indemnifying Party shall be entitled, at its own expense, to assume and control such defense with counsel chosen by the Indemnifying Party and approved by the Indemnified Party, which approval shall not be unreasonably withheld or delayed. The Indemnified Party shall be entitled to participate in such defense after such assumption at the Indemnified Party’s own expense. Upon assuming such defense, the Indemnifying Party shall have full rights to enter into any monetary compromise or settlement which is dispositive of the matters involved; provided that such settlement is paid in full by the Indemnifying Party and will not have any continuing material adverse effect upon the Indemnified Party.

(c)          With respect to any action, proceeding or claim as to which the Indemnifying Party shall not have exercised its right to assume the defense, the Indemnified Party may assume and control the defense of and contest such action, proceeding or claim with counsel chosen by it. The Indemnifying Party shall be entitled to participate in the defense of such action, the cost of such participation to be at its own expense. The Indemnifying Party shall be obligated to pay the reasonable attorneys’ fees and expenses of the Indemnified Party to the extent that such fees and expenses relate to claims as to which indemnification is due under Section 8.1 or Section 8.2 hereof, as the case may be. The Indemnified Party shall have full rights to dispose of such action and enter into any monetary compromise or settlement; provided, however, in the event that the Indemnified Party shall settle or compromise any claims involved in the action insofar as they relate to, or arise out of, the same facts as gave rise to any claim for which indemnification is due under Section 8.1 or Section 8.2 hereof, as the case may be, it shall act reasonably and in good faith in doing so.

(d)          Both the Indemnifying Party and the Indemnified Party shall cooperate fully with one another in connection with the defense, compromise or settlement of any such claim, proceeding or action, including, without limitation, by making available to the other all pertinent information and witnesses within its control.

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Section 8.5           General Qualifications on Indemnification.  Notwithstanding any provision to the contrary, the indemnification rights set forth in Section 8.1 and Section 8.2 shall be subject to the following:

(a)          The liability of an Indemnifying Party with respect to any indemnification claim shall be reduced by the amount of any tax benefit actually realized or any insurance proceeds received by Indemnified Party as a result of any damages, upon which such claim is based, and shall include any tax detriment actually suffered by the Indemnified Party as a result of such damages. The amount of such tax benefit or detriment shall be determined by taking into account the effect, if any, and to the extent determinable, of timing differences resulting from the acceleration or deferral of items of gain or loss resulting from such damages.

(b)          Damages shall include actual damages and shall not include any special, punitive, multiplied or consequential damages, or lost profits, except to the extent the same are included in a third-party judgment against the Indemnified Party, the right to which is hereby waived by both parties.

(c)          Upon payment in full of any indemnification claim, the Indemnifying Party shall be subrogated to the extent of such payment to the rights of the Indemnified Party against any person or entity with respect to the subject matter of such indemnification claim.

(d)          An Indemnified Party may not recover for any losses otherwise indemnifiable under Section 8.1(a), Section 8.1(b), Section 8.2(a) or Section 8.2(b) if such Indemnified Party had actual (and not imputed) knowledge prior to Closing of the breach, inaccuracy or failure giving rise to such losses.

(e)          An Indemnifying Party shall be relieved of its duty to indemnify an Indemnified Party hereunder if and to the extent the Indemnified Party fails to use commercially reasonable efforts in good faith to mitigate its damages, including, but not limited to, failure to give timely notice to its insurance carriers and to pursue recovery under applicable policies of insurance.

(f)          Any amounts due to Purchaser from Seller pursuant to this ARTICLE 8 shall be paid first from the Holdback Amount in accordance with the Escrow Agreement, until the Holdback Amount has been exhausted or released.

Section 8.6           Exclusivity.  Following the Closing, in the absence of actual fraud on the part of either party (in which case the other party may avail itself of statutory and common law remedies for fraud), the right to receive indemnification under this ARTICLE 8 shall be the sole and exclusive remedy of Purchaser or Seller for monetary damages of any kind with respect to the representations and warranties contained in this Agreement (including any certificate certifying the truth or accuracy of any provision of this Agreement) or conduct otherwise relating to the negotiation and consummation of the purchase and sale of the Purchased Property and Business hereunder. This provision shall not, however, be deemed to limit either party's remedies for any breach of the other party's post-closing obligations under the Post-Closing Management Agreement or any other document or instrument executed at Closing which provides for performance by a party from and after Closing, including without limitation any breach of Section 10.7 hereof.

Section 8.7           Effective Upon Closing.  The provisions of this ARTICLE 8 shall become effective upon completion of the Closing, and shall have no force and effect prior to the Closing or if this Agreement is terminated prior to Closing.

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ARTICLE 9
Default and Termination

Section 9.1           No Default Termination.

This Agreement and the transactions contemplated hereby may be terminated at any time prior to Closing as follows:

(a)          in its entirety by mutual written agreement of Seller and Purchaser;

(b)          in its entirety if a court of competent jurisdiction or other governmental agency shall have issued an order, decree, or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining, or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling, or other action shall have become final and nonappealable; or

(c)          by the Purchaser in its entirety if any Seller representations, warranties, covenants or agreements contained in this Agreement (other than the conditions contained in Section 5.2 hereof) are untrue or become untrue in any material respect, which breach cannot be or has not been cured within five (5) business days after the giving of written notice by the Purchaser to the Seller specifying such breach.

Upon termination of this Agreement prior to Closing in accordance with this Section 9.1, except as otherwise expressly provided herein, Purchaser shall be entitled to a refund of the Deposit and the parties shall have no further liability hereunder except that the following provisions of this Agreement shall survive any such termination: Section 4.1(c), Section 4.5, and Section 4.6(b)(vi).

Section 9.2           Default by Purchaser.

If any time prior to Closing Purchaser defaults under this Agreement (and Seller has not defaulted under this Agreement) and all conditions precedent and contingencies to Purchaser’s obligation have been satisfied, then as Seller’s sole and exclusive remedy, Escrow Agent (after first giving Purchaser three (3) business days prior written notice) shall pay to Seller the Deposit. Purchaser and Seller acknowledge that it is impossible to estimate precisely the damages which might be suffered by Seller upon Purchaser’s default and that the Deposit represents a reasonable estimation of such damages. Seller’s retention of the Deposit is intended not as a penalty, but as full liquidated damages as provided under state law. The right to receive and retain the Deposit as full liquidated damages is Seller’s sole and exclusive remedy in the event of default hereunder by Purchaser (excluding, however, Purchaser’s indemnity under Section 4.1(c) above), and Seller (except with respect to such indemnity) hereby covenants that Seller shall not sue Purchaser: (a) for specific performance of this Agreement, or (b) to recover actual damages in excess of the Deposit. The Deposit shall constitute the stipulated damages of Seller, and Purchaser shall thereupon be relieved of all further obligations and liabilities arising out of this Agreement (except as otherwise specifically provided herein), it being agreed that the actual damages of Seller are impossible to ascertain and said amount represent the reasonable damages of Seller.

Section 9.3           Default by Seller.

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So long as Purchaser has not defaulted under this Agreement and all conditions precedent and contingencies to Seller’s obligations hereunder have been satisfied, in the event: (x) Seller breaches this Agreement in any material respect, or (y) any representation or warranty made by Seller in this Agreement is untrue, false or incorrect in any material respect when made or reaffirmed by Seller, or (z) Seller shall not have performed any of Seller’s obligations herein set forth in any material respect, then as Purchaser’s sole and exclusive remedy, Purchaser shall be entitled to elect either to:

(a)          close the transaction contemplated by this Agreement, thereby waiving such breach, default or failure, provided, however, Purchaser may cure any breach, default, or failure of Seller, which is susceptible to cure by the payment of money and deduct from the Purchase Price all sums so paid by Purchaser, together with all reasonable costs and expenses incurred by Purchaser in effecting such cure;

(b)          postpone Closing hereunder for thirty (30) days, or such longer period of time as Purchaser may designate (subject to Seller’s approval of such longer period, which approval shall not be unreasonably withheld or delayed), during which time any such breach, default or failure shall be cured by Seller and if not then cured, Purchaser may (and shall) elect either to proceed under Section 9.3(a), Section 9.3(c), or Section 9.3(d) hereof;

(c)          seek specific performance of this Agreement and of Seller’s obligations, duties and covenants hereunder; or

(d)          terminate this Agreement and receive a refund of the Deposit, thereby waiving any right hereunder to seek damages. Provided, however, in the event of a termination pursuant to this Section 9.3(d), Seller shall reimburse Purchaser for Purchaser’s actual out of pocket third party expenses incurred by Purchaser in connection with its due diligence activities upon reasonable evidence thereof within fifteen (15) days following notice of Purchaser's termination of this Agreement pursuant to this Section 9.3(d); provided, however, such reimbursement by Seller shall not exceed a total of Two Hundred Fifty Thousand and No/100 U.S. Dollars ($250,000.00) in the aggregate.

Section 9.4           Survival; No Right to Damages.

(a)          Except as expressly set forth herein, upon termination of this Agreement prior to Closing in accordance with Section 9.1, Section 9.2, or Section 9.3 above, and except as otherwise expressly provided herein, following which termination the parties shall have no further liability under this Agreement, provided, however, that the following provisions of this Agreement shall survive any such termination: Section 4.1(c), Section 4.5, and Section 4.6(b)(vi).

(b)          Except as expressly set forth herein to the contrary, neither party shall have any right to seek damages for or on account of this Agreement or the breach hereof.

ARTICLE 10
Miscellaneous

Section 10.1         Access to Books and Records after Closing. Following the Closing, Purchaser shall give Seller or its authorized representatives access, during normal business hours and upon prior notice, to such books and records constituting or relating to the Purchased Property as shall be reasonably requested by Seller in connection with the preparation and filing of the party’s tax returns, to comply with regulatory requirements, to defend or discharge the Excluded Liabilities, or for any other valid business purpose, and to make extracts and copies of such books

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and records. Purchaser agrees to retain all books and records included as part of the Purchased Property for at least two (2) years following the Closing Date.

Section 10.2         Notices.    All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and electronic confirmation of receipt is obtained promptly after completion of transmission, or if sent via electronic mail (e.g. email) with receipted delivery, (iii) on the day after delivery to FedEx or similar overnight courier, or (iv) on the tenth (10th) day after mailing, if mailed to the party to whom notice is to be given, by first-class mail, registered or certified, return receipt requested, postage prepaid and properly addressed, to the party as follows:

If to Purchaser:	American Realty Capital VII, LLC
Attn: Edward M Weil., Jr.
405 Park Avenue, 2nd Floor
New York, New York 10022
Email: mweil@arlcap.com

With a copy (which will not constitute	Jesse Galloway
notice) to:	American Realty Capital VII, LLC
405 Park Avenue, 14th Floor
New York, New York 10022
Email: jgalloway@arlcap.com

With a copy (which will not constitute	Michael A. Okaty
notice) to:	Foley & Lardner LLP
111 North Orange Avenue, Suite 1800
Orlando, Florida 32801
Email: mokaty@foley.com

If to Seller:	Allegro
c/o Allegro Senior Living, LLC
212 South Central Avenue
Suite 201
Attention Laurence A. Schiffer, CEO
St. Louis, MO 63105
Email: lschiffer@lovesavings.net

With a copy (which will not constitute	Theresa Marie Kenney, Esq., B.C.S.
notice) to:	Duss, Kenney, Safer, Hampton & Joos, P.A.
4348 Southpoint Boulevard, Suite 101
Jacksonville, Florida 32216
Email: tkenney@jaxfirm.com

And

Allegro
c/o Allegro Senior Living, LLC
212 South Central Avenue, Suite 301

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Attention Robert B. Karn, CFO
St. Louis, MO 63105
Email: rkarn@allegroliving.com

Any party may change the address to which notices are to be sent to it by giving written notice of such change of address to the other parties in the manner herein provided for giving notice. Notice given by a party's attorney in accordance with this Section 10.2 shall (a) constitute notice from said party, and (b) not be considered an improper direct contact from the sending attorney to a "person known to be represented by counsel".

Section 10.3         Good Faith; Cooperation. The parties shall in good faith undertake to perform their obligations in this Agreement, to satisfy all conditions and to cause the transactions contemplated by this Agreement to be carried out promptly in accordance with its terms. The parties shall cooperate fully with each other and their respective representatives in connection with any actions required to be taken as part of their respective obligations under this Agreement.

Section 10.4         Assignment; Exchange Cooperation; Successors in Interest. Neither Purchaser nor Seller may assign any of their respective rights hereunder, except with the prior written consent of the other (which shall not be unreasonably withheld or delayed); provided, however, that without additional consent from Seller prior to the Closing Purchaser may assign its rights under this Agreement in whole or in part, to any affiliate or related entity of Purchaser, including without limitation the special purpose entities identified in Schedule 10.4 attached hereto. Any such assignee shall be deemed to have made the same representations to Seller. This Agreement is binding upon the parties and their respective successors or assigns and inures to the benefit of the parties and their permitted successors and assigns. Any assignment of this Agreement shall not serve to release AMERICAN REALTY CAPITAL VII, LLC, a Delaware limited liability company from any obligation or liability hereunder nor shall any partial assignment of this Agreement serve to limit the Seller's rights or remedies hereunder or Seller's recourse to the entirety of the Deposit for and on account of any breach of this Agreement by any Purchaser.

Section 10.5         No Third Party Beneficiaries. The parties do not intend to confer any benefit under this Agreement on anyone other than the parties, and nothing contained in this Agreement shall be deemed to confer any such benefit on any other person, including any current or former employee or agent of Seller or any dependent or beneficiary of any of them.

Section 10.6         Severability. Any determination by any court of competent jurisdiction of the invalidity of any provision of this Agreement that is not essential to accomplishing its purposes shall not affect the validity of any other provision of this Agreement, which shall remain in full force and effect and which shall be construed as to be valid under applicable law.

Section 10.7         Purchaser Records Rights. Upon Purchaser’s request, for a period of one (1) year after Closing, Seller shall make the financial statements, including balance sheets, income statements, stockholders’ equity statements and cash flow statements and related notes prepared in accordance with United States generally accepted accounting standards, and any and all books, records, correspondence, financial data, leases, delinquency reports and all other documents and matters maintained by Seller or its agents and relating to receipts, expenditures, contributions and distributions reasonably necessary to complete an audit pertaining to the Purchased Property for the three (3) most recent full calendar years and the interim period of the current calendar year (collectively, the “Records”) available to Purchaser and/or its auditors for inspection, copying and audit by Purchaser’s designated accountants, and at Purchaser’s expense. Seller shall provide Purchaser and/or its auditors, but without expense to Seller,

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with copies of, or access to, such factual and financial information as may be reasonably requested by Purchaser or its designated accountants, and in the possession or control of Seller, to enable Purchaser to file any filings required by the Securities and Exchange Commission (the “SEC”) in connection with the purchase of the Purchased Property. Seller understands and acknowledges that Purchaser is required to file audited financial statements related to the Purchased Property with the SEC within seventy-one (71) days of the Closing Date and agrees to provide any records and requested reasonable representations and/or certifications to the Purchaser’s auditors, on a timely basis to facilitate Purchaser’s timely submission of such audited financial statements. The provisions of this Section 10.7 shall survive Closing.

Section 10.8         Controlling Law; Integration; Amendment; Waiver.

(a)          This Agreement shall be governed by and construed in accordance with the laws and case decisions of the State of Florida applicable to contracts made and to be performed therein.

(b)          This Agreement and the other contracts, documents and instruments to be delivered pursuant to this Agreement supersede all prior negotiations, agreements, information memoranda, letters of intent and understandings between the parties with respect to their subject matter, whether written or oral, constitute the entire agreement of the parties with respect to their subject matter, and may not be altered or amended except in writing signed by Purchaser and Seller. Neither of the parties has made or relied upon any representation, warranty or assurances in connection with the transactions contemplated hereunder other than those expressly made herein.

(c)          The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect its right to enforce the same, and no waiver by any party of any provision (or of a breach of any provision) of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed either as a further or continuing waiver of any such provision or breach or as a waiver of any other provision (or of a breach of any other provision) of this Agreement.

Section 10.9        Time. Time is of the essence with respect to this Agreement.

Section 10.10      Survival. For the avoidance of doubt and notwithstanding anything contrary in this Agreement, Section 1.3, Section 4.5, Section 4.6, Section 4.7, Section 4.9, Section 4.11, Section 5.8, ARTICLE 8, and ARTICLE 10 of this Agreement shall survive the Closing of this Agreement.

Section 10.11     Eminent Domain - Condemnation. If, prior to Closing, all or portion of Real Property comprising at least five percent (5%) of the Real Property associated with any Facility or the St. Petersburg Raw Land, as applicable, is subject to an eminent domain or condemnation proceeding, Seller, immediately upon learning thereof, shall give written notice to Purchaser. Thereafter, Purchaser shall have a period of thirty (30) days within which to elect, by written notice to Seller, to terminate this Agreement in its entirety. Upon any such termination, the entire Deposit shall be returned to Purchaser, and the Agreement shall become null and void in its entirety. If no such election is timely made, Purchaser shall be deemed to have waived its rights under this paragraph, except that, if the transaction contemplated hereby closes, Purchaser shall be entitled to the proceeds or the right to negotiate, settle and collect the proceeds of such condemnation award, and Seller shall execute and deliver all documents reasonably requested of Seller in order to effectuate this section.

Section 10.12      Risk Of Loss. Seller assumes all risks and liability for loss, damage, destruction or injury by fire, storm, accident or any other casualty to the Real Property from all causes until the Closing

47

has been consummated. In the event of any damage or destruction prior to Closing at any Facility with an estimated repair cost of greater than one and one-half percent (1.5%) of the Purchase Price allocated to such Facility pursuant to Section 3.3(a) hereof, Purchaser shall have the option exercisable by written notice to Seller within thirty (30) days after Purchaser is notified of such casualty, to terminate this Agreement by notice thereof to Seller, in which case the parties shall have no further rights or obligations under the Agreement and the entire Deposit shall be returned to Purchaser; or Purchaser may elect to close this transaction and, in such event Purchaser shall be entitled to receive the full amount of any proceeds of such insurance payable on account of loss, damage or destruction after the date hereof and Seller shall be liable for the payment to Purchaser of all deductibles under applicable insurance policies. Seller covenants to execute such assignments, drafts and other instruments as may be required to effectuate this Section 10.12 hereof.

Section 10.13         Attorneys’ Fees.  In the event either party brings an action to enforce or interpret any of the provisions of this Agreement, the “prevailing party” in such action shall, in addition to any other recovery, be entitled to its reasonable attorneys’ fees and expenses arising from such action and any appeal or any bankruptcy action related thereto, whether or not such matter proceeds to court. For purposes of this Agreement, “prevailing party” shall mean, in the case of a person asserting a claim, such person is successful in obtaining substantially all of the relief sought, and in the case of a person defending against or responding to a claim, such person is successful in denying substantially all of the relief sought.

Section 10.14         Covenant Not to Compete.  For a period of three (3) years following the Closing, each party comprising the Seller agrees that neither it nor any its affiliates, or other entities which any party comprising the Seller controls, is controlled by or is under common control with, shall, directly or indirectly, develop, own, invest in, finance, manage or franchise any facility similar to the Business within a radius of five (5) miles from any portion of the Real Property. For the avoidance of doubt and without limitation, any facility operating as an assisted living facility and/or memory care facility, an independent living facility, and/or a skilled nursing facility shall be deemed to be similar to the Business for purposes of this Section 10.14. The provisions of this Section 10.14 shall survive Closing.

Section 10.15         Waiver of Jury Trial.  The parties agree that no party to this Agreement shall seek a jury trial in any lawsuit, proceeding, counterclaim or other litigation based upon, or arising out of, this Agreement or the dealings or the relationship between them.

Section 10.16         Construction. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Seller and Purchaser have contributed with the advice of counsel to the preparation of this Agreement.

Section 10.17         Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement may be executed by counterpart signatures and all counterpart signature pages shall constitute a part of this Agreement. Delivery of a counterpart hereof via facsimile transmission or by electronic mail transmission, including but not limited to an Adobe file format document (also known as a PDF file), shall be as effective as delivery of a manually executed counterpart hereof.

[ Signatures commence on the following page. ]

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IN WITNESS WHEREOF, each of the parties hereto has signed and sealed this Asset Purchase Agreement as of the day and year first above written.

SELLER:

THE ALLEGRO AT ABACOA, L.L.C.,
a Florida limited liability company

By:	ALLEGRO SENIOR LIVING, LLC, its sole
managing member

	By:	/s/ Laurence A. Schiffer
	Print Name:	Laurence A. Schiffer
	Print Title:	Chairman/CEO

THE ALLEGRO AT HELMWOOD, LLC
a Kentucky limited liability company

By:	ALLEGRO SENIOR LIVING, LLC, its sole
managing member

	By:	/s/ Laurence A. Schiffer
	Print Name:	Laurence A. Schiffer
	Print Title:	Chairman/CEO

COLLEGE HARBOR PROPERTIES, L.L.C.,
a Florida limited liability company

By:	ALLEGRO SENIOR LIVING, LLC,
its sole managing member

	By:	/s/ Laurence A. Schiffer
	Print Name:	Laurence A. Schiffer
	Print Title:	Chairman/CEO

THE ALLEGRO AT WILLOUGHBY, L.L.C.,
a Florida limited liability company

By:	ALLEGRO SENIOR LIVING, LLC, its sole
managing member

	By:	/s/ Laurence A. Schiffer
	Print Name:	Laurence A. Schiffer
	Print Title:	Chairman/CEO

THE ALLEGRO AT EAST LAKE, L.L.C.,
a Florida limited liability company

By:	ALLEGRO SENIOR LIVING, LLC,
its sole managing member

	By:	/s/ Laurence A. Schiffer
	Print Name:	Laurence A. Schiffer
	Print Title:	Chairman/CEO

HARBOR TOWERS, L.L.C.,
a Florida limited liability company

By:	ALLEGRO SENIOR LIVING, LLC
its sole managing member

	By:	/s/ Laurence A. Schiffer
	Print Name:	Laurence A. Schiffer
	Print Title:	Chairman/CEO

PURCHASER:

AMERICAN REALTY CAPITAL VII, LLC,
a Delaware limited liability company

	By:	/s/ Edward M. Weil, Jr.
	Print Name:	Edward M. Weil, Jr.
	Print Title:	President

SIGNATURE PAGE TO

ASSET PURCHASE AGREEMENT

Exhibit A

Escrow Agreement

[ See attached. ]

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made effective as of the ____ day of August, 2014 (the “Effective Date”), by and among AMERICAN REALTY CAPITAL VII, LLC, a Delaware limited liability company (“Purchaser”) and THE ALLEGRO AT ABACOA, L.L.C., a Florida limited liability company, THE ALLEGRO AT HELMWOOD, LLC, a Kentucky limited liability company, COLLEGE HARBOR PROPERTIES, L.L.C., a Florida limited liability company, THE ALLEGRO AT WILLOUGHBY, L.L.C., a Florida limited liability company, THE ALLEGRO AT EAST LAKE, L.L.C., a Florida limited liability company, and HARBOR TOWERS, L.L.C., a Florida limited liability company (collectively, the “Seller”), and Stewart Title Guaranty Company, as escrow agent (“Escrow Agent”). Each party to this Agreement is sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS:

A.           Purchaser and Seller are parties to that certain Asset Purchase Agreement dated as of the ___ day of August, 2014 (the “Purchase Agreement”), pursuant to which Purchaser has agreed to purchase from Seller certain skilled nursing facilities and related assets located in the State of Florida and the State of Kentucky, as more particularly described therein.

B.           Purchaser has deposited with the Escrow Agent certain Escrowed Funds described herein. The Parties intend that the Escrow Agent shall hold and disburse the Escrowed Funds in accordance with the terms of this Agreement.

NOW THEREFORE, for and in consideration of the execution of this document and the mutual promises and covenants made herein, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties agree as follows:

1.          Each of the Recitals above is true and correct and is hereby incorporated by reference.

2.          ESCROWED FUNDS

(a)        Escrowed Funds. Purchaser has deposited with the Escrow Agent and Escrow Agent hereby acknowledges receipt of Three Million and No/100 U.S. Dollars ($3,000,000) (the “Escrowed Funds”). The Escrow Agent shall hold and disburse the Escrowed Funds in accordance with the terms of this Agreement.

3.          ESCROW AGENT

(a)                    Appointment of Escrow Agent. Seller and Purchaser hereby appoint the Escrow Agent, with a mailing address of One Washington Mall, Suite 1400 Boston, MA 02108,

as the Escrow Agent hereunder to receive, hold and disburse the Escrowed Funds, and to otherwise perform the duties of the Escrow Agent pursuant to this Agreement. Escrow Agent hereby accepts its appointment as the escrow agent and agrees to receive, hold and disburse the Escrowed Funds in accordance with the terms of this Agreement and will not disburse or otherwise transfer any portion of the Escrowed Funds to any person other than pursuant to the express provisions hereof.

(b)          Escrow Agent Responsibilities. The Escrow Agent executes this Agreement solely for the purpose of accepting the escrow created hereby, on the terms and conditions set forth in it, and undertakes to perform the duties, but only the duties, specifically set forth herein. Escrow Agent shall hold the Escrowed Funds in a single non-interest bearing account with Stewart Title Guaranty Company. The account shall be in the name of Escrow Agent but shall not be the property of the Escrow Agent. Escrow Agent shall have no liability for any loss which may result from any failure of the institution in which the Escrowed Funds are placed; provided, however, that notwithstanding anything herein to the contrary, in the event of a loss resulting from the failure of the financial institution in which the Escrowed Funds are placed, Seller and Purchaser shall have the same remedies generally available to depositors of the financial institution, including, without limitation, all remedies available at law or in equity. The Escrow Agent is not required to secure the performance of its duties by bond or otherwise. Seller and Purchaser hereby release the Escrow Agent from all liability for any punitive, incidental, consequential, or other damages or obligations to them for any act or omission by the Escrow Agent or any of its agents, partners, or employees performed in good faith in the exercise of its or their best judgment and in a manner reasonably believed by it or them to be authorized or within the duties, rights, powers, privileges, or direction conferred on the Escrow Agent by this Agreement, except for willful misconduct, negligence, tortious conversion of any Escrowed Funds or documents, instruments or items, if any, delivered to the Escrow Agent hereunder, or breach of this Agreement by the Escrow Agent. Without limiting the generality of the foregoing, the responsibilities of the Escrow Agent are further defined, limited, and qualified by the following:

(1)         the duties and obligations of the Escrow Agent will be determined solely by the express provisions of this Agreement, and this Agreement is not to be interpreted or construed to impose on the Escrow Agent any implied duties, covenants, or obligations;

(2)         the Escrow Agent may execute any of its rights, powers, or responsibilities under this Agreement either directly or by or through its agents, partners, employees, or attorneys, and it will not be liable for any error of judgment made in good faith by an authorized agent, partner, employee, or attorney of it, unless it is proven that the Escrow Agent was negligent in ascertaining the pertinent facts or in employing or supervising the agent, partner, or employee;

(3)         the Escrow Agent will not be liable to any person with respect to any action taken, suffered, or omitted by it in accordance with this Agreement or in accordance with written instructions signed by Seller and Purchaser or an order issued by a court of competent jurisdiction, except to the extent arising as a result of Escrow Agent’s negligence, willful misconduct or breach of this Agreement;

(4)         the Escrow Agent may rely on any document given to it pursuant to this Agreement without verifying the authenticity of it, the genuineness of any signature on it, or the authority of the person signing the document or purporting to give it to the Escrow Agent, and the Escrow Agent is not obligated to examine or pass upon the validity, execution, binding effect, or sufficiency of either this Agreement or any amendment or supplement to it, so long as the Escrow Agent shall in good faith believe the same to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Agreement;

(5)         the Escrow Agent will be free from any liability when acting in good faith in accordance with any written advice or opinion received from legal counsel, an independent certified public accountant, or other expert rendering advice or an opinion within his area of expertise, except to the extent arising as a result of Escrow Agent’s negligence, willful misconduct or breach of this Agreement;

(6)         nothing in this Agreement will be deemed to impose on the Escrow Agent any liability to any person as a result of any failure of the Escrow Agent to qualify to do business or to act as a fiduciary or otherwise in any jurisdiction; and

(7)         the Escrow Agent is not under any duty to give the Escrowed Funds held in escrow by it pursuant to this Agreement any greater degree of care than it gives its own similar property, and the Escrow Agent makes no representation as to the value, validity or genuineness, of any document or instrument delivered to it.

(c)          Disbursement of Escrowed Funds.

(1)         Upon Closing. Upon Closing (as defined in the Purchase Agreement) of the transactions contemplated by the Purchase Agreement, Purchaser and Seller shall jointly deliver to the Escrow Agent irrevocable wire transfer instructions and the Escrow Agent shall release and deliver the Escrowed Funds to the parties identified in such instructions in accordance with such instructions. Such instructions may be delivered via facsimile.

(2)         Upon Termination of Purchase Agreement. The Escrow Agent shall immediately disburse the Escrowed Funds (i) to Purchaser or Seller, as provided in joint written instructions from Purchaser and Seller to the Escrow Agent, which instructions are delivered pursuant to Section 3.1(c) or 3.1(d) of the Purchase Agreement or (ii) to Purchaser, in the event that Purchaser terminates the Purchase Agreement pursuant to Section 3.1(e) of the Purchase Agreement.

(3)         Pursuant to Court Order. The Escrowed Funds shall be paid in accordance with a final order of a court of competent jurisdiction, from which no appeal has been taken and appeal time expired or, if taken, has become final.

(d)          Escrow Controversy. If a controversy arises before, during, or after the term of this Agreement with respect to the Escrowed Funds or other documents, instruments or items, if any, delivered to the Escrow Agent hereunder, or the application of any of them, the Escrow Agent may do either or both of the following: (i) withhold further performance by it pursuant to Section 3(c)(1) or (2) above until the Escrow Agent receives the joint written instructions of Seller and Purchaser, in which case the Escrow Agent may act in accordance with such joint written instructions, or (ii) commence or defend any action or proceeding for or in the nature of interpleader. If a suit or proceeding for or in the nature of interpleader is brought by or against it, the Escrow Agent may deliver all funds, if any, and other property held by it under this Agreement into the registry of the court and thereupon will be released and discharged from all further obligations and responsibilities under this Agreement.

(e)          Reimbursement and Indemnification of Escrow Agent. Purchaser and Seller shall indemnify the Escrow Agent and hold it harmless, upon demand, from all cost, loss, damage, expense, and liability (including reasonable legal fees and expenses and amounts paid in settlement) suffered or incurred by it in connection with, or arising out of, the escrow under this Agreement, including any attributable to a suit or proceeding for or in the nature of interpleader brought by or against the Escrow Agent, except to the extent arising as a result of Escrow Agent’s negligence, willful misconduct or breach of this Agreement. Other than the foregoing, Escrow Agent shall not be entitled to any fee or compensation for the services rendered hereunder.

(f)          Discretion of Escrow Agent to File an Interpleader Action in the Event of Dispute. If any Parties to this Agreement shall be in disagreement about the interpretation of this Agreement, or about their rights and obligations, or the propriety of any action contemplated by the Escrow Agent hereunder, the Escrow Agent may, but shall not be required to, file an action of interpleader in a court of competent jurisdiction (as “Court”) and deposit the Escrowed Funds or other documents, instruments or items, if any, delivered to the Escrow Agent hereunder in the registry of the Court. The Escrow Agent shall be indemnified for all costs, including reasonable attorneys’ fees and costs incurred by it, in connecting with the aforesaid interpleader action, and the Escrow Agent shall be fully protected in suspending all or part of its activities under this Agreement until a final judgment or other appropriate order in the interpleader action is received.

The Escrow Agent, in the event it is in doubt about its duties and obligations hereunder as Escrow Agent, shall also have the right, but not the duty, to so notify in writing Seller and Purchaser and, thereafter, the Escrow Agent shall not be obligated to deliver or release any of the Escrowed Funds or other documents, instruments or items, if any, delivered to the Escrow Agent hereunder unless: (i) Seller and Purchaser have jointly directed the Escrow Agent to deliver the Escrowed Funds or other documents, instruments or items, if any, delivered to the Escrow Agent hereunder, or (ii) a final order by a court of competent jurisdiction, from which no appeal has been taken and appeal time expired or, if taken, has become final, to which Escrow Agent, Purchaser and Seller are all parties, has been entered directing the Escrow Agent to take certain action with respect to the Escrowed Funds or other documents, instruments or items, if any, delivered to the Escrow Agent hereunder.

(g)          Resignation of Escrow Agent. The Escrow Agent may resign upon thirty (30) days written notice to Seller and Purchaser. If a successor escrow agent is not appointed by Seller and Purchaser within this thirty (30) day period, the Escrow Agent may, but shall have no duty to, petition a Court to name a successor. If no successor escrow agent is appointed within thirty (30) days after such written notice, the Escrow Agent may withhold performance by it pursuant to Sections 3(c)(1) or (2) above until such time as a successor escrow agent is appointed and, at such time, the Escrow Agent shall deliver the Escrowed Funds or other documents, instruments or items, if any, delivered to the Escrow Agent hereunder to any such successor escrow agent; provided, however, the Escrow Agent shall act in accordance with any joint written instructions from Seller and Purchaser. The Escrow Agent may be removed, with or without cause, by the Purchaser and Seller acting jointly at any time by providing written notice to the Escrow Agent.

4.          GENERAL PROVISIONS

(a)                Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent via electronic mail (e.g. email), (iii) on the day after (provided, however, with respect to notices, requests, demands and other communications given to Purchaser, five (5) days after) delivery to FedEx or similar overnight courier, or (iv) on the tenth day after (provided, however, with respect to notices, requests, demands and other communications given to Purchaser, fifteen (15) days after) mailing, if mailed to the party to whom notice is to be given, by first-class mail, registered or certified, return receipt requested (or, if to Purchaser, via airmail), postage prepaid and properly addressed, to the party as follows:

American Realty Capital VII, LLC
If to Purchaser:	Attn: Edward M Weil., Jr.
405 Park Avenue, 2nd Floor
New York, New York 10022
Email: mweil@arlcap.com

With a copy (which will not	Jesse Galloway
constitute notice) to:	American Realty Capital VII, LLC
405 Park Avenue, 14th Floor
New York, New York 10022
Email: jgalloway@arlcap.com

With a copy (which will not	Foley & Lardner LLP
constitute notice) to:	Attn: Michael A. Okaty
Taylor C. Pancake
111 North Orange Avenue
Suite 1800
Orlando, Florida 32801
Email: tpancake@foley.com

If to Seller:	Allegro
c/o Allegro Senior Living, LLC
212 South Central Avenue
Suite 201
Attention Laurence A. Schiffer, CEO

St. Louis, MO 63105

With a copy	Theresa Marie Kenney, Esq., B.C.S.
(which will not	Duss, Kenney, Safer, Hampton & Joos,
constitute notice) to:	P.A.
4348 Southpoint Boulevard, Suite 101
Jacksonville, Florida 32216

If to Escrow Agent:	Stewart Title Guaranty Company
National Title Services
One Washington Mall – Suite 1400
Boston, MA 02108
Telephone: (607) 933-2415
Facsimile: (607) 727-8372

Any party may change the address to which notices are to be sent to it by giving written notice of such change of address to the other parties in the manner herein provided for giving notice.

(b)          Representations. The Parties do hereby expressly acknowledge, warrant and represent to one another that:

(1)         the terms and conditions of this Agreement were agreed to only after due consideration and consultation with their respective attorneys, or in the absence of consideration and consultation with an attorney, only after sufficient time to consider and consult an attorney;

(2)         the Parties are competent and were not fraudulently induced, coerced or intimidated to agree to the terms and conditions of this Agreement, and this Agreement is supported by good and sufficient consideration; and

(3)         no promise, representation, inducement, agreement or warranty other than those specifically set forth herein has been made or relied upon by the Parties in agreeing to the terms and conditions of this Agreement.

(c)          Attorneys’ Fees and Costs. If subsequent to the effective date of this Agreement, litigation should arise among the Parties concerning this Agreement or its enforcement, the prevailing Party or Parties in such litigation shall be entitled to collect in such action from the non-prevailing Party or Parties all costs of such litigation, including reasonable attorney’s fees.

(d)          Entire Agreement. This Agreement constitutes the entire and integrated agreement among the Parties and sets forth all promised, covenants, agreements, conditions and understandings among the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, representations, understandings, inducements, conditions and agreements, expressed or implied, or written with respect to the subject matter thereof; provided, however, that as between Purchaser and Seller, this Agreement does not supersede or amend the Purchase Agreement or modify any of the rights and obligations of the parties thereunder. This Agreement may not be modified, amended, altered or supplemented, except by written instrument signed by the Parties or their successors in interest.

(e)          Severability. If any provision of this Agreement, the deletion of which would not adversely affect the receipt of any material benefit by any Party or substantially increase the burden of any Party (as determined by such Party), shall be held to be invalid or unenforceable to any extent, the same shall not affect in any respect whatsoever the validity or enforceability of the remainder of this Agreement.

(f)          Counterparts. To facilitate execution, this Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement may be executed by counterpart signatures and all counterpart signature pages shall constitute a part of this Agreement. Delivery of a counterpart hereof via facsimile transmission or by electronic mail transmission, including but not limited to an Adobe file format document (also known as a PDF file), shall be as effective as delivery of a manually executed counterpart hereof.

(g)          Governing Law; Venue. This Agreement shall be interpreted and enforced under the laws of State of New York. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts in and for New York County, New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts in and for New York County, New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such courts.

(h)          Successors/Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

(i)          No Assignment. This Agreement is not assignable by the Escrow Agent without the prior written consent of Seller and Purchaser.

[signatures on following pages]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

SELLER:

THE ALLEGRO AT ABACOA, L.L.C.,
a Florida limited liability company

By:	ALLEGRO SENIOR LIVING, LLC, its
sole managing member

By:
Print Name:
Print Title:

THE ALLEGRO AT HELMWOOD, LLC
a Kentucky limited liability company

By:	ALLEGRO SENIOR LIVING, LLC, its
sole managing member

By:
Print Name:
Print Title:

COLLEGE HARBOR PROPERTIES, L.L.C.,
a Florida limited liability company

By:	ALLEGRO SENIOR LIVING, LLC, its
sole managing member

By:
Print Name:
Print Title:

THE ALLEGRO AT WILLOUGHBY, L.L.C.,
a Florida limited liability company

By:	ALLEGRO SENIOR LIVING, LLC, its
sole managing member

By:
Print Name:
Print Title:

[Signatures Continue on the Following Page]

THE ALLEGRO AT EAST LAKE, L.L.C.,
a Florida limited liability company

By:	ALLEGRO SENIOR LIVING, LLC,
its sole managing member

By:
Print Name:
Print Title:

HARBOR TOWERS, L.L.C.,
a Florida limited liability company

By:	ALLEGRO SENIOR LIVING, LLC,
its sole managing member

By:
Print Name:
Print Title:

PURCHASER:

AMERICAN REALTY CAPITAL VII, LLC a
Delaware limited liability company

By:
Print Name:
Title:

Escrow Agent:

Stewart Title Guaranty Company,
as escrow agent

By:
Print Name:
Title:

EXHIBIT B

Post-Closing Escrow Agreement

[ See attached. ]

POST-CLOSING ESCROW AGREEMENT

This Post-Closing Escrow Agreement (“Agreement”) is entered into this ___ day of September, 2014 (the “Effective Date”), by and among (i) AMERICAN REALTY CAPITAL VII, LLC, a Delaware limited liability company, (“ARC”) and its permitted assignees ARHC ALJUPFL01, LLC, ARHC ALSTUFL01, LLC, ARHC ALTSPFL01, LLC, ARHC ALSPGFL01, LLC, ARHC ALELIKY01, LLC, and ARHC LDSPGFL01, LLC each a Delaware limited liability company (ARC and all such parties collectively the “Purchaser”), (ii) THE ALLEGRO AT ABACOA, L.L.C., a Florida limited liability company, THE ALLEGRO AT HELMWOOD, LLC, a Kentucky limited liability company, COLLEGE HARBOR PROPERTIES, L.L.C., a Florida limited liability company, THE ALLEGRO AT WILLOUGHBY, L.L.C., a Florida limited liability company, THE ALLEGRO AT EAST LAKE, L.L.C., a Florida limited liability company, and HARBOR TOWERS, L.L.C., a Florida limited liability company (collectively, the “Seller”), and (iii) Stewart Title Guaranty Company, as escrow agent (“Escrow Agent”). Each party to this Agreement is sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS:

A.           Purchaser and Seller are parties to that certain Asset Purchase Agreement dated as of the 25th day of August, 2014, as amended (the “Purchase Agreement”), pursuant to which Purchaser has agreed to purchase from the Seller the assets comprising the assisted living facilities identified therein and located in Florida and Kentucky.

B.           Seller and Purchaser have agreed to deposit the Holdback Amount, as defined in the Purchase Agreement with the Escrow Agent to hold as Escrowed Funds described herein and pursuant to the terms of this Agreement.

NOW THEREFORE, for and in consideration of the execution of this document and the mutual promises and covenants made herein, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties agree as follows:

Each of the Recitals above is true and correct and is hereby incorporated by reference.

Article I.
ESCROW AGENT

1.1.          Appointment of Escrow Agent. The Seller and Purchaser hereby appoint the Escrow Agent, with a mailing address One Washington Mall, Suite 1400 Boston, MA 02108 as the Escrow Agent hereunder to receive, hold and disburse the Escrowed Funds, and to otherwise perform the duties of the Escrow Agent pursuant to this Agreement. Escrow Agent hereby accepts its appointment as the escrow agent and agrees to receive, hold and disburse the Escrowed Funds (as defined below) in accordance with the terms of this Agreement and will not disburse or otherwise transfer any portion of the Escrowed Funds to any person other than pursuant to the express provisions hereof.

1.2.          Establishment of Escrow Fund. Contemporaneously with the execution of this Agreement, and as a requirement of the Closing (as defined in the Purchase Agreement), Purchaser shall deposit immediately available funds equal to the Holdback Amount (together with all earnings thereon, hereinafter referred to as the “Escrowed Funds”) with the Escrow Agent, in accordance with Section 3.2(c) of the Purchase Agreement.

1.3.          Escrow Agent Responsibilities. The Escrow Agent executes this Agreement solely for the purpose of accepting the escrow created hereby, on the terms and conditions set forth in it, and undertakes to perform the duties, but only the duties, specifically set forth herein. Escrow Agent shall hold the Escrowed Funds in an interest bearing account with Stewart Title Guaranty Company. The Escrowed Funds shall be kept invested in (a) direct thirty-day or less obligations of the United States of America or thirty-day or less obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America, or (b) with the prior written consent of Seller and Purchaser, in any institutional money market fund or depository money market offered by the Escrow Agent, including any institutional money market fund or depository money market managed by the Escrow Agent or any of its affiliates. The account shall be held in a national financial institution reasonably acceptable to both Seller and Purchaser in the name of Escrow Agent but shall not be the property of the Escrow Agent. Escrow Agent shall have no liability for any loss which may result from any failure of the institution in which the Escrowed Funds are placed; provided, however, that notwithstanding anything herein to the contrary, in the event of a loss resulting from the failure of the financial institution in which the Escrowed Funds are placed, Seller and Purchaser shall have the same remedies generally available to depositors of the financial institution, including, without limitation, all remedies available at law or in equity, and such loss shall not affect Purchaser’s obligations of payment pursuant to the Purchase Agreement. The Escrow Agent is not required to secure the performance of its duties by bond or otherwise. The Seller and Purchaser hereby release the Escrow Agent from all liability for any punitive, incidental or consequential damages to them for any act or omission by the Escrow Agent or any of its agents, partners, or employees performed in good faith in the exercise of its or their best judgment and in a manner reasonably believed by it or them to be authorized or within the duties, rights, powers, privileges, or direction conferred on the Escrow Agent by this Agreement, except for willful misconduct, negligence, tortious conversion of any Escrowed Funds or documents, instruments or items, if any, delivered to the Escrow Agent hereunder, or breach of this Agreement by the Escrow Agent. Without limiting the generality of the foregoing, the responsibilities of the Escrow Agent are further defined, limited, and qualified by the following:

(a)          the duties and obligations of the Escrow Agent will be determined solely by the express provisions of this Agreement, and this Agreement is not to be interpreted or construed to impose on the Escrow Agent any implied duties, covenants, or obligations;

(b)          the Escrow Agent may execute any of its rights, powers, or responsibilities under this Agreement either directly or by or through its agents, partners, employees, or attorneys, provided that the Escrow Agent will be liable for any act or omission by any such agent, partner, employee, or attorney of it to the same extent it would have been liable had it committed or allowed such act or omission;

(c)          the Escrow Agent will not be liable to any person with respect to any action taken, suffered, or omitted by it in accordance with this Agreement or in accordance with written instructions signed by the Seller and Purchaser or an order issued by a court of competent jurisdiction, except to the extent arising as a result of Escrow Agent’s negligence, willful misconduct or breach of this Agreement;

(d)          the Escrow Agent may rely on any document given to it pursuant to this Agreement without verifying the authenticity of it, the genuineness of any signature on it, or the authority of the person signing the document or purporting to give it to the Escrow Agent, and the Escrow Agent is not obligated to examine or pass upon the validity, execution, binding effect, or sufficiency of either this Agreement or any amendment or supplement to it, so long as the Escrow Agent shall in good faith believe the same to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Agreement;

(e)          the Escrow Agent will be free from any liability when acting in good faith in accordance with any written advice or opinion received from legal counsel, an independent certified public accountant, or other expert rendering advice or an opinion within his area of expertise, except to the extent arising as a result of Escrow Agent’s negligence, willful misconduct or breach of this Agreement;

(f)          nothing in this Agreement will be deemed to impose on the Escrow Agent any liability to any person as a result of any failure of the Escrow Agent to qualify to do business or to act as a fiduciary or otherwise in any jurisdiction; and

(g)          the Escrow Agent is not under any duty to give the Escrowed Funds held in escrow by it pursuant to this Agreement any greater degree of care than it gives its own similar property, and the Escrow Agent makes no representation as to the value, validity or genuineness, of any document or instrument delivered to it.

1.4.          Disbursement of Escrowed Funds.

(a)          From time to time on or before the end of the day that is fourteen (14) months after the Effective Date (provided, however, that if such date is a weekend day or a day on which banks in New York, New York are ordinarily closed, the next following day that is not a weekend day or a day on which banks in New York, New York are ordinarily closed (a

“Business Day”)) (the applicable date, the “Final Disbursement Date”), Purchaser may give notice (a “Notice”) to Seller and the Escrow Agent specifying in reasonable detail the nature and dollar amount of any indemnifiable claim (a “Claim”) Purchaser may have under the Purchase Agreement. Purchaser may only deliver a Notice if it determines in good faith that the Claim is adequately supported by fact and permitted under the Purchase Agreement. Within fifteen (15) Business Days after receipt by Seller and Escrow Agent of the Notice regarding such a Claim, Seller may give notice to Purchaser and Escrow Agent disputing any Claim (a “Counter Notice”), if Seller determines in good faith that Seller has objection to the Claim that is adequately supported by fact and permitted under the Purchase Agreement. If a Counter Notice is timely given, the Claim shall be resolved as provided in Section 1.4(b). If no Counter Notice is timely given, then at the end of such fifteen (15) day period, Escrow Agent shall pay to Purchaser the dollar amount of the Claim set forth in the Notice from (and only to the extent of) the Escrowed Funds. The Escrow Agent shall not inquire into or consider whether a Claim complies with the requirements of the Purchase Agreement.

(b)          If a Counter Notice is timely given with respect to a Claim, Escrow Agent shall make payment with respect to such claim only in accordance with (i) joint written instructions of Seller and Purchaser, or (ii) a final order of a court of competent jurisdiction, from which no appeal has been taken and appeal time expired or, if taken, has become final.

(c)          On the first Business Day after the Final Disbursement Date, the Escrow Agent shall pay and distribute to the Seller the amount remaining after subtracting from the balance of the Escrowed Funds as of the end of the Final Disbursement Date (or if the Final Disbursement Date is not a Business Day, the immediately preceding Business Day) the aggregate dollar amount of any Claims (as shown in the Notices of such Claims) timely delivered and remaining pending as of the Final Disbursement Date.

(d)          At any time, the Escrow Agent shall pay part or all of the Escrowed Funds in accordance with a final order of a court of competent jurisdiction, from which no appeal has been taken and appeal time expired or, if taken, has become final.

1.5.          Escrow Controversy. If a controversy arises before, during, or after the term of this Agreement with respect to the Escrowed Funds or other documents, instruments or items, if any, delivered to the Escrow Agent hereunder, or the application of any of them, the Escrow Agent may do either or both of the following: (i) withhold further performance by it under Section 1.4(b), (c) or (d) above until the Escrow Agent receives the joint written instructions of Seller and Purchaser, in which case the Escrow Agent may act in accordance with such joint written instructions, or (ii) commence or defend any action or proceeding for or in the nature of interpleader. If a suit or proceeding for or in the nature of interpleader is brought by or against it, the Escrow Agent may deliver all funds, if any, and other property held by it under this Agreement into the registry of the court and thereupon will be released and discharged from all further obligations and responsibilities under this Agreement.

1.6.          Reimbursement and Indemnification of Escrow Agent. Purchaser and Seller shall indemnify the Escrow Agent and hold it harmless, upon demand, from all cost, loss, damage,

expense, and liability (including reasonable legal fees and expenses and amounts paid in settlement) suffered or incurred by it in connection with, or arising out of, the escrow under this Agreement, including any attributable to a suit or proceeding for or in the nature of interpleader brought by or against the Escrow Agent, except to the extent arising as a result of Escrow Agent’s negligence, willful misconduct or breach of this Agreement. Other than the foregoing, Escrow Agent shall not be entitled to any fee or compensation for the services rendered hereunder.

1.7.          Discretion of Escrow Agent to File an Interpleader Action in the Event of Dispute. If any Parties to this Agreement shall be in disagreement about the interpretation of this Agreement, or about their rights and obligations, or the propriety of any action contemplated by the Escrow Agent hereunder, the Escrow Agent may, but shall not be required to, file an action of interpleader in a Court (defined below) and deposit the Escrowed Funds or other documents, instruments or items, if any, delivered to the Escrow Agent hereunder in the registry of the Court. The Escrow Agent shall be indemnified for all costs, including reasonable attorneys’ fees and costs incurred by it, in connecting with the aforesaid interpleader action, and the Escrow Agent shall be fully protected in suspending all or part of its activities under this Agreement until a final judgment or other appropriate order in the interpleader action is received. The exclusive venue for all actions under this Agreement shall be a court of competent jurisdiction in Orange County, Florida (a “Court”).

The Escrow Agent, in the event it is in doubt about its duties and obligations hereunder as Escrow Agent, shall also have the right, but not the duty, to so notify in writing the Seller and Purchaser and, thereafter, the Escrow Agent shall not be obligated to deliver or release any of the Escrowed Funds or other documents, instruments or items, if any, delivered to the Escrow Agent hereunder unless: (i) the Seller and Purchaser have jointly directed the Escrow Agent to deliver the Escrowed Funds or other documents, instruments or items, if any, delivered to the Escrow Agent hereunder, or (ii) a final order by a court of competent jurisdiction, from which no appeal has been taken and appeal time expired or, if taken, has become final, to which Escrow Agent, Purchaser and Seller are all parties, has been entered directing the Escrow Agent to take certain action with respect to the Escrowed Funds or other documents, instruments or items, if any, delivered to the Escrow Agent hereunder.

1.8.          Resignation of Escrow Agent. The Escrow Agent may resign upon thirty (30) days written notice to the Seller and Purchaser. If a successor escrow agent is not appointed by the Seller and Purchaser within this thirty (30) day period, the Escrow Agent may, but shall have no duty to, petition a Court to name a successor. If no successor escrow agent is appointed within thirty (30) days after such written notice, the Escrow Agent may withhold performance by it under Section 1.4(b), (c) or (d) above until such time as a successor escrow agent is appointed and, at such time, the Escrow Agent shall deliver the Escrowed Funds or other documents, instruments or items, if any, delivered to the Escrow Agent hereunder to any such successor escrow agent; provided, however, the Escrow Agent shall act in accordance with any joint written instructions from the Seller and Purchaser. The Escrow Agent may be removed, with or without cause, by the Purchaser and Seller acting jointly at any time by providing written notice to the Escrow Agent.

Article II.
GENERAL PROVISIONS

2.1.          Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and electronic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the day after delivery to FedEx or similar overnight courier, or (iv) on the tenth day after mailing, if mailed to the party to whom notice is to be given, by first-class mail, registered or certified, return receipt requested, postage prepaid and properly addressed, to the party as follows:

If to Purchaser:	American Realty Capital Healthcare Trust
II Operating Partnership, L.P.
c/o American Realty Capital
Attn: Edward M Weil., Jr.
405 Park Avenue, 2nd Floor
New York, New York 10022

With a copy (which will not	Jesse C. Galloway, General Counsel
constitute notice) to:	405 Park Avenue, 14th Floor
New York, New York 10022

With a copy (which will not	Taylor C. Pancake
constitute notice) to:	Foley & Lardner LLP
111 North Orange Avenue, Suite 1800
Orlando, Florida 32801
E-mail: tpancake@foley.com

If to Seller:	Allegro
c/o Allegro Senior Living, LLC
212 South Central Avenue
Suite 201
Attention Laurence A. Schiffer, CEO
St. Louis, MO 63105

With a copy (which will not	Theresa Marie Kenney, Esq., B.C.S.
constitute notice) to:	Duss, Kenney, Safer, Hampton & Joos, P.A.
4348 Southpoint Boulevard, Suite 101

Jacksonville, Florida 32216

If to Escrow Agent:	Stewart Title Guaranty Company
National Title Services
One Washington Mall – Suite 1400
Boston, MA 02108
	Attention:	Annette Labrecque Comer
	Telephone:	(607) 933-2415
	Facsimile:	(607) 727-8372
	Email:	acomer@stewart.com

Any party may change the address to which notices are to be sent to it by giving written notice of such change of address to the other parties in the manner herein provided for giving notice. Notice given by a party’s attorney in accordance with this Section 2.1 shall (a) constitute notice from said party, and (b) not be considered an improper direct contact from the sending attorney to a “person known to be represented by counsel”.

2.2.          Representations.  The Parties do hereby expressly acknowledge, warrant and represent to one another that:

(a)          the terms and conditions of this Agreement were agreed to only after due consideration and consultation with their respective attorneys, or in the absence of consideration and consultation with an attorney, only after sufficient time to consider and consult an attorney;

(b)          the Parties are competent and were not fraudulently induced, coerced or intimidated to agree to the terms and conditions of this Agreement, and the Escrow Agreement is supported by good and sufficient consideration; and

(c)          no promise, representation, inducement, agreement or warranty other than those specifically set forth herein has been made or relied upon by the Parties in agreeing to the terms and conditions of this Agreement.

2.3.          Attorneys’ Fees and Costs. If subsequent to the Effective Date, litigation should arise among the Parties concerning this Agreement or its enforcement, the prevailing Party or Parties in such litigation shall be entitled to collect in such action from the non-prevailing Party or Parties all costs of such litigation, including reasonable attorney’s fees.

2.4.          Entire Agreement. This Agreement constitutes the entire and integrated agreement among the Parties and sets forth all promised, covenants, agreements, conditions and understandings among the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, representations, understandings, inducements, conditions and agreements, expressed or implied, or written with respect to the subject matter thereof; provided, however, that as between Purchaser and Seller, this Agreement does not supersede or amend the Purchase Agreement or modify any of the rights and obligations of the parties thereunder. This Agreement may not be modified, amended, altered or supplemented, except by written instrument signed by the Parties or their successors in interest.

2.5.          Severability. If any provision of this Agreement, the deletion of which would not adversely affect the receipt of any material benefit by any Party or substantially increase the burden of any Party (as determined by such Party), shall be held to be invalid or unenforceable to any extent, the same shall not affect in any respect whatsoever the validity or enforceability of the remainder of this Agreement.

2.6.          Counterparts. To facilitate execution, this Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement may be executed by counterpart signatures and all counterpart signature pages shall constitute a part of this Agreement. Delivery of a counterpart hereof via facsimile transmission or by electronic mail transmission, including but not limited to an Adobe file format document (also known as a PDF file), shall be as effective as delivery of a manually executed counterpart hereof.

2.7.          Governing Law; Venue. This Agreement shall be interpreted and enforced under the laws of the State of Florida. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts in and for Orange County, Florida for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts in and for Orange County, Florida, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such courts.

2.8.          Successors/Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, to the extent permitted by the Purchase Agreement.

2.9.          No Assignment. This Agreement is not assignable by the Escrow Agent without the prior written consent of the Seller and Purchaser.

[signatures on following pages]

IN WITNESS WHEREOF, the Parties have caused this Post-Closing Escrow Agreement to be executed as of the date first set forth above.

SELLER:

THE ALLEGRO AT ABACOA, L.L.C.,
a Florida limited liability company

By:	ALLEGRO SENIOR LIVING, LLC, a
Delaware limited liability company, its sole
managing member

By:
Print Name:
Print Title:

THE ALLEGRO AT HELMWOOD, LLC
a Kentucky limited liability company

By:	ALLEGRO SENIOR LIVING, LLC,
a Delaware limited liability company, its sole
managing member

By:
Print Name:
Print Title:

COLLEGE HARBOR PROPERTIES, L.L.C.,
a Florida limited liability company

By:	ALLEGRO SENIOR LIVING, LLC, a
Delaware limited liability company, its sole
managing member

By:
Print Name:
Print Title:

[Signatures Continue on the Following Page]

THE ALLEGRO AT WILLOUGHBY, L.L.C.,
a Florida limited liability company

By:	ALLEGRO SENIOR LIVING, LLC, a
Delaware limited liability company, its sole
managing member

By:
Print Name:
Print Title:

THE ALLEGRO AT EAST LAKE, L.L.C.,
a Florida limited liability company

By:	ALLEGRO SENIOR LIVING, LLC, a
Delaware limited liability company, its sole
managing member

By:
Print Name:
Print Title:

HARBOR TOWERS, L.L.C.,
a Florida limited liability company

By:	ALLEGRO SENIOR LIVING, LLC, a
Delaware limited liability company, its sole
managing member

By:
Print Name:
Print Title:

[Signatures Continue on the Following Page]

PURCHASER:

AMERICAN REALTY CAPITAL VII, LLC a
Delaware limited liability company

By:
Print Name:
Title:

ARHC ALJUPFL01, LLC,
a Delaware limited liability company

By:
Name:
Title:

ARHC ALSTUFL01, LLC,
a Delaware limited liability company

By:
Name:
Title:

ARHC ALTSPFL01, LLC,
a Delaware limited liability company

By:
Name:
Title:

ARHC ALSPGFL01, LLC,
a Delaware limited liability company

By:
Name:
Title:

[Signatures Continue on the Following Page]

ARHC ALELIKY01, LLC,
a Delaware limited liability company

By:
Name:
Title:

ARHC LDSPGFL01, LLC,
a Delaware limited liability company

By:
Name:
Title:

Escrow Agent:

Stewart Title Guaranty Company,
as escrow agent

By:
Name:
Title:

EXHIBIT C

Deed

[ See attached. ]

Prepared by and return to:

Michael Okaty

Foley & Lardner LLP

111 North Orange Avenue, Suite 1800

Orlando, Florida 32801

Parcel ID No.:_____________

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED, is given this _____ day of August, 2014, by [THE ALLEGRO AT ______/COLLEGE HARBOR PROPERTIES], LLC, a [Florida/Kentucky] limited liability company, whose mailing address is [212 South Central Avenue, Suite 301, St. Louis, MO 63105] (“Grantor”) to ARHC [__________], LLC, a Delaware limited liability company whose mailing address is 405 Park Avenue, 15th Floor, New York, New York 10022 (“Grantee”).

WITNESSETH:

That Grantor, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, by these presents does hereby grant, bargain, sell and convey unto Grantee, its successors and assigns, all of Grantor's right, title and interest in and to that certain tract or parcel of land situate, lying and being in the County of [_________], State of [Florida/Kentucky], as more particularly described on Exhibit A attached hereto and by this reference incorporated herein (the “Property”), together with all buildings, structures, improvements and fixtures located thereon, as well as all and singular the rights of ways, easement rights, hereditaments and appurtenances belonging thereto, subject only to those matters set forth on Exhibit B hereto (the “Permitted Encumbrances”);

TO HAVE AND TO HOLD the Property, together with the improvements thereon and the rights, easements, privileges and appurtenances thereunto belonging or appertaining, unto Grantee, its successors and assigns, in fee simple forever.

AND Grantor, for itself and its successors, hereby fully warrants to Grantee, its successor and assigns, title to the Property and that Grantor will forever defend the Property against all persons lawfully claiming by, through or under Grantor but against no other, subject to all covenants, restrictions, reservations, easements, conditions and rights appearing of record.

IN WITNESS WHEREOF, Grantor has caused these presents to be executed in its name the day and year first above written.

Signed, sealed and delivered	[___________________], LLC,
in the presence of:	a Florida/Kentucky limited liability company

By:	ALLEGRO SENIOR LIVING, LLC,
a Delaware limited liability
company, its sole managing member

By:
Name:	Name:
Its:

Name:

STATE OF ______________

COUNTY OF _____________

This instrument was acknowledged before me this _______ day of __________, 2014, by _________________, as ____________ of ALLEGRO SENIOR LIVING, LLC, A Delaware limited liability company, as sole and managing member of [________________], LLC, a Florida/Kentucky limited liability company, on behalf of the company. He is [ ] personally known to me, or [ ] has produced a __________ driver’s license as identification.

________________________________

Print Name: ______________________________

Notary Public, State of _____________

Commission No.:__________________________

My Commission Expires:____________________

EXHIBIT A

EXHIBIT B

EXHIBIT D

Bill of Sale and Assignment

[ See attached. ]

BILL OF SALE

THIS BILL OF SALE, effective as of ______ ___, 2014, is furnished by [THE ALLEGRO AT ______/COLLEGE HARBOR PROPERTIES], LLC, a [Florida/Kentucky] limited liability company (“Seller”), to ARHC [________], LLC, a Delaware limited liability company (“Purchaser”) which is the assignee of certain rights and obligations of AMERICAN REALTY CAPITAL VII, a Delaware limited liability company (“ARC”), pursuant to that certain Asset Purchase Agreement by and between Seller, ARC and affiliates of the Seller, dated as of August __, 2014 (the “Purchase Agreement”). All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Purchase Agreement.

In consideration of payment by ARC of the Purchase Price described in the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which Seller hereby acknowledges, Seller hereby sells, conveys, transfers, assigns and delivers to Purchaser and its successors and assigns, all of Seller's right, title and interest in and to the Purchased Personal Property located on or relating to the Facility known as [_____________], free and clear of all Liens and liabilities whatsoever, except for the Assumed Liabilities and Permitted Encumbrances.

EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THE PURCHASE AGREEMENT, SELLER IS CONVEYING THE PURCHASED PERSONAL PROPERTY "AS IS" WITH NO ADDITIONAL REPRESENTATIONS OR WARRANTIES WHATSOEVER.

This Bill of Sale is subject to the terms of the Purchase Agreement, and nothing contained herein shall be deemed to modify, alter or amend the terms and provisions of the Purchase Agreement. In the event of any inconsistency or conflict between the terms of the Purchase Agreement and the terms of this Bill of Sale, the terms of the Purchase Agreement shall prevail.

This Bill of Sale may be executed in multiple counterparts, each of which, taken together, shall constitute one original.

[Signature Page Follows]

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed and delivered under seal as of the day and year first above written.

PURCHASER:	SELLER:

ARHC [__________], LLC, a Delaware limited liability company	[THE ALLEGRO AT ______/COLLEGE HARBOR PROPERTIES], LLC, a [Florida/Kentucky] limited liability company

By:	By:	ALLEGRO SENIOR LIVING, LLC,
its sole managing member
Name:
By:
Title:		Name:
Title:

ACKNOWLEDGEMENT OF BILL OF SALE

Each of the undersigned, which also comprise the cumulative “Seller” under the Purchase Agreement, acknowledges the Bill of Sale by [PH__] REALTY, LLC to which this Acknowledgement is attached and represents and warrants that it has no ownership or interest in any of the Purchased Personal Property conveyed thereby.

SELLER:

[THE ALLEGRO AT ______/COLLEGE HARBOR PROPERTIES], LLC, a [Florida/Kentucky] limited liability company

By:	ALLEGRO SENIOR LIVING, LLC, its sole managing member

By:
Name:
Title:

[THE ALLEGRO AT ______/COLLEGE HARBOR PROPERTIES], LLC, a [Florida/Kentucky] limited liability company

By:	ALLEGRO SENIOR LIVING, LLC, its sole managing member

By:
Name:
Title:

[THE ALLEGRO AT ______/COLLEGE HARBOR PROPERTIES], LLC, a [Florida/Kentucky] limited liability company

By:	ALLEGRO SENIOR LIVING, LLC, its sole managing member

By:
Name:
Title:

[signatures continue on next page]

[THE ALLEGRO AT ______/COLLEGE HARBOR PROPERTIES], LLC, a [Florida/Kentucky] limited liability company

By:	ALLEGRO SENIOR LIVING, LLC, its sole managing member

By:
Name:
Title:

[THE ALLEGRO AT ______/COLLEGE HARBOR PROPERTIES], LLC, a [Florida/Kentucky] limited liability company

By:	ALLEGRO SENIOR LIVING, LLC, its sole managing member

By:
Name:
Title:

EXHIBIT E-1

Post-Closing Management Agreement

[ See attached. ]

MANAGEMENT AGREEMENT

BY AND BETWEEN

ARHC [______________] TRS, LLC,
a Delaware limited liability company

AS TENANT

[SELLER LICENSEE]

AS SUBTENANT

And

Allegro management company

AS MANAGER

FOR [FACILITY NAME], [FACILITY CITY], [FLORIDA/KENTUCKY]

DATED AS OF SEPTEMBER ____, 2014

1.05.	Owner	9
1.06.	Permitted Use	9
1.07.	Person	9
1.08.	Repairs and Equipment Estimate	9
1.09.	Residents	9
1.10.	State	9
1.11.	Subtenant	9
1.12.	Sublease	9
1.13.	Targeted NOI	9
1.14.	Tenant	9
1.15.	Term	9
1.16.	Total Casualty	10
1.17.	Total Facility Revenues	10
1.18.	Unsuitable for Its Permitted Uses	10
1.19.	Working Capital	10

Article II APPOINTMENT oF MANAGER AND PRIMARY GoAL OF AGREEMENT		10

2.01.	Appointment of Manager	10
2.02.	Goals	10

Article III OPERATING FEES		11

3.01.	Operating Fee	11
3.02.	Incentive Fee	11
3.03.	Special Agreement Concerning the Revenues from the Sale of Alcoholic Beverages	12
3.04.	Construction Management	13
3.05.	No Other Fees	13

Article IV DUTIES AND RIGHTS OF MANAGER		13

4.01.	Authority of Manager Right of Possession	13
4.02.	Marketing Services	14
4.03.	Hiring and Training of Staff	14
4.04.	Operation Services Duties	14
4.05.	Manager’s Home Office Employees	17
4.06.	Personnel Administration	17
4.07.	Purchasing	17
4.08.	Occupancy Agreements	18
4.09.	Working Capital	18
4.10.	Expense Allocations	18
4.11.	Deposit and Disbursement of Funds	18
4.12.	Licenses and Permits	18

Article V OPERATING PROFITs, CREDITS AND COLLECTIONS, AND PROCEDURE FOR HANDLING RECEIPTS AND OPERATING CAPITAL		19

5.01.	Total Facility Revenues	19
5.02.	Total Facility Revenues Priority	19
5.03.	Credits and Collections	19

Article VI FINANCIAL RECORDS		20

6.01.	Accounting and Financial Records	20
6.02.	Reports	20
6.03.	Access	20
6.04.	Rights of Owner to Perform Accounting Functions	20

Article VII ANNUAL OPERATING BUDGET		21

7.01.	Annual Operating Budget; Approved Operating Budget	21

Article VIII OTHER FINANCIAL MATTERs		22

8.01.	Charges	22
8.02.	Tax Status	22
8.03.	Employee Withholding	22
8.04.	Reservation Deposit Accounts	22

Article IX GENERAL COVENANTS AND TENANT AND MANAGER OBLIGATIONS		22

9.01.	Licensee’s Obligations	22
9.02.	Quiet Enjoyment	23
9.03.	Manager’s Obligations	23
9.04.	Covenant Not To Compete	23
9.05.	Covenants Not to Hire	23

Article X REPAIRS, MAINTENANCE AND REPLACEMENTS		23

10.01.	Routine Repairs and Maintenance	23
10.02.	Repairs and Equipment	23
10.03.	Building Alterations, Improvements, Renewals and Replacements	25

Article XI REPRESENTATIONS, WARRANTIES AND GENERAL COVENANTS OF MANAGER		25

11.01.	Representations, Warranties and Covenants of Manager	25

Article XII INSURANCE		27

12.01.	General Insurance Requirements	27

Article XIII TERMINATION OF AGREEMENT; REMEDIES		27

13.01.	General Termination	27
13.02.	Elective Termination	28
13.03.	Termination on Sale of Facility	28
13.04.	Termination During Initial Term	28
13.05.	Performance Termination	28
13.06.	Termination on Change in Control of Manager	29
13.07.	Transition upon Termination	29

Article XIV LEGAL ACTIONS, GOVERNING LAW, LIABILITY OF MANAGER AND INDEMNITY		29

14.01.	Legal Actions	29
14.02.	Legal Fees and Costs	29
14.03.	Choice of Law	29
14.04.	Liability of Manager	29
14.05.	Indemnity	30
14.06.	Notice of Claim or Suit	31
14.07.	Survival of Indemnity	31

Article XV Regulatory and Contractual Requirements		31

15.01.	Regulatory and Contractual Requirements	31
15.02.	Equal Employment and Equal Housing Opportunity	32
15.03.	Hazardous Substances	32

Article XVI INTELLECTUAL PROPERTY		32

16.01.	Name of Facility	32
16.02.	Intellectual Property	32

Article XVII DAMAGE AND CONDEMNATION		32

17.01.	Damage and Repair	32
17.02.	Condemnation	33

Article XVIII MISCELLANEOUS PROVISIONS		33

18.01.	Additional Assurances	33
18.02.	Consents, Approval and Discretion	33
18.03.	No Brokerage	33
18.04.	Notices	34
18.05.	Severability	34
18.06.	Gender and Number	35
18.07.	Division and Heading	35
18.08.	Confidentiality of Information	35
18.09.	Right to Perform	35
18.10.	Assignment	35
18.11.	Limitation of Liability	35
18.12.	Right to Inspect	36
18.13.	Entire Agreement/Amendment/Waiver	36
18.14.	Expert Decisions	36
18.15.	Arbitration	37
18.16.	WAIVER OF JURY TRIAL.	37

LIST OF EXHIBITS

EXHIBIT A	Description of Real Property
EXHIBIT B	Approved Operating Budget
EXHIBIT C	Insurance Requirements
EXHIBIT D	Quarterly Certification
EXHIBIT E	Assumed Employee Obligations

MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT (“Agreement”) is executed effective as of the [____] day of September, 2014 (the “Effective Date”), by and among LOVE MANAGEMENT COMPANY, LLC, a Missouri limited liability company d/b/a Allegro management company (“Manager”); [SELLER LICENSEE ENTITY] (“Subtenant”); and ARHC [_____________] TRS, LLC, a Delaware limited liability company (“Tenant”).

WHEREAS, Subtenant is the sublessee of certain real property located in the city of [_______________], Florida as further described in Exhibit A attached hereto and made a part hereof, on which is situated a facility known as THE ALLEGRO AT _________ (the “Facility” as further defined in Section 1.18 herein); and

WHEREAS, Subtenant wishes to appoint Manager as manager of the Facility and Manager desires to operate the Facility, all subject to and upon the terms and conditions herein set forth;

NOW, THEREFORE, the parties hereto agree as follows:

Article III.
DEFINITIONS

The following terms shall have the meanings set forth below when used in this Agreement.

3.1.          Accounting Period. The term “Accounting Period” means and refers to a calendar month.

3.2.          Affiliate. The term “Affiliate” shall mean, with respect to any Person, any Person directly or indirectly Controlling, Controlled by or under common Control with any such Person.

3.3.          Agreement. The terms “Agreement” and this “Agreement” shall mean this Management Agreement between Subtenant, Tenant and Manager, and any amendments thereto as may be from time to time agreed to in writing by the parties.

3.4.          Annual Financial Report. The term “Annual Financial Report” shall have the meaning given such term in Section 4.04(k)(i).

3.5.          Applicable Laws. The term “Applicable Laws” shall mean all applicable laws, statutes, regulations, rules, ordinances, codes, licenses, permits and orders, from time to time in existence, of all courts of competent jurisdiction and Government Agencies, and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations of any kind, including, without limitation, those relating to (i) damage to, or the protection of real or personal property, (ii) human health and safety (except those requirements which, by definition, are solely the responsibility of employers), (iii) the Environment, including, without limitation, all valid and lawful requirements of courts and other Government Agencies pertaining to reporting, licensing, permitting, investigation, remediation and removal of underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pesticides, petroleum or petroleum products, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the Environment, or relating to the manufacture, processing, distribution, use,

1

treatment, storage, disposal, transport or handling of Hazardous Substances, underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, or (iv) accessibility for the disabled or handicapped, including, but not limited to, any applicable provisions of The Architectural Barriers Act of 1968, The Rehabilitation Act of 1973, The Fair Housing Act of 1988, The Americans With Disabilities Act, the accessibility code(s), if any, of the State in which the Facility is located, the laws described in Section 15.02, and all regulations and guidelines lawfully promulgated under any of the foregoing, as the same may be amended from time to time.

3.6.          Approved Operating Budget. The "Approved Operating Budget" shall be the Annual Operating Budget approved pursuant to Section 7.01.

3.7.          Annual Operating Budget. The term “Annual Operating Budget” shall have the meaning given to such term in Section 7.01.

3.8.          Capital Budget. The term “Capital Budget” shall be the Capital Budget included in the Approved Operating Budget.

3.9.          Cash Flow. The term “Cash Flow” shall mean all Total Facility Revenues in excess of Facility Expenses.

3.10.        Commencement of Management Services. The term “Commencement of Management Services” shall mean the date of this Agreement.

3.11.        Control. The term “Control” (including the correlative meanings of the terms “Controlling”, “Controlled by”, and “under common control with” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person whether through the Ownership of voting securities, by contract, or otherwise.

3.12.        Eligible Independent Contractor. The term “Eligible Independent Contractor” shall mean any person or entity designated as manager of the Facility, but only if (a) such person or entity does not own (either actually or constructively through related parties, as determined under Section 856(d)(3) of the Internal Revenue Code), directly or indirectly, more than thirty five percent (35%) of the shares of American Realty Capital Healthcare Trust II, Inc., (b) not more than thirty five percent (35%) of the total combined voting power of such person or entity’s stock or thirty five percent (35%) of the total shares of all classes of stock of such person or entity (in the case of a corporation), or not more than thirty five percent (35%) of the interests in such person or entity’s assets or net profits (in the case of entities other than corporations) is owned (again, either actually or constructively through related parties, as determined under Section 856(d)(3) of the Internal Revenue Code), by American Realty Capital Healthcare Trust II, Inc., and (c) at the time such person or entity enters into the Management Agreement with respect to the Facility to operate the same, such person or entity is actively engaged in the trade or business of operating Qualified Health Care Properties for any person or entity who is not a “related person” (within the meaning of Section 856(d)(9)(A) of the Internal Revenue Code) with respect to the Tenant and/or any of the Tenant’s Affiliates.

3.13.        Entity. The term Entity shall mean any corporation, general or limited partnership, limited liability company, partnership, stock company or association, joint venture, association, company, trust, bank, trust company, land trust, business trust, cooperative, any government or agency or political subdivision thereof or any other entity that is not a natural person.

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3.14.      Environment. The term “Environment” shall mean soil, surface waters, ground waters, land, streams, sediments, surface or subsurface strata and ambient air.

3.15.      Event of Default. The term “Event of Default” means the occurrence of any default and the expiration of any applicable cure period set forth herein.

3.16.      Excess Cash Flow. The term “Excess Cash Flow” shall mean the amount, if any, that is left after deducting from Total Facility Revenues for a Fiscal Year (or any period thereof) the amount necessary to pay the following amounts (including all amounts accrued pursuant to the second paragraph of Section 5.02 below), in the following order, for that Fiscal Year (or applicable period thereof) (i) Facility Expenses (which shall include the Operating Fee but excluding Facility Expenses of the type described in Section 1.19(k)) and (ii) payment to the FF&E Reserve as provided herein, except to the extent the same exceeds $500 per unit per year.

3.17.      Expert. The term “Expert” shall mean an independent, nationally recognized assisted living facility consulting firm or individual who is qualified to resolve the issue in question, and who is appointed in each instance by agreement of the parties or, failing agreement, each party shall select one (1) such nationally recognized consulting firm or individual and the two (2) respective firms and/or individuals so selected shall select another such nationally recognized consulting firm or individual to be the Expert. Each party agrees that it shall not appoint an individual to select or to be an Expert hereunder if the individual is, as of the date of appointment or within six (6) months prior to such date, employed by such party, either directly or as a consultant, in connection with any other matter. In the event that either party calls for an Expert determination pursuant to the terms hereof, the parties shall have ten (10) days from the date of such request to agree upon an Expert and, if they fail to agree, each party shall have an additional ten (10) days to make its respective selection of a firm or individual, and within ten (10) days of such respective selections, the two (2) respective firms and/or individuals so selected shall select another such nationally recognized consulting firm or individual to be the Expert. If either party fails to make its respective selection of a firm or individual within the ten (10) day period provided for above, then the other party’s selection shall be the Expert. Also, if the two (2) respective firms and/or individuals so selected shall fail to select a third nationally recognized consulting firm or individual to be the Expert, then such Expert shall be appointed by the American Arbitration Association and shall be a qualified person having at least ten (10) years recent professional experience as to the subject matter in question. Prior to the actual occurrence of a dispute hereunder, upon request by either party, the parties shall in good faith select and agree upon the firm or individual who will perform the duties of the Expert hereunder with respect to one, some or all of the issues that may be referred to an Expert pursuant to the provisions of this Agreement; provided that at any time after such pre-approval of an Expert, upon the request of either party based upon a reasonable objection to such Expert, the parties shall in good faith discuss the replacement of such Expert with respect to one, some or all of the issues that may be referred to such Expert hereunder.

3.18.      Facility. The term “Facility” shall mean the facility located on the real property located in [_______________], [Kentucky/Florida], as further described on attached Exhibit A.

3.19.      Facility Expenses. The term “Facility Expenses” shall mean for the requisite period, the sum of the following items:

(i)          The cost of operating the Facility incurred in accordance with this Agreement, including, without limitation, compensation, fringe benefits, payroll taxes and other costs relating to employees of Licensee or the Manager (the foregoing costs shall not include salaries and other employee costs of any personnel of the Manager who do not work at the Facility on a regular basis, unless such

3

persons are replacing or supplementing the services of Facility level employees at a time of need for such assistance (i.e., in the event of emergency, absence, vacancy, or unusual demand levels, or other atypical circumstances);

(ii)         Departmental expenses incurred at departments within the Facility; administrative and general expenses; the cost of marketing, advertising and business promotion incurred by the Facility in accordance with the Marketing Budget; heat, light, and power; software license fees and computer line charges at the Facility;

(iii)        Facility license fees (prorated amongst applicable license terms);

(iv)        Except to the extent funded from the FF&E Reserve, the cost of FF&E and Inventories consumed in the operation of the Facility;

(v)         A reasonable reserve for uncollectible accounts receivable as determined by the Manager;

(vi)        To the extent provided in the Approved Operating Budget or otherwise approved in writing by Tenant and Licensee, all costs and fees of independent professionals or other third parties who are retained by the Manager to perform services required or permitted hereunder;

(vii)       To the extent provided in the Approved Operating Budget or otherwise approved in writing by Tenant and Licensee, all costs and fees of technical consultants and operational experts who are retained or employed by the Manager for specialized services (including, without limitation, quality assurance inspectors) and the cost of attendance by employees of the Facility at training and manpower development programs sponsored by the Manager;

(viii)      Payments made into the FF&E Reserve, up to $500 per unit, per calendar year;

(ix)         Any applicable sales tax;

(x)          The Operating Fee paid to Manager, and such other costs and expenses incurred by Manager or its Affiliates or employees in connection with the Facility as are specifically provided for elsewhere in this Agreement (but expressly excluding any Construction Management Fee payable to Manager or any fee for construction management services payable to any third party to the extent either arise from payments from the FF&E Reserve for capital expenditures in excess of $500 per unit, per calendar year);

(xi)         Costs and expenses incurred by the Expert in performing its duties under Section 18.14 of the Agreement;

(xii)        Any premium or deductible on any of the insurance policies maintained by Manager under Article XII below;

(xiii)       All other costs and expenses treated as Facility Expenses under this Agreement or under the Lease Agreement or included in the Approved Operating Budget; and

(xiv)       Certain expenses incurred by Manager with respect to multiple Facilities, including the Facility, and allocated to the Facility in accordance with Section 4.10.

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Except as expressly set forth in an Approved Operating Budget or expressly permitted in this Agreement or otherwise expressly approved by Tenant, the term “Facility Expenses” shall not include:

a)	Any employee claim which is not covered by insurance, if the claim arose as a result of the gross negligence or intentional misconduct of the Manager, or its Home Office Employees or officers;

b)	Costs incurred by Manager for salary and wages, payroll taxes, workers' compensation, bonus compensation, incentive compensation, retirement plan payments, travel expenses and other benefits payable to Manager's corporate office employees or divisional or regional supervisor employees (including, without limitation, non-incentive stock option grants and any bonus compensation to such employees);

c)	Costs and expenses incurred by Manager for stock options plans or stock award programs provided to personnel and staff unless approved by Tenant in writing or included as part of the Approved Budget;

d)	Costs incurred by Manager for in-house accounting and reporting systems, software or services, or any pro rata charge thereof, furnished by Manager under this Agreement, as distinguished from third party accounting and reporting costs (as for example, the annual auditing costs of accountants) and third party software (such as Yardi);

e)	Costs incurred by Manager for forms, papers, ledgers and other supplies, equipment, copying and telephone of any kind used in Manager's office at any location other than the Facility;

f)	Costs incurred by Manager for political contributions;

g)	Costs attributable to losses which are covered by the indemnity obligations of Manager pursuant to Section 14.05 of this Agreement;

h)	Costs incurred by Manager for training and hiring expenses related to Home Office Employees or divisional supervisory employees, including but not limited to employment and employment agency fees;

i)	Costs incurred by Manager for advertising expenses of Manager other than costs of marketing the Facility for lease or occupancy, or costs of employment ads for positions at the Facility;

j)	Costs incurred by Manager for any in-house risk manager, architect, engineer, accountant or other professional advisor or consultant employed by Manager (as distinct from third parties engaged for the performance of such services) except for allocations for services rendered directly to the Facility;

k)	Costs incurred by Manager for dues of Manager or any of its employees (except those employees located at the Facility) in professional

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organizations or for any of Manager's employees participating in industry conventions or meetings (except those employees located at the Facility);

l)	Payments made into the FF&E Reserve in excess of $500 per unit, per calendar year; and

m)	Any costs and expenses incurred in management of properties or facilities not operated by Tenant.

3.20.      FF&E. The term “FF&E” shall mean all items of personal property, as defined under the Model Uniform Commercial Code, including, but not limited to: (a) all equipment, machinery, fixtures, and other items of property, now or hereafter permanently affixed to or incorporated into the Facility, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which, to the maximum extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto; (b) all furniture, furnishings, movable walls or partitions, computers or trade fixtures or other personal property of any kind or description used or useful in Licensee’s business on or in the Facility, and all modifications, replacements, alterations and additions to such personal property, except those incurred in normal resident turnover which shall be a Facility Expense; (c) all linen, china, glassware, tableware, uniforms and similar items, whether used in connection with public space or Licensee rooms; and (d) “Property and Equipment,” “P&E,” and “FF&E” (as such terms are customarily used and defined in the most broad and inclusive sense), as well as all other items included within the category of Inventory.

3.21.      FF&E Reserve. The term “FF&E Reserve” shall mean the reserve established pursuant to Section 10.02(a). All amounts in the FF&E Reserve shall be the property of the Licensee.

3.22.      FF&E Reserve Expenditures. The term “FF&E Reserve Expenditures” shall mean the expenditures from the FF&E Reserve pursuant to Article X below.

3.23.      FF&E Reserve Payment. The term “FF&E Reserve Payment” shall mean the reserve payment required pursuant to Section 10.02(e).

3.24.      Fiscal Year. The term “Fiscal Year” shall mean the calendar year, and the period, if any, from January 1st to the end of the Term in the calendar year in which the Term expires.

3.25.      Force Majeure Event. The term “Force Majeure Event” means any circumstance at the Facility which is not in the reasonable control of either party hereto, caused by any of the following: strikes, lockouts; acts of God; acts of war; acts of terrorism; civil commotion; fire or any other casualty; governmental action; or other similar cause or circumstance which is not in the reasonable control of either party hereto. Neither lack of financing nor general economic and/or market factors is a Force Majeure Event.

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3.26.      GAAP. The term “GAAP” shall mean Generally Accepted Accounting Principles as adopted by the American Institute of Certified Public Accountants.

3.27.      GDP Deflator. The term “GDP Deflator” shall mean the “Gross Domestic Product Implicit Price Deflator” issued from time to time by the United States Bureau of Economic Analysis of the Department of Commerce, or if the aforesaid GDP Deflator is not at such time so prepared and published, any comparable index selected by Manager and reasonably satisfactory to Licensee and Tenant (a “Substitute Index”), then prepared and published by an agency of the government of the United States, appropriately adjusted for changes in the manner in which such index is prepared and/or year upon which such index is based. Except as otherwise expressly stated herein, whenever a number or amount is required to be “adjusted by the GDP Deflator,” or similar terminology, such adjustment shall be equal to the percentage increase or decrease in the GDP Deflator which is issued for the month in which such adjustment is to be made (or, if the GDP Deflator for such month is not yet publicly available, the GDP Deflator for the most recent month for which the GDP Deflator is publicly available) as compared to the GDP Deflator which was issued for the month in which the Commencement of Management Services occurred.

3.28.      Government Agency. The term “Government Agency” shall mean any legislative body, court, agency, authority, board (including, without limitation, health and long term care, environmental protection, planning and zoning), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit of the United States or the State or any county or any political subdivision of any of the foregoing, whether now or hereafter in existence, having jurisdiction over Manager or the Facility or any portion thereof.

3.29.      Hazardous Substances. The term “Hazardous Substances” shall mean any substance:

(i)          the presence of which requires or may hereafter require notification, investigation or remediation under any federal, state or local statute, regulation, rule, ordinance, order, action or policy; or

(ii)         which is or becomes defined as a “hazardous waste”, “hazardous material” or “hazardous substance” or “pollutant” or “contaminant” under any present or future federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) and the regulations promulgated thereunder; or

(iii)        which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any Government Agency; or

(iv)        the presence of which on the Facility causes or materially threatens to cause an unlawful nuisance upon the real property described in Exhibit A or to adjacent properties or poses or materially threatens to pose a hazard to the Facility or to the health or safety of persons on or about the Facility; or

(v)         without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; or

(vi)        without limitation, which contains polychlorinated biphenyls (PCBs) or asbestos or urea formaldehyde foam insulation; or

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(vii)       without limitation, which contains or emits radioactive particles, waves or material; or

(viii)      without limitation, constitutes materials which are now or may hereafter be subject to regulation pursuant to the Material Waste Tracking Act of 1988, or any Applicable Laws promulgated by any Government Agency.

3.30.      Home Office Employees. The term “Home Office Employees” shall mean those employees defined in Section 4.05.

3.31.      Incentive Fee. The term “Incentive Fee” shall have the meaning given to such term in Section 3.02.

3.32.      Intellectual Property. The term “Intellectual Property” shall mean (i) all computer software (and any associated source codes) developed and owned by Manager or an Affiliate of Manager; (ii) all manuals, instructions, policies, procedures and directives developed and issued by Manager to its employees at the Facility or to Licensee’s employees at the Facility regarding the procedures and techniques to be used in operation of the Facility; and (iii) the “Allegro” name used as part of the name of the Facility. The term “Intellectual Property” does not include the data and information stored or maintained on the Intellectual Property described in subsection (i) above.

3.33.      Inventories. The term “Inventories” shall mean all inventories, as such term is customarily used and defined in its most broad and inclusive sense including, but not limited to, all inventories of food, beverages and other consumables held by Manager for sale or use at or from the Facility, and soap, cleaning supplies, paper supplies, operating supplies, china, glassware, silver, linen, uniforms, building and maintenance supplies, spare parts and attic stock, medical supplies, drugs and all other such goods, wares and merchandise held by Manager for sale to or for consumption by Residents of the Facility and all such other goods returned to or repossessed by Manager.

3.34.      Lease Agreement. The term “Lease Agreement” shall mean the Lease Agreement of even date herewith between the Owner, as the landlord thereunder, and the Tenant, as tenant thereunder, with respect to the Facility.

3.35.      Legal Requirements. The term “Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, codes, laws, rules, orders, writs, regulations, ordinances, judgments, decrees and injunctions affecting the Facility or the maintenance, construction, alteration or operation thereof, whether now or hereafter enacted or in existence, including, without limitation, (a) all permits, licenses, authorizations, certificates and regulations necessary to operate the Facility for its Permitted Use, and (b) Applicable Laws.

3.36.      Licensee. The term “Licensee” shall mean the Entity holding the State license to operate the Facility for its Permitted Use, who shall be the Subtenant until the expiration or earlier termination of the Sublease, and thereafter shall be the Tenant.

3.37.      Management Services. The term “Management Services” shall mean the operational and personnel administration services described in this Agreement, which shall commence upon the date of this Agreement.

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3.38.      Manager. The term “Manager” shall mean LOVE MANAGEMENT COMPANY, LLC, a Missouri limited liability company d/b/a Allegro management company.

3.39.      Marketing Budget. The term “Marketing Budget” shall be the Marketing Budget included in the Approved Operating Budget.

3.40.      Marketing Services. The term “Marketing Services” shall have that meaning given such term in Section 4.02.

3.41.      Net Facility Revenues. The term “Net Facility Revenues” shall mean for the applicable period of time, Total Facility Revenues for such period (i) less the cost of rent and similar incentives provided to Residents and prospective Residents during such period, (ii) less the cost of bad debt expenses incurred during such period, and (iii) plus the amount of bad debt recoveries received during such period.

3.42.      Net Operating Income. The term “Net Operating Income” for any period shall mean Total Facility Revenues for such period less Facility Expenses (other than Facility Expenses of the type described in Section 1.19(j)) for such period.

3.43.      Non-Routine Capital Expenditures. The term “Non-Routine Capital Expenditures” shall have the meaning given to such term in Section 10.03(a).

3.44.      Operating Fee. The term “Operating Fee” shall have the meaning given such term in Section 3.01.

3.45.      Owner. The term “Owner” shall mean ARHC [___________], LLC, a Delaware limited liability company.

3.46.      Permitted Use. The term “Permitted Use” shall mean use as an independent and/or assisted living facility [FOR COLLEGE HARBOR ONLY and for skilled nursing] and for such other uses as may be necessary or incidental to such use, with appropriate amenities for the same, and for no other purpose that has not been approved in writing by Tenant, Owner and Manager.

3.47.      Person. The term “Person” shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

3.48.      Repairs and Equipment Estimate. The term “Repairs and Equipment Estimate” shall have the meaning given to such term in Section 10.02(e).

3.49.      Residents. The term “Resident” or "Residents" shall have the meaning given such term in Section 2.02(c).

3.50.      State. The term “State” shall mean the [Commonwealth of Kentucky/State of Florida] and any regulatory agencies within the State with overview authority or other authority over the Facility, unless otherwise specifically indicated.

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3.51.      Subtenant. The term “Subtenant” shall mean ____________________________, a __________ ______________.

3.52.      Sublease. The term “Sublease” shall mean the Transition Period Sublease of even date herewith between the Tenant and the Subtenant.

3.53.      Targeted NOI. The term “Targeted NOI” shall mean the total targeted Excess Cash Flow for a given Fiscal Year (or any period thereof) as reflected in the Approved Operating Budget for such Fiscal Year.

3.54.      Tenant. The term “Tenant” shall mean ARHC [_____________] TRS, LLC, a Delaware limited liability company.

3.55.     Term. The “Term” of this Agreement shall be the period beginning on the date of Commencement of Management Services and ending at 11:59 p.m. on the day before the second (2nd) anniversary of such date (the "Initial Term"), subject to earlier termination as permitted under the terms of this Agreement. Unless either party provides notice to the other party of termination at least thirty (30) days prior to the end of the Initial Term of this Agreement or any extended term of this Agreement, the Term shall automatically extend for successive one-year periods following the expiration of the Initial Term (each a “Renewal Term”).

3.56.      Total Casualty. The term “Total Casualty” shall mean any fire or other casualty which renders the Facility Unsuitable for its Permitted Uses.

3.57.      Total Facility Revenues. The term “Total Facility Revenues” shall mean for the applicable period of time, but without duplication, all gross revenues and receipts of every kind received or derived by or for the benefit of Licensee, Manager or their Affiliates from operating or causing the operation of the Facility and all parts thereof; provided, however, that Total Facility Revenues shall not include the following: the Operating Fee paid by Licensee to Manager pursuant to this Agreement (which, for the avoidance of doubt, shall be based upon Total Facility Revenues and treated as a Facility Expense); gratuities to Facility employees; federal, state or municipal excise, sales, occupancy, use or similar taxes collected directly from Residents or included as part of the sales price of any goods or services, and which are remitted to the appropriate Government Agency; insurance proceeds (except loss of income insurance); condemnation proceeds; and any proceeds from the sale of the Facility or from the refinancing of any debt encumbering the Facility; proceeds from the disposition of furnishings, fixtures and equipment no longer necessary for the operation of the Facility, which shall be deposited in the FF&E Reserve; and interest which accrues on amounts deposited in the FF&E Reserve. Any deposits or other amounts that are refunded to a Resident shall be credited against Total Facility Revenues during the month in which such refunds are made, if previously included in Total Facility Revenues.

3.58.       Unsuitable for Its Permitted Uses. The term “Unsuitable for its Permitted Uses” shall mean a state or condition of the Facility such that following any damage or destruction involving the Facility, the Facility cannot be operated in the reasonable judgment of Manager (after conferring with Licensee, Tenant and Owner) on a commercially practical basis for its Permitted Use.

3.59.      Working Capital. The term “Working Capital” means assets that are reasonably necessary and used for the day-to-day operation of the Facility, including, without limitation,

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amounts sufficient for the maintenance of petty cash funds, amounts deposited in operating bank accounts, accounts receivables, prepaid expenses, and funds required to maintain Inventories and pay all Facility Expenses as they become due, less accounts payable and accrued current liabilities.

Article IV.
APPOINTMENT oF MANAGER AND PRIMARY GoAL OF AGREEMENT

4.1.        Appointment of Manager. Licensee hereby appoints Manager and Manager hereby accepts appointment, subject to the terms and conditions of this Agreement, as the sole and exclusive manager for the daily operation and management of the Facility during the Term. Except as otherwise provided herein, Manager shall have responsibility and complete and full control and discretion in the operation, direction, management and supervision of the Facility, subject only to the limitations expressed herein. Manager accepts said appointment and agrees to manage the Facility during the Term of this Agreement in accordance with the terms and conditions hereinafter set forth. Notwithstanding any provision of this Agreement to the contrary, Licensee shall, to the extent required by Legal Requirements, retain ultimate authority and responsibility for the operation of the Facility, and Manager shall act in accordance with Licensee’s written instructions, if given pursuant to the authority retained by Licensee in this sentence.

4.2.        Goals. Manager shall, consistent with the then-current Approved Operating Budget and to the extent funds are made available, take all commercially reasonable steps to:

(i)          Have the Facility operated and maintained the way it was previously operated and maintained by Manager or its Affiliates;

(ii)         Establish and maintain programs to promote the most effective utilization of the Facility’s services;

(iii)        Provide quality services to residents of the Facility (the “Residents”) in a manner consistent with the form of resident agreement in use from time to time at the Facility in accordance with Section 4.08 below and the Approved Operating Budget;

(iv)        Establish appropriate marketing programs and maintain a public image of excellence for the Facility;

(v)         Maintain a well-trained and sufficient number of quality staffing of the Facility;

(vi)        Operate the Facility on a sound financial basis;

(vii)       Institute and maintain a sound financial accounting system for the Facility;

(viii)      Institute and maintain adequate internal fiscal controls through proper budgeting, accounting procedures, and timely financial reporting;

(ix)         Prevent loss of Total Facility Revenues from the Facility and establish sound Cash Flow through sound billing and collection procedures and methods;

(x)          Conform operations at the Facility to all applicable Legal Requirements; and

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(xi)         Maintain the Facility in a first-class condition and repair.

Article V.
OPERATING FEES

5.1.        Operating Fee. As compensation for the services to be rendered by Manager in accordance with this Agreement, unless an Event of Default by Manager has occurred and is continuing, during the Term Licensee shall pay to Manager on a monthly basis in accordance with Section 5.01 an operating fee (the “Operating Fee”) equal to five percent (5.0%) of the Net Facility Revenues. The Operating Fee for the month during which the Commencement of Management Services occurs and for the month during which the expiration of the Term occurs shall be prorated based on the number of days in the month including the date of the Commencement of Management Services and the date the Term expires. The Operating Fee for the month during which the Commencement of Management Services occurs shall be due in the first month after the month in which the Commencement of Management Services occurs.

The Operating Fee will cover the cost of Manager’s supervision and general overall management of the Facility, including Manager’s overhead costs and its Home Office Employees’ salaries and fringe benefits and all necessary travel and incidental expenses of management in accordance with Article IV (except as otherwise provided in Section 1.19(a) above and Section 4.05 below) (except for allocable costs described in Section 4.10, which shall be Facility Expenses).

5.2.        Incentive Fee. As additional compensation for services to be rendered by Manager, beginning in the first full Fiscal Year following the Effective Date (i.e., beginning on January 1, 2015), an incentive fee shall be paid to Manager equal to twenty percent (20%) of any Excess Cash Flow over Targeted NOI (the “Incentive Fee”) for each Fiscal Year. For these purposes, Excess Cash Flow shall mean the amount, if any, that is left after deducting from Total Facility Revenues for the applicable Fiscal Year the amount necessary to pay the following amounts (including all amounts accrued pursuant to the second paragraph of Section 5.02 below), in the following order, for that Fiscal Year (i) Facility Expenses (which shall include the Operating Fee) and (ii) payment to the FF&E Reserve a contribution of up to $500 per unit (without duplication to the extent such contribution has been reflected in the determination of Facility Expenses) as provided herein. Any Incentive Fee for a Fiscal Year shall be payable after the Annual Financial Report for that Fiscal Year has been accepted pursuant to Section 6.01 below. For the avoidance of doubt, any remaining Excess Cash Flow after payment of the Incentive Fee in accordance with this Agreement shall be paid to Tenant.

5.3.        Special Agreement Concerning the Revenues from the Sale of Alcoholic Beverages. [DOES NOT APPLY TO HELMWOOD]. Manager is currently the holder of a license issued by the Florida Department of Professional Regulation, Division of Alcohol and Tobacco (the "Division") to sell alcoholic beverages at the Facility. The parties agree as follows concerning the sale of alcoholic beverages at the Facility:

(a)	All sales of alcoholic beverages at the Facility shall only be accomplished in strict accordance with applicable law.

(b)	Until and unless Licensee obtains a license for the sale of alcoholic beverages, (and unless the Licensee, Manager and Tenant agree to

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discontinue the sale of alcoholic beverages at the Facility) at all times both this Agreement and the Sublease shall remain in full force and effect, Manager agrees that Manager shall retain its license for the sale of alcoholic beverages at the Facility existing as of the Effective Date.

(c)	In the event that anytime during the term of this Agreement, the Division determines that Manager must be a co-licensee with Licensee in connection with the sale of alcoholic beverages at the Facility, at Licensee's sole cost and expense, Manager shall take all reasonable and necessary steps to join in such application, provide all certifications and documentation required for Manager's inclusion as a co-licensee for the beverage license for the Facility, and to satisfy the requirements imposed upon Manager as a co-licensee for the beverage license for the Facility.

(d)	At anytime during the term of this Agreement that either: (i) there is a Sublease in place, or (ii) Licensee is not the holder of a valid license to sell alcoholic beverages at the Facility and Manager does hold such a license:

(1) Manager shall be entitled to retain one hundred percent (100%) of the income received from the sale of alcoholic beverages at the Facility and

(2) the costs of purchase of alcoholic beverages for resale by the Facility shall not be included in Facility Expenses and shall be paid by Manager from Manager's own funds.

(e)	For the sake of clarity, at anytime during the term of this Agreement, both (i) there is no Sublease in place with regard to the Facility, and (ii) Licensee holds a license from the Division authorizing the sale of alcoholic beverages from the Facility (regardless of whether Manager is a co-licensee thereon), the provisions of paragraph 3.03(d) above shall not apply and (x) income from the sale of alcoholic beverages shall be included in Total Facility Revenues, and (z) the costs of purchase of alcoholic beverages for resale by the Facility shall be included in Facility Expenses.

(f)	At the time of changeover between the provisions of paragraph 3.03(d) and 3.03(e) above, the parties shall make reasonable and equitable adjustments amongst themselves with regard to the party making payment for purchases of alcoholic beverages for resale.

(g)	Upon the termination of this Agreement for any reason, Manager shall be removed from the alcoholic beverage license for the Facility within three (3) business days following the last day of the term of this Agreement.

5.4.       Construction Management. Licensee shall have the option of supervising all capital improvement or other construction management projects at or involving the Facility or requesting

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Manager to supervise the same on a case by case basis. For any supervision of capital improvement projects or other construction management services at or involving the Facility:

(a)	as to which capital improvement project Licensee has delegated supervision to Manager; and

(b)	either, (i) the cost of which individual project exceeds $300,000.00 or (ii) the scope of which capital improvement project reasonably necessitates true construction management services (as reasonably recommended to Licensee by Manager or as determined by Licensee),

Tenant/Licensee shall pay and Manager shall receive an additional fee equal to five percent (5%) of the total cost of the project (the “Construction Management Fee”) in the event Manager agrees to undertake (either directly or through an Affiliate) to provide such construction management services. For any individual capital improvement project or other construction project at or involving the Facility, the cost of which does not exceed $300,000.00 or the scope of which does not reasonably require professional construction management services, Manager shall receive no additional fee. In addition, Manager shall not be entitled to any additional fee for construction projects where Licensee has elected to self-supervise or to hire another construction management professional to oversee the project.

5.5.        No Other Fees. Except for any Termination Fee or Early Termination Fee and any other compensation expressly set forth in this Agreement, the fees detailed in this Article III shall be Manager’s only compensation under this Agreement.

Article VI.
DUTIES AND RIGHTS OF MANAGER

6.1.        Authority of Manager Right of Possession. Subject to the limitations in the last sentence of Section 2.01 above, Facility operations shall be under the supervision and control of Manager who, except as otherwise specifically provided in this Agreement, shall be responsible for the proper and efficient operation of the Facility. To the fullest extent permitted by Legal Requirements, Manager shall have discretion and control, free from interference, interruption or disturbance, in all matters relating to day-to-day management and operation of the Facility, including, without limitation, the following: fees and charges for providing accommodations, food services, and related services to Residents and their guests (subject to Licensee’s rights under Section 8.01 below); supervision of Resident care; credit policies; food and beverage services; employment policies; executing, modifying and terminating licenses and concessions for commercial space within the Facility in accordance with Section 4.04 hereof (provided that the term of any such license or concession shall not extend beyond the Term of this Agreement); receipt, holding and disbursement of funds; maintenance of bank accounts; procurement of inventories, supplies and services; promotion and publicity; and, generally, all activities necessary for the operation of the Facility.

6.2.        Marketing Services. Manager shall provide the following services (the “Marketing Services”):

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(i)          Prepare the marketing plan and marketing strategy for the Facility, and the Marketing Budget, which shall be part of the Annual Operating Budget, revised annually at the time of submission of the Annual Operating Budget, and (as approved) part of the Approved Operating Budget.

(ii)         Direct the marketing efforts for the Facility in accordance with the Approved Operating Budget.

(iii)        Plan and implement community outreach, public relations and special events programs.

6.3.        Hiring and Training of Staff. Subject to the limitations in the last sentence of Section 2.01 above, Manager shall be solely responsible for the hiring of all Facility staff. All personnel hired for purposes of operating and maintaining the Facility shall be employed and paid by Manager, and the salaries, costs and benefits of such employees shall be Facility Expenses. The salaries, costs and benefits of the employees shall be competitive with the community in which the Facility is located and generally commensurate with the salaries, costs and benefits paid by Manager or its Affiliates at the other comparable facilities it owns or manages, to the extent provided for in the Approved Operating Budget. Manager may retain the services of a professional employer organization (PEO) reasonably acceptable to Licensee to provide payroll benefits, administration and other employment-related services. The form of the agreement between Manager and the PEO shall be subject to Licensee’s approval. The cost of the PEO shall be a Facility Expense. The PEO shall not be deemed an agent or representative of Licensee, Tenant or Owner for purposes of this Agreement.

6.4.        Operation Services Duties. As Manager of the Facility, Manager shall implement all aspects of the operation of the Facility in accordance with the terms of this Agreement, and to the fullest extent permitted by Legal Requirements, shall have responsibility and commensurate authority for all such activities. In addition to any other duties set forth in this Agreement, and subject to the limitations contained in this Agreement, Manager shall:

(i)          On behalf of Licensee, enter into all contracts, leases and agreements required in the ordinary course of business for the supply, operation, maintenance and service of the Facility (including but not limited to food procurement, trash removal, pest control and elevator maintenance) and, subject to adequate funds being available, pay the costs of all such services when due. Manager shall obtain the written consent of Licensee before entering into any contract, lease or agreement in excess of $15,000 per year, or with a term of more than twelve (12) months that may not be terminated by Manager without penalty on no more than thirty (30) days written notice, except those specifically set forth in the Approved Operating Budget or authorized by Section 4.08 below. Notwithstanding the foregoing, Manager shall obtain Licensee’s written consent on any proposed resident lease whose proposed terms are less than 85% of the approved Leasing Guidelines. If Manager requests the written consent of Licensee to a contract, lease or agreement pursuant to the immediately preceding sentence, in accordance with the notice requirements in Section 18.04 below, then the Licensee shall be conclusively deemed to have given such written consent if Licensee has not, within ten (10) business days after its receipt of such written notice from Manager, given Manager written notice, in accordance with the requirements of Section 18.04 below, objecting to such contract, lease or agreement.

(ii)         Purchase such Inventories as are necessary to operate and maintain the Facility in a proper manner.

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(iii)        Recruit, hire, supervise and train all employees to be employed at the Facility.

(iv)        Provide care to Residents of the Facility as provided for in the resident agreement agreed to by the Manager, on behalf of Licensee, in accordance with Section 4.08 below, and such Residents.

(v)         Subject to the limitations in Section 8.01 below, set all resident fees, and make a diligent and commercially reasonable effort to collect such fees.

(vi)        Oversee and manage all day-to-day operations of the Facility.

(vii)       Subject to the limitations in Section 5.03 below, collect all amounts included in Total Facility Revenues and deposit them in the “operations” bank account described in Section 4.11 below.

(viii)      Provide Licensee with periodic operational updates (e.g. quarterly conference calls or as reasonably requested) as to lease-up status, market conditions, collection matters, budget variances and similar matters.

(ix)         As a Facility Expense, prepare and deliver to Licensee the following statements for the Facility prepared consistently from period to period (which reports shall be certified by the accounting supervisor of Manager, and either of the president or chief operating officer of the Manager, as fairly presenting the financial position and results of operations of the Facility at the dates and for the periods presented in the reports) by the fifth (5th) business day of each calendar month during the Term (provided, however, that the Manager agrees to use commercially reasonable efforts to provide the same by the fifth (5th) calendar day of each month):

a)	Balance sheet and income statement (in Microsoft Excel format) (which balance sheet and income statement shall be consistent with GAAP);

b)	Trial balance with 3 columns (balance forward, net debits/credit, and ending balance in Microsoft Excel format);

c)	Rent roll;

d)	Report of daily census for the month;

e)	Marketing report;

f)	Accounts receivable and aging schedule (with comments regarding status of collections) for any Residents with an outstanding balance greater than thirty (30) days and greater than $500.00;

g)	Detail of Operating Fee calculations;

h)	Capital expenditure reconciliation to the approved capital budget in the Approved Budget;

i)	Disclosure of any material communications relating to the Facility with regulatory agencies and state surveys;

j)	Most recent sales tax filings with the monthly reporting submittals to help validate to our tax department that you are current with filings;

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k)	Manager expenses allocated to the Facility as Facility Expenses pursuant to Section 4.10;

l)	All balance sheet reconcilements;

m)	A month-to-month income statement variance analysis based upon actual financial performance; and

n)	Any other information in Manager’s possession or control relating to the Facility reasonably requested by Licensee or Tenant.

(x)          As a Facility Expense, prepare the following reports (which reports shall be certified by an officer of Manager as fairly presenting the financial position and results of operations of the Facility at the dates and for the periods presented in the reports) and management status reports of the Facility, to be submitted to Licensee within twenty (20) days after the end of each February, May, August and December.

a)	Signed Certification statement in the form attached hereto as Exhibit D executed by the controller, chief financial officer or president of Manager; and

b)	Manager will cooperate in providing other reports as reasonable and necessary which are requested by the Tenant.

(xi)        As a Facility Expense, prepare the following annual reports (which reports shall be certified by the accounting supervisor of Manager, and either of the president or chief operating officer of the Manager as fairly presenting the financial position and results of operations of the Facility at the dates and for the periods presented in the reports) and management status reports of the Facility, to be submitted to Licensee within seventy-five (75) days after the end of each calendar year, and each of which to be subject to an audit, at Tenant's cost, by a firm of accountants selected by Licensee, at Licensee’s expense.

a)	Balance sheet and income statement (which balance sheet and income statement shall be prepared in accordance with GAAP) (the “Annual Financial Report”);

b)	Revenues, Facility Expenses, Excess Cash Flow and Net Operating Income;

c)	Calculations of the Operating Fee;

d)	Capital expense reconciliation to the capital budget in the Approved Budget;

e)	Communications with any regulatory agencies relating to the Facility; and

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f)	Manager will cooperate in providing other reports as reasonable and necessary which are requested by the Tenant.

(xii)        As a Facility Expense, file and pay all applicable sales, personal property and real estate taxes imposed upon the Facility or the activities conducted therein.

6.5.        Manager’s Home Office Employees. As part of the provision of the services provided by Manager, Manager shall from time to time make its employees who are not working directly at the Facility (the “Home Office Employees”) available to Licensee and Manager’s onsite management staff for consultation and advice related to the Facility. Home Office Employees include Manager’s home office staff and staff at other facilities managed by Manager and its Affiliates with experience in areas such as, without limitation, accounting, budgeting, finance, human resources, marketing, food service and purchasing. Licensee may reasonably request such services, but the decision to provide Home Office Employees shall be within the reasonable discretion of Manager unless they were provided by Manager or its Affiliates under their prior management of the Facility. Except as otherwise provided in Section 4.10, the services of Home Office Employees shall be provided at no additional charge to Licensee. Should Licensee request a type, form or level of service that Home Office Employees have not previously provided to the Facility under Manager or its Affiliates prior management thereof at no additional cost, Manager shall, in its sole discretion, either (i) provide such services by Home Office Employees for an additional cost to be agreed to in advance by Licensee, which cost shall be a Facility Expense, or (ii) make a diligent and commercially reasonable effort to locate and contract for such services from outside consultants, the cost of which shall be a Facility Expense.

6.6.        Personnel Administration. The personnel at the Facility shall be employed by Manager, and the salaries, costs and benefits of such employees shall be Facility Expenses. Manager shall be responsible for recruiting, hiring, training, promoting, assigning, supervising and discharging the personnel of the Facility and shall be responsible for the formulation, implementation, modification and administration of wage scales, rates of compensation, employee insurance, employee taxes, in-service training, attendance at seminars or conferences, staffing schedules, job descriptions and personnel policies with respect to the personnel of the Facility in accordance with the Approved Operating Budget and in accordance with all Applicable Laws, including, without limitation, the laws set forth in Section 15.02. Licensee acknowledges and agrees that certain liabilities consisting of vacation pay, sick leave and obligations for quarterly bonuses accrued while such employees were employed by the Facility’s prior owner as set forth on Exhibit E shall be assumed by the Manager for the account of the Licensee and the Facility, and the costs of such items shall be a Facility Expense in the Accounting Periods in which such amounts are paid to the respective employees.

6.7.        Purchasing. Manager shall use, on behalf of the Facility, such purchasing systems and procedures developed by or otherwise available to Manager or its Affiliates for all items that are consistent with the Approved Operating Budget. In furtherance thereof, Manager shall utilize, to the extent that they offer competitive prices, any national purchasing contracts that Manager or its Affiliates may from time to time have in effect with suppliers of equipment and supplies. Any purchase by Manager made pursuant to or otherwise ancillary to this Agreement shall be made with Manager acting as agent for and at the expense of the Facility or Licensee. Licensee acknowledges that Manager is not a merchant and thus is not making any representations or

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warranties with respect to the goods or services purchased by Manager for use at the Facility, implied or otherwise. Manager shall fully disclose to Tenant and Licensee in writing any material interest of Manager and/or Affiliate in any vendor and Manager shall establish to Tenant’s and Licensee’s reasonable satisfaction that the purchase or contract was made after a competitive selection process and at a fair market price.

6.8.        Occupancy Agreements. Manager shall act as agent for Licensee in executing resident agreements and occupancy agreements, but Manager shall not enter into such agreement for a duration of more than one year, or any such agreement with terms less than eight-five percent (85%) of the Leasing Guidelines, without the prior consent of Licensee and Tenant, which shall not be unreasonably withheld, and which shall be granted or denied by Licensee and Tenant within five (5) business days after Manager’s request. The form of all resident agreements and occupancy agreements, and any material amendment thereto, shall be subject to Licensee’s written consent which shall not be unreasonably withheld or delayed.

6.9.        Working Capital. Licensee shall provide Working Capital for the Facility in an amount necessary to satisfy the reasonable needs of the Facility and Manager’s operation and management thereof, as set forth in the Approved Operating Budget. Under no circumstances shall Manager have the obligation to advance its own funds if there is insufficient Working Capital. If Manager provides written notice to Tenant and Licensee of a deficiency in Working Capital and submits an estimate of additional Working Capital that is needed, Licensee shall provide such additional Working Capital to Manager no later than ten (10) business days after Licensee’s receipt of a written request for same. In the event Tenant or Licensee disputes Manager’s request for additional Working Capital by written notice delivered to Manager within such ten (10) business day period, the dispute shall be submitted to the Expert as provided in Section 18.14 below, and Licensee’s duty to fund such additional Working Capital shall be tolled until such time as the Expert renders its decision. Manager will manage the Working Capital of the Facility prudently and in accordance with the Approved Operating Budget. Manager shall review and analyze the Working Capital needs of the Facility on a continuing basis. If Manager reasonably determines that there is excess Working Capital, such excess shall be returned to Tenant.

6.10.      Expense Allocations. Manager may allocate to the Facility, as a Facility Expense, a portion of certain out-of-pocket expenditures which benefit two or more of the facilities managed by Manager provided that such expenditures actually provide benefit to the Facility and are either included in an Approved Budget or otherwise approved in writing, in advance, by Tenant.

6.11.      Deposit and Disbursement of Funds. Manager shall open an "operations" bank account in which all receipts and monies arising from the operation of the Facility will be deposited and from which all Facility Expenses will be paid. The CFO, Chairman, President and any Vice President of the Manager shall be the only signatories on this "operations" bank account.

6.12.      Licenses and Permits. In addition to any other duties set forth in this Agreement, and subject to the limitations contained in this Agreement, Manager shall cause to be applied for, and use commercially reasonable efforts to obtain and maintain, all licenses and permits required of Licensee or Manager in connection with the management and operation of the Facility, other than the Facility License (as herein defined). Manager shall also take all action requested by

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Tenant and Licensee to allow Tenant to make initial applications for, and to prepare and submit any renewals or similar updates required to allow Licensee to maintain and comply with requirements related to, the Facility License.

For purposes of this Agreement, “Facility License” means the Assisted Living Facility License issued by the Agency for Health Care Administration for the State.

Article VII.
OPERATING PROFITs, CREDITS AND COLLECTIONS, AND
PROCEDURE FOR HANDLING RECEIPTS AND OPERATING CAPITAL

7.1.        Total Facility Revenues. Manager shall be responsible for taking all commercially reasonable steps to collect all Total Facility Revenues and fees billed to Residents and to the extent Total Facility Revenues and Working Capital are available, for paying Facility Expenses as agreed in the Approved Operating Budget. The Operating Fee will be paid from the Total Facility Revenues as Facility Expenses and will appear as such on the profit and loss report required by Section 6.01 below, and subject to available funds and the provisions of this Agreement relating to payment of the Operating Fee, Manager is entitled to cause payment of the Operating Fee based upon the Total Facility Revenues for the previous Accounting Period to be paid by the fifth (5th) calendar day of the current Accounting Period.

7.2.        Total Facility Revenues Priority. During each Accounting Period, the following items shall be paid from Total Facility Revenues, if available, in the following order: (a) Facility Expenses (which shall include the Operating Fee unless an Event of Default by Manager has occurred and is continuing), and (b) one-twelfth (1/12) of the FF&E Reserve Payment. The Incentive Fee shall be payable from Excess Cash Flow as provided in Section 3.02 above. Any remaining Excess Cash Flow, after payment of the Incentive Fee, shall be payable to Tenant.

In the event there is insufficient Total Facility Revenues to pay all such Facility Expenses in full, any unpaid amounts shall accrue and shall be payable, in the order set forth above, in any subsequent Accounting Period, to the extent Total Facility Revenues are available in such subsequent Accounting Period to make such payment, in whole or in part, after application of Total Facility Revenues in the then current Accounting Period to pay the amounts coming due in such then current Accounting Period in full, in the order set forth above in this Section 5.02.

7.3.        Credits and Collections. Manager shall install credit and collection policies and procedures, and Manager shall institute reasonable steps necessary to effectuate monthly billing by the Facility, and the collection of accounts and monies owed to the Facility. This also includes the institution by Manager of legal proceedings in the name of Licensee, the Manager (solely in its capacity as Manager of the Facility) and/or the Facility, if authorized by Licensee and Tenant in writing or consistent with Manager's credit and collection policies approved by Licensee and Tenant, to collect such accounts or to enforce the rights of Licensee as creditor under any contract in connection with the rendering of any service or the purchase of any goods, if, necessary in Licensee’s judgment after Manager has made a diligent and commercially reasonable effort to collect such accounts or to enforce such rights without the institution of such legal proceedings. Any and all reasonable costs and/or fees charged by third parties in

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connection with the collections and/or enforcement set forth in this Section 5.03, including, without limitation, attorneys’ fees, shall be included in Facility Expenses as a legal expense.

It being agreed and understood by the parties that for the Term of this Agreement as the same may be extended or sooner terminated, Licensee expressly appoints Manager, to the extent permitted by applicable law, as its agent to administer, process and collect, on Licensee’s behalf and in its name, any third party receivables. Manager shall have the right to enforce Licensee’s rights as creditor under any contract relating to the Facility or in connection with rendering any services at the Facility for the purposes of collecting accounts receivable and monies owed to the Facility.

Article VIII.
FINANCIAL RECORDS

8.1.        Accounting and Financial Records. Manager shall, at its own expense, establish and administer accounting procedures and controls and systems for the development, preparation and safekeeping of records and books of accounting relating to the business and financial affairs of the Facility, including payroll, accounts receivable and accounts payable. Such records shall be in accordance with Manager's accounting records consistently maintained for the other facilities owned or managed by Manager or its Affiliates and, to the extent applicable, in accordance with GAAP. Notwithstanding the foregoing, the Manager agrees to make use of the MRI Accounting System to be provided by Tenant for financial accounting and reporting purposes.

8.2.        Reports. Manager shall keep Owner, Tenant and Licensee informed as to the financial status, condition, and operation of the Facility and as to any State or local reporting requirements in connection with the licenses and permits necessary for Manager to operate the Facility and shall provide the reports required pursuant to Sections 4.04(i), (j) and (k) hereof. At the written request of Owner, Tenant or Licensee, Manager shall make a commercially reasonable effort to provide to any third party identified in such written request with any non-proprietary information described in such written request that is in Manager's possession or under its control, and within the time frame set forth in such written request. In addition to the other reports required of the Manager hereunder, Manager shall also comply with on a timely basis, or provide Licensee, Tenant, and Owner with all information within the Manager’s control necessary for Licensee, Tenant and/or Owner to comply on a timely basis, with all reporting requirements imposed upon the Licensee, Owner, Tenant, Manager, or with respect to the Facility in general by any loan agreement, agreement for the assumption of debt, mortgage, deed to secure debt or similar instrument evidencing a loan secured by the Facility, provided copies of such agreements have been provided to Manager.

8.3.        Access. Owner, Tenant and Licensee shall have the right at its expense at all reasonable times to audit, examine, and make copies of books of account maintained by Manager with respect to the Facility. Such right may be exercised through any agent or employee designated by Owner, Tenant or Licensee or by an independent public accountant designated by Owner or Tenant. Further, at the end of the Term of this Agreement, or upon the earlier termination of this Agreement, as provided herein, copies of all books and records kept for the Facility, including all records kept on electronic media, and accounts and funds belonging to the Facility, are to be promptly delivered to Licensee in a form readable by generally available

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software. Manager shall either locate or keep copies of books of account and other records maintained by the Manager with respect to the Facility at the Facility.

8.4.        Rights of Owner to Perform Accounting Functions. Notwithstanding the foregoing provisions of this Article VI, or any other provision of this Agreement to the contrary, Owner shall have the right, exercisable by written notice to Manager and Licensee, to perform (or retain a third party to perform), all accounting functions that would otherwise be required to be performed by Manager under this Agreement, such as, without limitation, billing, payables, operating expense calculations, annual reporting and the like. If Owner exercises this right, its written notice to Licensee and Manager shall describe the accounting functions that Owner has decided to perform, and starting thirty (30) days after the date of such written notice, Manager shall no longer be obligated to perform the accounting functions described in such written notice. The cost of all such accounting functions thereafter performed by Owner shall be payable as a Facility Expense.

Article IX.
ANNUAL OPERATING BUDGET

9.1.        Annual Operating Budget; Approved Operating Budget. The Approved Operating Budget for the period from the Commencement of Management Services through December 31, 2014 is attached hereto as Exhibit B.

Not later than sixty (60) days before the end of each Fiscal Year after the Commencement of Management Services during the Term, Manager shall prepare in advance and deliver to Tenant and Licensee for approval by Tenant and Licensee, which shall not be unreasonably withheld or delayed, a capital expenditure and operations budget for the next Fiscal Year for the Facility (in which each proposed expenditure will be designated either as required or desirable), setting forth an estimate of Total Facility Revenues and Facility Expenses, together with an explanation of anticipated changes to resident charges, payroll rates and positions, non-wage cost increases, and all other factors differing from the current Fiscal Year. The budget, as proposed (the “Annual Operating Budget”), shall be considered by Tenant and Licensee and, in consultation between Tenant, Licensee and Manager, the budget for the Facility for the ensuing Fiscal Year will be prepared by the Manager with the final contents of the budget to be determined mutually by Tenant, Licensee and Manager, and once so determined shall be the Approved Operating Budget for the ensuing Fiscal Year. If there is a delay in the preparation of the proposed Annual Operating Budget, or if Tenant and Licensee shall fail to approve the proposed Annual Operating Budget, Manager shall operate under the expired Approved Operating Budget (increased, but not decreased, by the GDP Deflator) until a new budget is approved. If consensus cannot be reached between the parties as to the Approved Operating Budget within sixty (60) days of Tenant’s and Licensee’s receipt of the proposed Annual Operating Budget, the matter shall be submitted to the Expert pursuant to Section 18.14 below, to determine whether Tenant and Licensee unreasonably withheld or delayed its approval of the proposed Annual Operating Budget or, if Tenant’s withholding or delay of approval was reasonable, to determine the Approved Operating Budget, and such determination shall be final and binding on the parties. If the Expert determines that Tenant and/or Licensee unreasonably withheld or delayed such approval, the proposed Annual Operating Budget shall be deemed the Approved Operating Budget. The Approved Operating Budget shall include an exhibit detailing the proposed rental amounts by unit type, concessions, projected absorption and other material terms (the “Leasing Guidelines”).

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Manager shall make a diligent and commercially reasonable effort to operate the Facility as provided herein so that the actual Total Facility Revenues, costs, and Facility Expenses of the operation and maintenance of the Facility during any applicable Fiscal Year shall be consistent with the Approved Operating Budget. Manager shall give Licensee, Tenant and Owner prompt written notice if it determines that Facility Expenses included in the Approved Operating Budget during any Fiscal Year will be exceeded by more than 10% in the aggregate, and of the steps that Manager intends to take as part of its diligent and commercially reasonable efforts to bring Facility Expenses into compliance with the Approved Operating Budget. Except as otherwise expressly provided for in this Agreement and except for expenditures relating to the health and safety of Residents or Facility employees, Manager shall not make expenditures for any item aggregating materially in excess of the amount budgeted, defined as more than the greater of five percent (5%) and Ten Thousand and NO/100 Dollars ($10,000.00) and for work undertaken by vendors with whom Manager and its Affiliates have a national agreement or relationship, Twenty Five Thousand Dollars ($25,000) of the total expense sum of each operating expense category as set forth in the Approved Operating Budget (which categories shall be as follows: (i) marketing expenses, (ii) administration expenses, (iii) utilities, (iv) operating and maintenance expenses, (v) taxes and insurance, and (vi) elderly/congregate expenses), without prior written approval of Tenant and Licensee. Except when necessitated by an Emergency, all expenditures of a capital nature which are over Five Thousand Dollars ($5,000.00) not otherwise expressly included in the Approved Operating Budget shall also require prior written approval of Tenant and Licensee. Tenant and Licensee further reserve the right to require Manager to obtain three (3) competitive bids for any capital projects in excess of Five Thousand Dollars ($5,000.00) (unless such items are for emergency repairs).

Article X.
OTHER FINANCIAL MATTERs

10.1.      Charges. The overall rate structure of the Facility included in the Approved Operating Budget was approved by Licensee. Manager will recommend, as part of the proposed Annual Operating Budget (and at such other times as determined by Manager, subject to reasonable approval of Tenant and Licensee) changes to the overall rate structure of the Facility, including, without limitation, residency room charges, charges for all ancillary services, and charges for supplies, and special services performed by Facility personnel. All such charges shall take into account the financial obligations of the Facility, the level of rates at other comparable facilities, and the importance of providing housing and services at competitive rates, all considered in a manner most likely to achieve the goals set forth in Section 2.02 above.

10.2.      Tax Status. Manager is obligated to prepare the necessary data for any Federal and State taxes related to the Facility, including real estate taxes, sales tax and personal property taxes, and submit such data to Tenant and Licensee within the time periods specified by State and Federal regulations so that Tenant and Licensee may prepare Federal and State tax returns for submission. Manager shall not be responsible for the preparation of Tenant’s or Licensee’s Federal or State tax returns, or the collection or payment of any taxes (including interest or penalties thereon) payable with respect to the ownership or operation of the Facility or any income or asset of Tenant, Licensee, or Owner (other than payment as a Facility Expense of all real and personal property taxes on the Facility, and of all sales tax on purchases paid as a Facility Expense). Manager shall not be obligated to contest Taxes imposed with regard to the

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Facility, but shall provide reasonable assistance to any efforts by Licensee, Tenant, or Owner to do so, subject to reimbursement of Manager's reasonable expenses in connection with rendering such assistance.

10.3.      Employee Withholding. Manager shall use its reasonable efforts to comply with all applicable local, State and Federal requirements concerning the withholding of taxes from employee wages.

10.4.      Reservation Deposit Accounts. If elected by Manager and in accordance with all applicable laws, Manager may hold unearned deposits or reservation fees paid by or on behalf of prospective Residents of the Facility ("Reservation Deposits") in a bank account established therefor until and unless such Reservation Deposits are deemed earned or nonrefundable to the paying party. The account information concerning any bank account established for Reservation Deposits shall be a trust account established by Manager for the benefit of the Licensee and reasonable information concerning said accounts and the funds held therein shall be included in the monthly reports provided to Licensee and Tenant pursuant to this Agreement.

Article XI.
GENERAL COVENANTS AND
TENANT AND MANAGER OBLIGATIONS

11.1.      Licensee’s Obligations. Licensee hereby agrees to perform all obligations of Licensee as set forth herein and to cooperate with all commercially reasonable requests by Manager to fund, operate and license the Facility.

11.2.      Quiet Enjoyment. Licensee covenants that, so long as Licensee has not terminated this Agreement by reason of (i) an Event of Default by Manager under this Agreement or (ii) the exercise by Licensee of any right of Licensee to terminate this Agreement under any other provision of this Agreement, and subject to Licensee’s rights to enter and inspect and/or repair the Facility as provided herein, and to Licensee’s rights under the last sentence of Section 2.01 above, Manager shall quietly hold, occupy and enjoy the Facility throughout the Term hereof free from hindrance or ejection by Licensee or Tenant or other party claiming under, through or by right of Tenant.

11.3.      Manager’s Obligations. Manager hereby agrees to perform all obligations of Manager as set forth herein.

11.4.      Covenant Not To Compete. In addition to any agreement concerning competition governing Manager or its Affiliates under Section 10.14 of that certain Asset Purchase Agreement dated August 25, 2014, during the Term and for a period of two (2) years thereafter (the “Non-Compete Period”), Manager shall not, and shall not permit any Affiliate, directly or indirectly, to develop, own, invest in, finance, manage or franchise any facility engaged in a business similar to the business engaged in by the Facility on the expiration or earlier termination of this Agreement and located within a five (5) mile radius from the Facility. For the avoidance of doubt and without limitation, any facility operating as a skilled nursing, assisted living facility, memory care facility, and/or independent living facility shall be deemed to be similar to the business engaged in by the Facility for purposes of this Section 9.04. This Section shall survive the termination of this Agreement.

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11.5.      Covenants Not to Hire. It is expressly understood and agreed by Manager that, during the Term and for a period of eighteen (18) months thereafter, Manager shall not, and shall not permit any Affiliate, directly or indirectly, to offer to employ, induce to terminate the employment of, attempt to hire, or in any way contact regarding employment, any person employed by the Tenant or Owner, or any person employed at the Facility for any other facility or business, without the written consent of the Tenant or Owner, as applicable. Nothing herein shall prevent Manager from promoting or transferring Facility level employees to Home Office Employees or to allow Facility employees to transfer and work at any other facility managed by Manager.

Article XII.
REPAIRS, MAINTENANCE AND REPLACEMENTS

12.1.      Routine Repairs and Maintenance. Subject to the limitations in Article XVII below and subject to the availability of funds and the Approved Operating Budget, Manager shall, keep the Facility in good order and repair, and shall promptly make, or contract with third parties on behalf of Licensee to make, all necessary and appropriate repairs and replacements thereto of every kind and nature, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term and whether or not necessitated by wear, tear, obsolescence or defects, latent or otherwise, and shall use all reasonable precautions to prevent damage or injury to the Facility. The cost of such maintenance, repairs and alterations that are not paid from the FF&E Reserve shall be paid from Total Facility Revenues and treated as a Facility Expense in determining Cash Flow.

12.2.      Repairs and Equipment.

(i)          Manager shall establish a reserve account (the “FF&E Reserve”) in a bank designated by Owner and approved by Manager, Tenant, and Licensee, to cover the cost of FF&E Reserve Expenditures. Unless Manager has committed an uncured Event of Default under this Agreement, and provided that Manager has not received written notice from Owner or Tenant that Manager may not draw on such FF&E Reserve, Manager may draw on the FF&E Reserve to pay such FF&E Reserve Expenditures.

(ii)         Within five (5) business days following the Effective Date, Licensee shall deposit into the FF&E Reserve a sum equal to $250.00 for each unit in the Facility as an initial deposit.

(iii)        Throughout the Term, Licensee shall transfer into the FF&E Reserve an amount equal to the FF&E Reserve Payment required by Section 10.02(e) below. All amounts transferred into the FF&E Reserve shall be paid from Total Facility Revenues.

(iv)        Manager shall from time to time make expenditures from the FF&E Reserve, up to the balance in the FF&E Reserve, to pay for: (i) replacements, renewals and additions to the Facility’s FF&E; and (ii) repairs, alterations, improvements and additions, whether routine, non-routine or major, to the Facility, including, without limitation, those which are normally capitalized under GAAP such as repairs, alterations, improvements, renewals, replacements and additions to the structure, the exterior façade, the mechanical, electrical, heating, ventilating, air conditioning, plumbing and vertical transportation elements of the Facility, which expenditures Manager believes should be made for the Facility. No expenditures shall be made in excess of said balance without the written approval of

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Licensee and Tenant. At the end of each Fiscal Year, any amounts remaining in the FF&E Reserve shall be carried forward to the next Fiscal Year. Proceeds from the sale of FF&E no longer necessary to the operation of the Facility shall be deposited in the FF&E Reserve, as shall any interest which accrues on amounts placed in the FF&E Reserve. Neither: (x) proceeds from the disposition of FF&E, nor (y) interest which accrues on amounts held in the FF&E Reserve, shall either (aa) result in any reduction in the required contributions to the FF&E Reserve, or (bb) be included in Total Facility Revenues. Manager shall provide Licensee, Tenant and Owner, within thirty (30) days after the end of each month, with an itemized statement setting forth all expenditures made from the FF&E Reserve through the end of such month during the current Fiscal Year.

(v)         The amount of the annual FF&E Reserve Payment shall be equal to $500 per year for each residential unit.

The contributions for the FF&E Reserve Payment are estimates based upon Manager’s prior experience with the Facility. As the Facility ages, these amounts may not be sufficient to keep the FF&E Reserve at the levels necessary to make the replacements and renewals to the Facility’s FF&E, or to make the repairs to the Facility buildings of the nature described in Section 10.02(d), which are required to maintain the Facility in a first-class condition. If any estimate of any such costs (a “Repairs and Equipment Estimate”) prepared in good faith by Manager exceeds the available funds in the FF&E Reserve, the anticipated deficit amount shall be included in the proposed annual Operating Budget for the ensuing year, and if included in the Approved Operating Budget for that ensuing year, in accordance with Article VII, the payment of the special addition to the FF&E Reserve will be treated as a Facility Expense.

(vi)        Any failure or refusal by Licensee to fund the amounts necessary to maintain the Facility in appropriate condition within a thirty (30) day period after Manager’s request therefor may be submitted by Manager to the Expert, pursuant to Section 18.14 below, to determine whether such failure or refusal was unreasonably withheld or delayed, and if the Expert determines that such failure or refusal was unreasonably withheld or delayed, Licensee shall be deemed to have approved and shall be obligated to fund such amounts.

12.3.      Building Alterations, Improvements, Renewals and Replacements.

(i)          Manager shall prepare an annual estimate in the Capital Budget of the expenses necessary for major repairs, alterations, improvements, renewals and replacements (which repairs, alterations, improvements, renewals and replacements are not among those referred to in Section 10.02(c)) to the structure or exterior facade of the Facility, or to the mechanical, electrical, heating, ventilating, air conditioning, plumbing, or vertical transportation elements of the Facility buildings which expenditures, together with all other repair, maintenance and replacement expenditures to the Facility which are classified as capital expenditures under GAAP and are not among those referred to in Section 10.02(d), are, to the extent approved by Licensee and Tenant in the Capital Budget, collectively referred to as “Non-Routine Capital Expenditures”. Manager shall submit such Capital Budget to Licensee and Tenant as part of the proposed Annual Operating Budget for Licensee’s and Tenant’s approval pursuant to Section 7.01 above.

(ii)         Manager shall be authorized to use funds in the FF&E Reserve without receiving Licensee’s and Tenant’s prior consent, to the extent required, in Manager’s reasonable business judgment, for reasonable assessment, remedial and preventive action (i) as a result of Legal Requirements or as otherwise required for the continued safe and orderly operation of the Facility, (ii) due to an emergency threatening the Facility, its Residents, patients, guests, invitees or employees, (iii) because the continuation of a given condition will subject Licensee, Owner, Tenant or Manager to civil or criminal

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liability, or (iv) to undertake appropriate assessment, remedial and preventive actions sufficient to meet any guidelines or regulations adopted by applicable Government Agencies in connection with any material adverse change to the Facility, such as material changes to any environmental condition, including, without limitation, bio-contaminants such as mold, including, with respect to mold contamination, the removal of the mold, abatement of the underlying cause of the mold (including water intrusion), and repair of any leaks associated with water damage at the Facility. Manager shall, as soon as reasonably practical under the circumstances, notify Licensee, Tenant and Owner of the existence of any such condition, and of any action that Manager has taken and any costs it has paid or incurred utilizing the FF&E Reserve under this Section 10.03(b). Manager shall cooperate with Licensee and Tenant in the pursuit of any such action, and Licensee and Tenant shall have the right to participate therein. Licensee shall replenish the FF&E Reserve of the Facility, to the extent funds from the FF&E Reserve were used in connection with any such remedial action within thirty (30) days after Licensee’s receipt of written notice from Manager of the amount of such costs.

(iii)        The cost of all Non-Routine Capital Expenditures referred to in Section 10.03(a) shall be paid, to the extent reasonably possible (given the requirement, set forth hereinabove that the FF&E at the Facility be replaced in accordance with good, first-class standards), from the FF&E Reserve, and Licensee shall pay such costs from its own funds only to the extent there are not adequate funds for such purpose in the FF&E Reserve only to the extent they have been approved in writing by Licensee and Tenant and in advance of any costs being incurred, except as provided in this Section 10.03.

Article XIII.
REPRESENTATIONS, WARRANTIES AND
GENERAL COVENANTS OF MANAGER

13.1.      Representations, Warranties and Covenants of Manager. Manager hereby represents and warrants to Licensee and Tenant as follows:

(i)          Organization. Manager is a Missouri limited liability company duly organized, validly existing and in good standing under the laws of the State of Missouri, and is qualified to do business in the State.

(ii)         Authorization; No Violation of Laws or Agreements. Manager has full power and authority, and has taken all requisite limited liability company action, to enter into and perform under this Agreement and all other agreements and documents contemplated by or related to this Agreement to which Manager is a party. Nothing in the articles of organization or operating agreement of Manager, as amended, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which Manager is bound or subject would prohibit or inhibit Manager from consummating this Agreement on the terms and conditions herein contained. Upon execution and delivery, this Agreement and any agreement or document to be executed by Manager pursuant hereto shall constitute a legal, valid and binding obligation of Manager in accordance with its terms.

(iii)        Eligible Independent Contractor. From and following the Commencement of Management Services, Manager shall at all times be an Eligible Independent Contractor, and Manager will and shall cause the Facility to be operated in such a manner so that it qualifies as a “qualified health care facility” within the meaning of Section 856(e)(6)(D) of the Internal Revenue Code at all times, including, without limitation, implementation of any steps identified by the Tenant from time to time with respect to maintaining such status. In the event that the Tenant reasonably determines that the terms of this Agreement will have any effect as to cause the rent under the Lease Agreement to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Internal Revenue Code, Manager

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hereby agrees to enter into a reasonable amendment to this Agreement as proposed by Tenant modifying such terms in such a way as to cause rent under the Lease Agreement to so qualify as “rent from real property” in the reasonable opinion of Tenant and its counsel; provided however, no such modifications shall affect the amount of Operating Fees or Incentive Fees or the material terms of any rights or obligations of Manager hereunder.

(iv)        Exclusion. Manager represents and warrants to Licensee and Tenant that neither Manager nor any of its owners, officers, directors, managers, or, to its knowledge, employees are excluded (each an “Exclusion”) from participation in any federal health care programs, as defined under 42 U.S.C. 1320a-7b(f), or in any form of state Medicaid program (each a “Health Care Program”), and to Manager’s knowledge, there are no pending or threatened governmental investigations that may lead to such Exclusion. Manager agrees to notify Licensee and Tenant of the commencement of any such Exclusion or investigation within seven (7) business days of Manager’s first learning of it. Tenant shall have the right to terminate this Agreement after giving Manager not less than sixty (60) days prior written notice of such election after learning of any such investigation which may result, with reasonable probability, in Manager’s exclusion. Manager agrees to notify Tenant of the status of any investigation that may result in Manager’s Exclusion. In the event of Manager’s Exclusion, Tenant shall have the right to terminate this Agreement effective as of the earlier to occur of the following: (i) sixty (60) days after notice from Tenant of such termination or (ii) the date on which Tenant shall enter into an agreement with a replacement Manager. In the event Tenant shall give notice to Manager following Manager’s Exclusion under this Section 11.01(d), Tenant agrees to use its best efforts in good faith to enter into an agreement with a replacement Manager as soon as possible following Tenant’s notice. Manager agrees to indemnify Licensee and Tenant and save it harmless from any penalty, loss, cost or damage Licensee and Tenant may incur as a result of Manager’s Exclusion.

Article XIV.
INSURANCE

14.1.      General Insurance Requirements. Manager and Tenant, as indicated as Primarily Responsible Insured on Exhibit C, shall, at all times during the Term, keep the Facility and all property located therein or thereon, insured against the risks and in the amounts as provided on attached Exhibit C, shall name Licensee and Owner, and either Tenant or Manager, as applicable, as additional insureds on such policies as set forth on Exhibit C and upon Commencement of Management Services shall provide Manager with a certificate of insurance reflecting such insurance coverage, and Manager shall pay as a Facility Expense all premiums and deductibles on all of the insurance policies maintained by Manager and approved by Licensee and Tenant under this Article XII.

Licensee, Tenant and Manager may agree upon new required insurance coverage limits and policies from time to time provided that any adjustments thereto shall also be approved in writing, in advance by Owner. Licensee, Tenant and Owner will also discuss and agree with Manager from time to time whether, in light of any new or different coverages, Manager rather than Tenant, or Licensee, Tenant and/or Owner rather than Manager, as applicable, should assume primary responsibility for any particular insurance coverage under this Article XII.

It is the intention of the parties hereto to secure the broadest and most cost-effective insurance available to cover Owner, Tenant and Manager in the protection, operation and enhancement of the Facility, which is usually accomplished when both principal parties are insured under the same policies. Thus Manager or Owner, as applicable, is (1) to be included as an additional

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named insured under the general liability insurance covering inherent and operational hazards associated with the management of the Facility, and (2) to receive a waiver of all direct damage insurers' rights of subrogation against Manager or Owner, as applicable, under all direct damage insurance policies covering the Facility. Manager's insurance is intended to cover Manager for claims against Manager not covered under Owner's or Tenant’s policies, and in respect to such claims, to include Owner and Tenant as an additional insured and waive Manager's insurer's rights of subrogation against Owner and Tenant.

Article XV.
TERMINATION OF AGREEMENT; REMEDIES

15.1.      General Termination. This Agreement shall terminate at the end of the Term. Manager may sooner terminate this Agreement if Licensee or Tenant causes a default under any material provision of this Agreement to occur and fails to cure such default within ten (10) business days after written notice in the case of a monetary default, or within thirty (30) days after written notice in the event of a non-monetary default. Licensee may terminate this Agreement if Manager causes a default under any material provision of this Agreement to occur and fails to cure such default within ten (10) business days after written notice in the case of a monetary default or within thirty (30) business days after written notice in the case of a non-monetary default. This Agreement may also be sooner terminated by Licensee if Manager causes the licenses for operation of the Facility at any time to be terminated or revoked resulting in cessation of operations at the Facility.

(i)          If this Agreement is terminated by Licensee as the result of an uncured Event of Default by Manager or the cessation of operations at the Facility pursuant to the preceding sentence, then no Termination Fee or Early Termination Fee shall apply and Manager shall be compensated for its Management Services only through the date of termination by payment of the monthly Operations Fee through the date of termination.

(ii)         If this Agreement is terminated by Manager as the result of an Event of Default by Licensee or Tenant, then Manager shall be entitled to receive (i) if such termination occurs during the Initial Term, an Early Termination Fee in accordance with Section 13.04 below, or (i) if such termination occurs during a Renewal Term, a Termination Fee in accordance with Section 13.02 below. In addition upon the termination of this Agreement by Manager as the result of an Event of Default by Licensee or Tenant, the provisions of Section 13.07 below shall not apply, and Owner, Tenant, and Licensee shall cease and desist all use of Manager's policies, procedures, proprietary software and all use of any derivation of the name "Allegro" upon the date of such termination of this Agreement.

15.2.      Elective Termination. During any Renewal Term, this Agreement is further subject to termination for any reason and without cause at the election of Tenant upon at least ninety (90) days prior written notice to Manager. In the event of any termination of this Agreement pursuant to this Section 13.02 (an “Elective Termination”) by Tenant, Tenant shall pay Manager a termination fee equal to three (3) times the average monthly Operating Fee earned by Manager during the six (6) months prior to the termination of the Agreement (the “Termination Fee”). [NOTE THAT FOR ALLEGRO ST. PETERSBURG AND ALLEGRO ELIZABETHTOWN, TERMINATION UNDER THIS SECTION 13.02 WILL BE AVAILABLE AFTER THE FIRST 12 MONTHS OF THE AGREEMENT.]

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15.3.      Termination on Sale of Facility. During any Renewal Term, Tenant shall provide Manager at least thirty (30) days prior written notice of any proposed closing of the sale by Owner of the Facility to a third party who is not an Affiliate of Owner and shall give prompt written notice of any postponement of such closing. Tenant shall have the right, exercisable by written notice to Manager within thirty (30) days prior to any such closing, to terminate this Agreement on the closing of the sale by Owner of the Facility upon payment to Manager of a Termination Fee in accordance with Section 13.02 above. In addition upon the termination of this Agreement as the result of a sale of the Facility, the provisions of Section 13.07 below shall not apply, and Owner, Tenant, and Licensee shall cease and desist all use of Manager's policies, procedures, proprietary software and all use of any derivation of the name "Allegro" upon the date of such termination of this Agreement.

15.4.      Termination During Initial Term. Termination of this Agreement by Tenant or Licensee during the Initial Term hereof for any reason other than Manager's material default under this Agreement shall require payment of an early termination fee determined as follows:

(a)	The greater of (x) Three (3) or (y) the number of months remaining in the unexpired Initial Term of this Agreement [[NOTE THAT FOR ALLEGRO ST. PETERSBURG AND ALLEGRO ELIZABETHTOWN, TERMINATION UNDER THIS SECTION 13.04 AFTER THE FIRST 12 MONTHS OF THE AGREEMENT SHALL BE LIMITED TO (x) above], multiplied by

(b)	the average monthly Operating Fee earned by Manager during the six (6) months prior to the proposed date of termination of the Agreement.

(the "Early Termination Fee").

15.5.      Performance Termination. If at any time Net Operating Income for any trailing twelve-month period falling within the term of this Agreement is less than the ninety (90%) of the Net Operating Income budgeted for such period in the applicable Approved Operating Budget (without taking into account any reduction in Net Operating Income solely attributable to a Force Majeure Event), Tenant shall have the right to immediately terminate this Agreement without any Termination Fee or payment of any fee that accrues after the date of such termination, provided that written notice of such termination is given to Manager by Tenant within (120) days from the end of the calendar month in which any such shortfall was calculated.

15.6.      Termination on Change in Control of Manager. In the event that there is a change in the parties who Control the Manager, then Tenant shall have the right, exercisable within thirty (30) days following the applicable event, with such termination to be effective thirty (30) days following Tenant’s delivery of its notice of termination, to terminate this Agreement without any Termination Fee, Early Termination Fee, or payment of any fee that accrues after the date of such termination.

15.7.      Transition upon Termination. Upon termination of this Agreement for any reason, Manager agrees to cooperate in a commercially reasonable manner, at Licensee’s expense, in transferring Manager’s rights and obligations with respect to the Facility to Licensee or a successor manager. Such cooperation shall include but not be limited to (i) transfer of Facility-specific service contracts in Manager’s name, including without limitation, lease agreements to vehicles leased (which shall be assumed by Tenant or its designee) (if any), (ii) transfer of title to vehicles owned by Manager on behalf of Facility, if any, to Tenant or its designee, and (iii)

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transfer of computer data in non-proprietary machine readable format and the transfer of any documents housed in Manager’s corporate headquarters relating to the Facility (or copies of such documents if Manager is required by law to maintain the originals), in each case without any additional fee or payment to Manager. The fees and expenses to prepare and file the title transfers and those fees and taxes payable to governmental authorities in connection with the transfer of the motor vehicles to Tenant in accordance with subparagraph (ii) above shall be paid by Tenant. Except as expressly set forth in this Article XIII to the contrary, Licensee shall have the right to use Manager’s proprietary software and operational procedures, together with any derivation of the “Allegro” name used as the Facility’s name or to otherwise market the Facility at the time of termination, for a transitional period of ninety (90) days after termination of this Agreement. This Section 13.07 shall survive the termination of this Agreement.

Article XVI.
LEGAL ACTIONS, GOVERNING LAW,
LIABILITY OF MANAGER AND INDEMNITY

16.1.      Legal Actions. Legal counsel for Manager, Licensee, and Tenant shall cooperate in the defense or prosecution of any action affecting the Facility. Manager shall not institute any legal action affecting the Facility, other than routine collection matters in the ordinary course of operations and in accordance with established collection and credit policies and procedures, without the written consent of Licensee, which consent shall not be unreasonably withheld, conditioned or delayed. Manager shall promptly forward all legal notices to Licensee, Tenant and Owner that relate to the Facility.

16.2.      Legal Fees and Costs. In the event either party elects to incur legal expenses to enforce or interpret any provision of this Agreement against the other party to this Agreement, the prevailing party shall be entitled to recover such legal expenses, including, without limitation, reasonable attorney’s fees, costs and necessary disbursements, in addition to any other relief to which such party shall be entitled.

16.3.      Choice of Law. The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State, without regard to concepts of choice of laws.

16.4.      Liability of Manager.

(i)          Standard of Care. Manager agrees to exercise, with respect to all services provided by Manager under or pursuant to this Agreement, a high and qualified standard of care, skill, and diligence such as is at least comparable to that at other facilities having the same Permitted Use owned or managed by the Manager or its Affiliates and as is reasonably necessary for the maintenance of any license or permit required for the Facility to be operated for its Permitted Uses in accordance with all applicable Legal Requirements. Manager agrees to make a diligent and commercially reasonable effort to maximize the occupancy of the Facility.

(ii)         Other Persons. Neither party shall be responsible for the acts or omissions of the other party’s contractors, subcontractors or employees, or of any persons representing the other party and performing any services for or in connection with the Facility, or any consultants or other persons engaged by the other party with respect thereto, except and only to the extent a party is supervising, or legally should be supervising the same, and a party shall be responsible only for the performance of such party’s obligations hereunder in accordance with the terms hereof.

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(iii)        Non-Recourse. In the event that Manager makes any claim against the Facility, Licensee and/or Tenant, Manager’s recourse shall be limited to the provisions of this Agreement and to the Licensee’s and Tenant’s right, title and interest in and to the Facility and in Total Facility Revenues. Manager shall have no recourse to Affiliates, shareholders, directors, officers, employees, or members of the Licensee and/or Tenant. In the event that the Licensee and/or Tenant makes any claim against the Manager, Licensee and/or Tenant shall have no recourse to Affiliates, directors, officers, employees, members or managers of the Manager.

16.5.      Indemnity. Manager will defend, indemnify and hold Licensee, Tenant and Owner (and any Affiliate, their respective directors, officers, shareholders, members, employees and agents) harmless from and against any claims, losses, expenses, costs, suits, actions, proceedings, demands or liabilities that are asserted against, or sustained or incurred by them as a direct result of Manager’s material breach of this Agreement or as a result of legal actions or regulatory violations arising from the gross negligence, fraud, or willful misconduct of Manager, its Home Office Employees and/or officers (including without limitation any grossly negligent or wrongful intentional failure of Manager to adequately supervise Facility-level employees or enforce applicable policies and procedures with respect to Facility-level employees), or because of any loss, cost, liability and damage (including, without limitation, engineers’ and reasonable attorneys’ fees and expenses, and the cost of litigation) arising from the placing of Hazardous Substances, in violation of any Legal Requirements, including those governing the Environment, on or in the Facility by Manager's Home Office Employees and/or officers during the Term. If and, to the extent any claim is not covered by insurance carried under this Agreement, Manager will defend, at its expense, any actions brought directly against the Manager as a result of its gross negligence, fraud or willful misconduct, in managing and/or operating the Facility, or arising from the placing of Hazardous Substances, in violation of any Legal Requirements, on or in the Facility by Manager's Home Office Employees and/or officers. Tenant will defend, indemnify, and hold Manager harmless, from and against any and all claims, expenses, losses, costs, suits, actions, proceedings, demands, or liabilities (including, without limitation, engineers’ and reasonable attorneys’ fees and expenses, and the cost of litigation) that are asserted against, or sustained or incurred by Manager in the proper performance of Manager’s duties under this Agreement or otherwise while acting properly within the scope of the agency established by the parties to this Agreement, or arising under or in connection with Tenant’s breach of this Agreement, or the gross negligence or willful misconduct of Tenant, its employees, contractors, managers, representatives or agents, or Tenant’s written instructions to Manager given pursuant to the authority retained by Licensee in the last sentence of Section 2.01 above. The scope of the foregoing indemnities includes any and all costs and expenses properly incurred in connection with any proceedings to defend any indemnified claim, or to enforce the indemnity, or both. Recovery upon an indemnity contained in this Agreement shall be reduced dollar-for-dollar by any applicable insurance collected by the indemnified party with respect to the claims covered by such indemnity. For clarity, it being intended in this Section 14.05 that Manager be indemnified by Tenant for the negligent or wrongful intentional actions and omissions of Manager's Facility-level employees which do not arise as a direct result of Manager’s material breach of this Agreement or as a result of legal actions or regulatory violations arising from the gross negligence, fraud, or willful misconduct of Manager, its Home Office Employees and/or officers, including without limitation any grossly negligent or wrongful intentional failure of Manager to adequately supervise Facility-level employees or enforce applicable policies and procedures with respect to Facility-level employees.

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16.6.      Notice of Claim or Suit. Manager shall promptly notify Owner, Licensee and Tenant of any claim, action, proceeding or suit instituted or threatened against Owner, Licensee or Tenant and relating to the Facility or this Agreement, of which Manager receives notice or of which Manager acquires knowledge. Licensee shall promptly notify Owner and Manager of any claim, action, proceeding or suit instituted or threatened against Manager, or against Owner or Tenant and relating to the Facility or this Agreement, of which Licensee receives notice or of which Tenant acquires knowledge. In the event either Tenant, Licensee, Owner or Manager is made a party to any action for damages or other relief against which such party has been indemnified, as provided in Section 14.05 above, the indemnifying party shall at its own expense using counsel reasonably approved by the indemnified party, diligently defend the indemnified party, pay all costs in such litigation or, at the option and expense of the indemnified party, the indemnified party at its expense may nonetheless engage its own counsel in connection with its own defense or settlement of said litigation in which event the indemnifying party shall cooperate with indemnified party and make available to the indemnified party all information and data in the indemnifying party’s custody or under its control which the indemnified party reasonably deems necessary or desirable for such defense. In the event the indemnified party is required to secure its own counsel due to a conflict in the interests of the indemnifying party and the indemnified party in any action for damages or other relief against which the indemnifying party has indemnified the indemnified party, the indemnifying party shall pay all of the indemnified party’s reasonable attorney’s fees and costs thereafter incurred in such litigation. The indemnifying party is required to and shall approve a settlement agreement for any such claim or suit as requested by the indemnified party and which is consistent with applicable insurance company requirements and within insured limits and any deductible, unless the indemnifying party posts a bond or other security acceptable to the indemnified party for any potentially uninsured liability amounts.

16.7.      Survival of Indemnity Terms. This Article XIV shall survive the termination of this Agreement.

Article XVII.
Regulatory and Contractual Requirements

17.1.      Regulatory and Contractual Requirements. Subject to the availability of funds from Tenant or from Total Facility Revenues and in accordance with the Approved Operating Budget, Manager shall cause all things to be done in and about the Facility reasonably necessary to comply with the requirements of any Legal Requirements (subject to the limitations in the next paragraph) or board of fire underwriters respecting the use of the Facility or the construction, maintenance, or operation thereof. Manager shall maintain all Federal, State and local government permits and licenses needed for its management and operation of the Facility for its Permitted Use in the State.

The parties understand and agree that certain deficiencies or situations of noncompliance with various Legal Requirements (such as building codes, OSHA, ADA and the like) are likely to occur from time to time in the normal course of business operations. Such occurrences will not constitute a breach or Event of Default of Manager hereunder, provided that, (i) they are not materially beyond the general experience of similar facility operations located in the State in terms of scope, seriousness, or frequency, and (ii) Manager takes all reasonable actions in a timely manner after acquiring knowledge or receiving notice of such to cure such deficiencies or situations of non-compliance. The costs (including any fines for non-compliance) of curing such deficiencies or circumstances of non-compliance shall

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constitute Facility Expenses unless incurred by reason of Manager’s willful failure, gross negligence or Event of Default hereunder.

17.2.      Equal Employment and Equal Housing Opportunity. Without limitation of any provision set forth herein, Manager expressly agrees to abide by any and all Applicable Laws, including, without limitation, (i) all applicable Federal and/or State equal employment opportunity statutes, rules and regulations, including, without limitation, Title II of the Civil Rights Act of 1964, the Equal Pay Act of 1963, the National Labor Relations Act, the Fair Labor Standard Act, the Rehabilitation Act of 1983, and the Occupational Safety and Health Act of 1970, all as may be from time to time modified or amended, and (ii) all applicable Federal and/or State equal housing opportunity statutes, rules and regulations, all as may be from time to time modified or amended.

17.3.      Hazardous Substances. Manager shall not place, or authorize or instruct any of the Manager’s employees, representatives, or agents, to place any Hazardous Substances on or in the Facility in violation of any Legal Requirements, including any Legal Requirements governing the Environment. Manager shall remove, at Manager’s expense (and not as a Facility Expense or subject to reimbursement by Owner or Tenant) any Hazardous Substances placed on or in the Facility in violation of this Section 15.03.

Article XVIII.
INTELLECTUAL PROPERTY

18.1.      Name of Facility. During the Term of this Agreement, the Facility shall be known as “[NAME OF FACILITY],” with such additional identification as may be necessary and agreed to by Tenant and Manager to provide local identification.

18.2.      Intellectual Property. All Intellectual Property shall at all times be proprietary to Manager or its Affiliates, and shall be the exclusive property of Manager or its Affiliates. During the Term of this Agreement, Manager shall be entitled to take all reasonable steps to ensure that any Intellectual Property of a confidential nature remains confidential. Upon termination, except as otherwise provided in Section 13.07 above, all Intellectual Property shall be removed from the Facility by Manager, without compensation to Tenant. Manager shall arrange for license agreements between any Affiliate of Manager owning any of the Intellectual Property used by Manager in the operation of the Facility and Licensee, which license agreement shall be in strict accordance with the terms of this Agreement.

Article XIX.
DAMAGE AND CONDEMNATION

19.1.      Damage and Repair

(i)          If, during the Term, the Facility suffers a Total Casualty, this Agreement shall terminate effective as of the date of such Total Casualty.

(ii)         If, during the Term, the Facility is damaged by fire, casualty or other cause, but not to the extent of a Total Casualty, Manager shall have the right to discontinue operating the Facility or any

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portion thereof to the extent it reasonably deems necessary to comply with applicable Legal Requirements or for the damaged portion of the Facility to be safely repaired and/or replaced by Tenant or Owner.

(iii)        Termination of this Agreement pursuant to this Section 17.01 shall not require payment by Tenant/Licensee of any Termination Fee or Early Termination Fee.

19.2.      Condemnation

(i)          In the event all or substantially all of the Facility shall be taken in any eminent domain, condemnation, compulsory acquisition, or similar proceeding by any competent authority for any public or quasi-public use or purpose, or in the event a portion of the Facility shall be so taken, but the result is that it is unreasonable to continue to operate the Facility for its Permitted Use pursuant to this Agreement, in accordance with the standards required by this Agreement, in the mutual reasonable judgment of Owner, Tenant and Manager, this Agreement shall terminate effective as of the date of such taking or similar proceeding.

(ii)         In the event a portion of the Facility shall be taken by the events described in Section 17.02(a), or the entire Facility is affected but on a temporary basis, and the result is not to make it unreasonable to continue to operate the Facility for its Permitted Use pursuant to this Agreement, in the mutual reasonable judgment of Owner, Tenant and Manager, this Agreement shall not terminate. Manager shall have the right to discontinue operating the Facility or any portion thereof to the extent it reasonable deems necessary to comply with applicable Legal Requirements or for the remaining portion thereof to be safely restored by Tenant or Owner.

(iii)        In the event of any proceeding described in Section 17.02(a) or (b), Manager shall have no claim to any portion of the award and no claim for damages arising out of any taking, except for any claim Manager may have for the taking of Manager's personal property located in or about the Facility.

(iv)        Termination of this Agreement pursuant to this Section 17.02 shall not require payment by Tenant/Licensee of any Termination Fee or Early Termination Fee.

Article XX.
MISCELLANEOUS PROVISIONS

20.1.      Additional Assurances. The provisions of this Agreement shall be self-operative and shall not require further agreement by the parties except as may be herein specifically provided to the contrary; provided, however, at the request of either party, the party requested shall execute such additional instruments and take such additional acts as the requesting party may reasonably deem necessary to effectuate this Agreement.

20.2.      Consents, Approval and Discretion. Except as expressly provided herein to the contrary, whenever this Agreement requires any consent or approval to be given by either party or either party must or may exercise discretion, the parties agree that such consent or approval shall not be unreasonably withheld or delayed and such discretion shall be reasonably exercised, in good faith.

20.3.      No Brokerage. Each party represents to the other that it has not engaged a broker in connection with this transaction, and agrees to defend, indemnify, and hold the other party harmless from any claim made by a broker through the indemnifying party.

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20.4.      Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and electronic confirmation of receipt is obtained promptly after completion of transmission, or if sent via electronic mail (e.g. email) with receipted delivery, (iii) on the day after delivery to FedEx or similar overnight courier, or (iv) on the tenth (10th) day after mailing, if mailed to the party to whom notice is to be given, by first-class mail, registered or certified, return receipt requested, postage prepaid and properly addressed, to the party as follows:

OWNER:	c/o American Realty Capital Healthcare Trust II Operating Partnership, L.P. Attn: Judi Stillman 200 Dryden Road Suite 1100 Dresher, PA 19025	copy to: American Realty Capital Healthcare Trust II, Inc. Attn: Jesse Galloway 405 Park Ave, 14th Floor New York, NY Telephone: (212) 415-6542 Facsimile: (212) 421-5799	And to: Foley & Lardner LLP 111 North Orange Avenue Suite 1800 Orlando, FL 32801-2386 Attn: Taylor Pancake, Esq. Telephone: (407) 423-7656 Facsimile: (407) 648-1743
TENANT:	c/o American Realty Capital Healthcare Trust II Operating Partnership, L.P. Attn: Judi Stillman 200 Dryden Road Suite 1100 Dresher, PA 19025	copy to: American Realty Capital Healthcare Trust II, Inc. Attn: Jesse Galloway 405 Park Ave, 14th Floor New York, NY Telephone: (212) 415-6542 Facsimile: (212) 421-5799	And to: Foley & Lardner LLP 111 North Orange Avenue Suite 1800 Orlando, FL 32801-2386 Attn: Taylor Pancake, Esq. Telephone: (407) 423-7656 Facsimile: (407) 648-1743

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MANAGER:	Allegro Management Company 212 South Central Avenue Suite 301 Attention: President St. Louis, MO 63105 Telephone: 314.512.8704 Facsimile: 314.512 _____ mrieser@allegroliving.com	copy to: Allegro Senior Living, LLC 212 South Central Avenue Suite 301 Attention: Robert B. Karn, CFO St. Louis, MO 63105 Telephone: 314.512.8788 Facsimile: 314.512 _____ rkarn@allegroliving.com

And to:

Theresa Marie Kenney, Esq., B.C.S.

Duss, Kenney, Safer, Hampton & Joos, P.A.

4348 Southpoint Boulevard, Suite 101

Jacksonville, Florida 32216

Telephone: 904.543.4300

Facsimile: 904.543.4301

Email: tkenney@jaxfirm.com

or to such other address and to the attention of such other person as either party may from time to time designate in writing. Notice given by a party's attorney in accordance with this Section 18.04 shall (a) constitute notice from said party, and (b) not be considered an improper direct contact from the sending attorney to a "person known to be represented by counsel".

20.5.      Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance is held to be invalid or unenforceable for any reason, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

20.6.      Gender and Number. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine, and neuter, and the number of all words herein shall include the singular and plural.

20.7.      Division and Heading. The divisions of this Agreement into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect whatsoever in construing the provisions of this Agreement.

20.8.      Confidentiality of Information. Manager, Subtenant and Tenant agree to keep confidential and not to use or to disclose to others, except as expressly consented to in writing by the other party or required by law, the terms of this Agreement, or any and all of their respective secrets or confidential technology, proprietary information, customer lists, or trade secrets, or any other confidential matter or confidential items ascertained through their association with each other. Manager, Subtenant and Tenant further agree that should Manager cease to be the manager of the Facility, Manager and Subtenant will return to Tenant any Facility information of any kind pertaining to the Facility or to Residents of the Facility, and Tenant will return to Manager any and all of Manager’s confidential information obtained by Tenant. All funds related to and accounts opened on behalf of the Facility also will be returned to Tenant.

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20.9.      Right to Perform. In the event that Licensee or Manager shall fail to perform any duty or fulfill any obligation hereunder to the material detriment of the other and after the passage of any applicable cure periods set forth in this Agreement, Licensee or Manager, in addition to any rights or remedies available to it under law, shall have the right, but not the obligation to perform any such duty or fulfill any such obligation, but in no way obligating the party beyond any termination period allowable hereunder.

20.10.    Assignment.

(i)          Manager shall not have any right to assign this Agreement without the prior written consent of Tenant and Owner, which may be granted or withheld in Tenant and Owner’s sole discretion.

(ii)         When Tenant notifies the Manager and the Subtenant in writing that the licenses to operate the Facility for its Permitted Use have been issued by the State to the Tenant, then on the date such notice is received by the Manager all of the Subtenant’s rights and obligations under this Agreement shall be automatically assigned by Subtenant to Tenant, Tenant shall assume all obligations of the Licensee thereafter arising hereunder and Subtenant (i) shall have no liability for any such obligations, and (ii) shall be deemed to no longer be a party to this Agreement.

(iii)        Licensee and Manager shall at Owner’s written request assign this Agreement as security, and shall agree to subordinate their respective rights herein, to the holder of any mortgage granted by Owner on the Facility. Such assignment and/or subordination shall be in a commercially reasonable form approved by Owner and the holder of such mortgage.

20.11.    Limitation of Liability. To the maximum extent permitted by applicable law, no shareholder, member, manager, officer, director, employee, agent or Affiliate of any party to this Agreement shall have any personal liability with respect to the liabilities or obligations of such party under this Agreement or any document executed by such party pursuant to this Agreement. This Section shall survive the termination of this Agreement.

20.12.    Right to Inspect. Owner, Licensee and the holder of any mortgage on the Facility and their agents shall have the right to enter upon the Facility or any portion thereof at any reasonable time to inspect the same, including but not limited to, the operation, sanitation, safety, maintenance and use of the same, and to assure itself that Manager is in full compliance with its obligations under this Agreement (but Owner, Licensee and the holder of any such mortgage shall not thereby assume any responsibility for the performance of any of Manager’s obligations hereunder, nor any liability arising from the improper performance thereof). In making any such inspections, neither Owner nor Licensee nor the holder of any such mortgage shall unduly interrupt or interfere with the conduct of Manager’s business. Provided, however, that for routine visits to the Facility, Owner, Licensee and/or any mortgagee shall endeavor to provide Manager with reasonable advance notice of planned visits.

20.13.    Entire Agreement/Amendment/Waiver. With respect to the subject matter hereof, this Agreement supersedes all previous contracts and constitutes the entire Agreement between the parties, and no party shall be entitled to benefits other than those specified herein. As between the parties, no oral statements or prior written material not specifically incorporated herein shall be of any force and effect. The parties specifically acknowledge that in entering into and executing this Agreement, the parties rely solely upon the representations and agreements contained in this Agreement and no others. All prior representations or agreements not expressly incorporated herein, whether written or verbal, are superseded, and no changes in or additions to this Agreement shall be recognized unless and until made in writing and signed by both parties

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hereto, and consented to by the Owner, and no waiver of any of the provisions of this Agreement shall be enforceable unless such waiver is in writing and signed by the party against whom the waiver is sought to be enforced. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

20.14.    Expert Decisions. Where this Agreement expressly calls for a matter to be referred to an Expert or in other circumstances in which the parties agree in writing to refer a matter to an Expert, for determination, the following provisions shall apply:

(i)          Unless specifically stated to the contrary, the use of the Expert shall be the exclusive remedy of the parties and neither party shall attempt to adjudicate any dispute in any other forum.  The decision of the Expert shall be final and binding on the parties and shall not be capable of challenge, whether by arbitration, in court or otherwise;

(ii)         Each party shall be entitled to make written submissions to the Expert, and if a party makes any submission it shall also provide a copy to the other party and the other party shall have the right to comment on such submission. The parties shall make available to the Expert all books and records relating to the issue in dispute and shall render to the Expert any assistance requested of the parties. The costs of the Expert and the proceedings shall be treated as a Facility Expense;

(iii)        Each party shall bear its own respective attorneys fees and costs in connection with any matter referred to the Expert in accordance with this Agreement and any submissions by a party to the Expert;

(iv)        The Expert shall make its decision with respect to the matter referred for determination in accordance with industry standards (including compliance with the requirements of any quality assurance program) and determining whether the matter at issue is necessary to satisfy such standards; and

(v)         The terms of engagement of the Expert shall include an obligation on the part of the Expert to: (i) notify the parties in writing of his or her decision within forty-five (45) days from the date on which the Expert has been selected (or such other period as the parties may agree or as set forth herein); and (ii) establish a timetable for the making of submissions and replies.

20.15.    Arbitration. In the event of any dispute, controversy or claim arising out of or in connection with, or relating to, this Agreement or any breach or alleged breach hereof (each, a “Dispute”) that is not referred to an Expert, the parties shall in all events and prior to submitting any Dispute to an arbitrator for resolution hereunder, meet in person and attempt in good faith to resolve the Dispute. Any Dispute that is not resolved after a meeting of the parties shall, upon the request of any party involved, be submitted to, and settled by, arbitration in the State, by a single arbitrator pursuant to the commercial arbitration rules then in effect of the American Arbitration Association (or at any time or at any other place or under any other form of arbitration mutually acceptable to the parties so involved) and pursuant to the U.S. Federal Arbitration Act; provided, however, that any party may apply to a court of competent jurisdiction to obtain an injunction or other interim relief, provided such party simultaneously submits such matter to Arbitration for a final determination on the merits. Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in the highest court of the forum, state or federal, having jurisdiction.

39

20.16.    WAIVER OF JURY TRIAL. WITHOUT LIMITING THE INTENDED EFFECT OF SECTION 18.15 above, THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED UPON THIS AGREEMENT OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTION OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

[Signature Page Follows.]

40

IN WITNESS WHEREOF, the parties hereto have caused this Management Agreement to be executed under seal by their duly authorized offices, all as of the day and year first above written.

TENANT:

ARHC [___________] TRS, LLC,
a Delaware limited liability company

By:_______________________________________
Print Name:________________________________
Print Title: ________________________________

SUBTENANT:

_________________________________________, a
______________________________

By:_______________________________________
Print Name:________________________________
Print Title: ________________________________

MANAGER:

LOVE MANAGEMENT COMPANY, LLC, a Missouri Limited Liability Company d/b/a ALLEGRO MANAGEMENT COMPANY

By:_______________________________________
Mary F. Rieser, President

JOINDER

By its signature below, the undersigned Owner joins in this Agreement to the extent that this Agreement confers rights on the Owner.

OWNER:

ARHC [___________], LLC,
a Delaware limited liability company

By:_______________________________________
Print Name:________________________________
Print Title: ________________________________

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EXHIBIT “A”

LEGAL DESCRIPTION

EXHIBIT “B”

APPROVED OPERATING BUDGET

EXHIBIT “C”

INSURANCE REQUIREMENTS

Property Coverage

Primarily Responsible Insured:	Tenant

Risks Covered:	Special Form Coverage including Earthquake and Flood

Property, Interest Insured:	Building
Business Personal Property
Business Income & Extra Expense (60% of 12 month revenues)
Extended Period of Indemnity – 180 days
Builder’s Risk & Course of Construction for new building projects and renovations
Valuable Papers and Records
Ordinance/Law A - Full Limits Ordinance/Law B&C – 10% Bldg Limit
Debris Removal
Equipment Breakdown
Property values should be based on full insurable values

Deductibles:	$10,000 per occurrence

Valuation:
Real and Personal Property	Replacement cost waiving co-insurance or Agreed Value

Property of others	Amount of Company liability imposed by law or assumed by contract

{continued on next page}

Liability Coverage

Primarily Responsible Insured:	Manager

Limits of Liability:
Bodily Injury	$1,000,000 per occurrence
Property Damage	$3,000,000 aggregate
Deductible Maximum	$25,000

Abuse Liability Included
Employers Liability Included
Employee Benefit Liability Included
Liquor Liability Included
Professional Liability Included at same limits

Commercial Auto Liability incl. Hired/Non-Owned	$1,000,000

Employment Practice Liability	$1,000,000

Employee Dishonesty	$1,000,000
Monies & Securities (inside/outside premise)	$25,000

Excess Liability	$5,000,000

Environmental Liability	$1,000,000 per occurrence
$3,000,000 aggregate

EXHIBIT “D”

QUARTERLY CERTIFICATION

[Date]

TO:

Attn:

Re:         Quarter Ending ____________ for the ____________________ Facility.

Dear __________________:

The undersigned, as ___________________ of [______________________], the manager of the ______________________ Facility, hereby certifies to __________________ that the following statements are true and correct:

1) To the knowledge of the undersigned, the consolidated income statement and balance sheet (the “Reports”) of the Facility delivered on ___________ fairly present the financial position and results of operations of the Facility at the dates and for the periods presented in the Reports, with respect to the matters addressed by such Reports, all in accordance with United States GAAP consistently applied (subject to normal year-end adjustments).

2) The undersigned is not aware of any significant deficiencies or material weaknesses in Manager’s design or operation of internal control over financial reporting which are reasonably likely to adversely affect Manager’s ability to record, process, summarize and report financial information with respect to the Facility.

3) The undersigned is not aware of any material fraud that involves management or other employees who have a significant role in Manager’s internal control over financial reporting.

By:

Name:

Title:

EXHIBIT “E”

ASSUMED EMPLOYEE OBLIGATIONS

PTO Balance                                     $[________________]

EXHIBIT E-2

Transition Period Sublease

[ See attached. ]

TRANSITION PERIOD SUBLEASE

THIS TRANSITION PERIOD SUBLEASE (this “Sublease”) dated [_______] ___, 2014, (the “Effective Date”), is made by and between ARHC [__________] TRS, LLC, a Delaware limited liability company (herein called “Sublessor”) and [ALLEGRO OPERATOR] (herein called “Sublessee”).

Recitals:

R-1.          Sublessee (together with certain of its affiliates) has on the Effective Date sold its interest in certain real property and improvements situated in the [State of Florida/Commonwealth of Kentucky] (the “State”), including [a skilled nursing/assisted living and/or memory care facility] (the “Facility”) as more particularly described on Exhibit A attached hereto and by this reference incorporated herein (said real property, including the land and all improvements thereon, is referred to herein as the “Premises”) to ARHC [__________], LLC, a Delaware limited liability company (“Landlord”).

R-2.          Landlord has leased the Premises to Sublessor, as tenant, under a Lease dated as of the Effective Date (the “Lease”).

R-3.          Sublessee currently holds certain Licenses (as defined in Section 5.4 below) necessary for the operation of the Facility.

R-4.          Sublessor is in the process of obtaining its own licenses, but has not done so by the date of the sale.

R-5.          Sublessee wishes to Sublease the Premises from the Sublessor so that its Licenses can allow the Facility to remain in operation until such time as Sublessor obtains licenses in its name.

R-6.          Simultaneous with the execution of this Sublease, Sublessee is entering into an agreement for management of the Facility (the “Management Agreement”) with [LOVE MANAGEMENT COMPANY, LLC, a Missouri limited liability company doing business as “ALLEGRO MANAGEMENT COMPANY”] (“Manager”).

R-7.          In accordance with the terms of the Management Agreement, upon Sublessor’s written notice to Sublessee of Sublessor’s receipt of its own licenses, the Management Agreement shall automatically be assigned by Sublessee to Sublessor and Sublessee shall cease to be a party thereto. Upon such assignment, any agreements with Residents (as defined in the Management Agreement) entered into by Manager on behalf of Sublessee pursuant to the terms of the Management Agreement shall automatically be assigned by Sublessee to Sublessor and Sublessee shall cease to be a party thereto. Notwithstanding the foregoing, promptly following the occurrence of such automatic assignments the parties shall execute and deliver (a) a blanket assignment of both the Resident Agreements and the Management Agreement, and (b) a termination of this Sublease.

NOW, THEREFORE, for good and valuable consideration, the receipt of sufficiency of which are mutually agreed, and the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE 11Premises. Sublessor hereby subleases the Premises to Sublessee and Sublessee subleases the Premises from Sublessor for the Term (hereinafter defined) and pursuant to all of the conditions set forth herein.

ARTICLE 12Term.

Section 12.1         Term. The term of this Sublease (“Term”) shall commence on the Effective Date and shall expire (the “Expiration Date”) on the earliest to occur of

(a)          the date on which Sublessee and Sublessor by mutual written agreement elect to terminate this Sublease;

(b)          the date on which Sublessor notifies Sublessee in writing that the State has issued to the Sublessor the Sublessor’s own licenses;

(c)          the date upon which the Management Agreement is terminated in accordance with its terms;

(d)          the date on which this Sublease is terminated pursuant to any provision hereof; or

(e)          one (1) year following the Effective Date.

Sublessor and Sublessee shall each give the other prompt written notice upon receipt of notice from the State that it has issued or otherwise confirmed the approval for the issuance of the Licenses to Sublessor. Further, any and all costs of maintaining the Licenses shall be paid by the Manager as a Facility Expense under the Management Agreement.

Section 12.2         Surrender. On the Expiration Date, or on any sooner termination of the Term, Sublessee shall surrender the Premises to Sublessor or to Sublessor’s designee in its then-current condition, except to the extent otherwise provided in Sections 7 or 13 below.

ARTICLE 13Rent. Notwithstanding the independent sufficiency and receipt by the parties of the consideration recited above, Sublessee shall be obligated to pay to Sublessor, as fixed rent, the sum of Ten Dollars ($10) per year (the “Rent”), payable on the Effective Date, receipt of which is hereby acknowledged by Sublessee.

ARTICLE 14Use.

Section 14.1         Use. The Premises shall be used and occupied in accordance with the terms of the Management Agreement.

Section 14.2         Condition of Premises. Sublessee hereby accepts the Premises in its condition existing as of the Effective Date, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any encumbrances, covenants or restrictions of record, and accepts this Sublease subject thereto and to all matters disclosed thereby. Sublessee acknowledges that neither Sublessor nor Sublessor’s agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Sublessee’s business. Sublessor acknowledges that Sublessee shall have no obligation to maintain, repair or restore the condition of the Premises at any time during the term of the Sublease, and that upon termination of the Sublease, Sublessee shall surrender the Premises to Sublessor in “as is” condition, without further obligation or liability with respect to the Premises, unless such damage was caused by Sublessee’s gross negligence or intentional misconduct.

ARTICLE 15Operation of Facility.

Section 15.1         Operation of Facility. The Sublessee agrees that it shall permit the Manager to operate the Facility and keep the Premises in good order, condition and repair, in accordance with Manager’s obligations under the terms of the Management Agreement. Sublessor agrees that except as provided in the last sentence of this Section 5.1, Sublessee shall have no obligation or liability with respect to Manager’s performance or nonperformance of such obligations, but at Sublessor’s written request, Sublessee will direct Manager to perform such obligations. Notwithstanding any provision of this Sublease to the contrary, Sublessee shall, to the extent required by applicable law, retain ultimate authority and responsibility for the operation of the Facility.

Section 15.2         Financial Obligations. From the effective date of the Management Agreement, until such time as Sublessee ceases to be a party thereto as provided in Recital R-7 above, all financial obligations imposed on the Sublessee pursuant to the Management Agreement that are not paid by the Manager as a Facility Expense shall be paid by Sublessor to Sublessee from Sublessor’s own funds. Notwithstanding the foregoing, to enforce such imposition of financial obligations on the Sublessor, Sublessee shall give Sublessor written notice of such financial obligation(s) providing, in reasonable detail, the nature and estimated cost thereof. Sublessor shall, within ten (10) business days after receipt of such notice disburse such required funds to Sublessee, or if Sublessor disputes its obligation to disburse such funds, it shall give Sublessee notice of such dispute within such ten (10) business-day period. To the extent reasonably possible, Sublessor shall identify disputed items on a line item basis. Sublessee shall have no obligation to disburse its own funds during the period of such dispute regardless of the consequences.

Section 15.3         Deposit and Disbursement of Funds. Sublessee shall remit to Sublessor all monies received by Sublessee in connection with the operation of the Facility within five (5) days receipt thereof. This Section 5.3 shall survive the termination of this Sublease.

Section 15.4         Licenses and Approvals. Sublessee shall use its commercially reasonable efforts to maintain in effect at all times during the term hereof all certificates of need, accreditations, registrations, facility or other operating licenses and other consents of regulatory authorities necessary for the operation of the Facility, including the licenses listed on Exhibit B attached hereto, (collectively, the “Licenses”) which are necessary and appropriate to operate the Facility as presently operated as of the date of this Sublease. Sublessee shall use commercially reasonable efforts to refrain from any and all conduct which has the effect of jeopardizing any License of the Facility, provided that Sublessee shall have absolutely no obligation to utilize its own funds in the course thereof. All costs and expenses incurred by Sublessee necessary in maintaining the Licenses or to comply with any rules, regulations, requirements or laws associated therewith shall be paid to Sublessee by the Manager as a Facility Expense within ten (10) business days of Sublessor’s receipt of a written request with documentation for the same, and if not so paid within such ten (10) business day period, shall thereafter accrue interest at ten percent (10%) per annum. Sublessor shall diligently and in good faith pursue the prompt issuance of Licenses in Sublessor’s own name, with the understanding that it is the mutual desire of Sublessor and Sublessee for Sublessor to procure such Licenses as promptly as is commercially practicable.

Section 15.5         Limitations on Authority of Sublessee. Except as expressly provided herein or as otherwise required by applicable law or the requirements of any of the Licenses, Sublessee shall have no right, authority or obligation to take any action with respect to the Premises without the prior written consent of Sublessor. To the extent action or payment is required by Sublessee as Licensee under the Management Agreement, Sublessee (vis a vis Sublessor) shall be excused from the same in the event and to the extent Sublessor does not both authorize the same and provide any required funds therefor.

Section 15.6         Records. Sublessee, through the Manager, shall retain all financial and other records of the Facility during the Term of this Sublease, in accordance with applicable rules and regulations promulgated by Federal and State governmental authorities and relevant accreditation agencies and organizations governing the Facility, and otherwise in accordance with industry practice. All costs associated with same shall be paid by Manager as a Facility Expense, and at Sublessor’s written request, Sublessee shall direct the Manager to pay such costs.

ARTICLE 16Insurance. The Manager shall be responsible for maintaining insurance in accordance with the terms of the Management Agreement. On or before the commencement of the Term, Sublessee shall be named (and certificates of insurance shall be furnished to Sublessee confirming that Sublessee has been named) as an additional insured on all professional and commercial general liability insurance policies required by the Management Agreement with respect to the Premises. Such commercial general liability insurance shall be primary to any and all separate insurance policies maintained by Manager related to the Facility.

ARTICLE 17Damage, Destruction. If the Premises are damaged or destroyed during the Term of this Sublease and as a result the Management Agreement is terminated pursuant to the terms of the Management Agreement, this Sublease shall terminate on the date the Management Agreement is terminated as a result thereof. Provided that such damage or destruction is not the result of damage caused by Sublessee’s gross negligence or intentional misconduct, Sublessee shall have no obligation to repair or restore the Premises and or replace any personal property, furniture, fixtures or equipment as a result of any damage to or destruction of the Premises.

ARTICLE 18Real Property Taxes. Manager shall be responsible for the payment as a Facility Expense of all real property and any other taxes on or with respect to the Facility, pursuant to the terms of the Management Agreement, and at Sublessor’s written request, Sublessee shall direct the Manager to pay such taxes.

ARTICLE 19Utilities. Manager shall be responsible for the payment as a Facility Expense all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises pursuant to the terms of the Management Agreement, and at Sublessor’s written request, Sublessee shall direct the Manager to pay for such utilities and services.

ARTICLE 20Assignment and Subletting.

Section 20.1         Assignment and Subletting. Sublessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Sublessee’s interest in this Sublease or in the Premises, without Sublessor’s prior written consent, which consent may be withheld in Sublessor’s sole and absolute discretion.

Section 20.2         No Waiver. The acceptance of rent by Sublessor from any other person shall not be deemed to be a waiver by Sublessor of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

ARTICLE 21Defaults; Remedies.

Section 21.1         Default by Sublessee. The occurrence of any one or more of the following events shall constitute a material default and breach of this Sublease by Sublessee:

(a)          The failure by Sublessee to observe or perform any of the covenants, conditions or provisions of this Sublease to be observed or performed by Sublessee where such failure shall continue for a period of thirty (30) days after written notice thereof from Sublessor to

Sublessee or such longer period as shall reasonably be required to cure the same with the exercise of due diligence.

(b)          (i) The making by Sublessee of any general arrangement or assignment for the benefit of creditors; (ii) Sublessee becomes a “debtor” as defined in 11 U.S.C. 101 or any successor statute thereto (unless, in the case of a petition filed against Sublessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Sublessee’s assets located at the Premises or of Sublessee’s interest in this Sublease, where possession is not restored to Sublessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Sublessee’s assets located at the Premises or of Sublessee’s interest in this Sublease, where such seizure is not discharged within 30 days. Provided, however, in the event that any provision of this paragraph 11.1(c) is contrary to any applicable law, such provision shall be of no force or effect.

Section 21.2         Remedies of Sublessor. In the event of any such material default or breach by Sublessee, Sublessor may at any time thereafter, with reasonable prior written notice of not less than thirty (30) days except for a default under Section 11.1(b) above, as Sublessor’s sole right and remedy by reason of such default or breach, terminate Sublessee’s right to possession of the Premises by any lawful means, in which case this Sublease shall terminate and Sublessee shall immediately surrender possession of the Premises to Sublessor.

Section 21.3         Default by Sublessor. The occurrence of any one or more of the following events shall constitute a default and breach of this Sublease by Sublessor:

(a)          A default under the Management Agreement by Sublessee arising from the failure or refusal of Sublessor to perform its obligations under this Sublease.

(b)          The failure by Sublessor to observe or perform any of the covenants, conditions or provisions of this Sublease to be observed or performed by Sublesseor where such failure shall continue for a period of thirty (30) days after written notice thereof from Sublessee to Sublessor or such longer period as shall reasonably be required to cure the same with the exercise of due diligence.

Section 21.4         Remedies of Sublessee. In the event of any such material default or breach by Sublessor, Sublessee may at any time thereafter, with reasonable prior written notice of not less than thirty (30) days, as Sublessee’s sole right and remedy by reason of such default or breach, terminate this Sublease and surrender possession of the Premises to Sublessor. The restrictions on Sublessee's remedies hereunder shall not apply to matters for which Sublessee is entitled to indemnity from Sublessor pursuant to Paragraph 12(a) below.

Section 21.5         No right to Damages. Except as expressly set forth in Paragraph 12 below to the contrary, both parties hereby waive and release any right to damages for or on account of the breach of this Sublease.

ARTICLE 22Indemnity.

(a)          Sublessor shall and hereby agrees to indemnify and save and hold Sublessee (and all of its officers, employees, agents, affiliates and directors) harmless from and against and reimburse Sublessee for any and all claims, causes of action, costs, expenses, judgments and awards (including, without limitation, reasonable attorney’s fees based upon service rendered at hourly rates) incurred by or asserted against Sublessee to the extent occasioned by or resulting, directly or indirectly from its status as subtenant hereunder or the operation of the Premises, unless arising out of Sublessee’s (i) breach of this Sublease, (ii) affirmative act in breach of the Management Agreement (unless Sublessee took such action at the written direction of Sublessor, such action was approved in writing by the Sublessor, or such breach was caused by Sublessor’s breach of its obligations under Section 5.2 above), or (iii) gross negligence, fraud or intentional misconduct. This obligation shall survive the expiration or termination of this Sublease.

(b)          Sublessee shall and hereby agrees to indemnify and save and hold Sublessor (and all of its officers, employees, agents, affiliates and directors) harmless from and against and reimburse Sublessor for any and all claims, causes of action, costs, expenses, judgments and awards (including, without limitation, reasonable attorney’s fees based upon service rendered at hourly rates) incurred by or asserted against Sublessor to the extent occasioned by or resulting, directly or indirectly, from Sublessee’s breach of this Sublease or the affirmative act of Sublessee in breach of the Management Agreement (unless Sublessee took such action at the written direction of the Sublessor, such action was approved in writing by the Sublessor, or such breach was caused by Sublessor’s breach of its obligations under Section 5.2 above), or Sublessee’s gross negligence, fraud or intentional misconduct. This obligation shall survive the expiration or termination of this Sublease.

(c)          An indemnifying party shall be relieved of its duty to indemnify an indemnified party hereunder if and to the extent the indemnified party fails to use commercially reasonable efforts in good faith to mitigate its damages, including, but not limited to, failure to give timely notice to its insurance carriers and to pursue recovery under applicable policies of insurance. Damages afforded an indemnified party pursuant to this Paragraph 12 shall include actual damages suffered by such indemnified party as a result of the matters indemnified against and shall not include any special, punitive, multiplied or consequential damages, or lost profits, except to the extent the same are included in a third-party judgment against the indemnified party, the right to which is hereby waived by both parties.

ARTICLE 23Condemnation. If all or substantially all of the Premises are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called “condemnation”), and the Management Agreement is terminated as a result thereof, then this Sublease shall terminate as of the date the Management Agreement is terminated as a result thereof. Any award for the taking of all or any part of the Premises under the power of eminent domain, or under threat of the exercise of such power shall be paid to Landlord. Sublessor and Sublessee shall have no claim to any portion of such award. Sublessee shall have no obligation to repair or restore the Premises as a result of any taking of the Premises or any part thereof.

ARTICLE 24Brokers. Sublessor and Sublessee each represent and warrant to the other that it has not employed any broker, agent or finder relating to this Sublease. Sublessor shall indemnify and hold Sublessee harmless, and Sublessee shall indemnify and hold Sublessor harmless, from and against any claim for brokerage or other commission arising from or out of any breach of the indemnitor’s representation and warranty. This indemnification shall survive the expiration or termination of this Sublease.

ARTICLE 25Severability. The invalidity of any provision of this Sublease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

ARTICLE 26Incorporation of Prior Agreements; Amendments. This Sublease contains all agreements of the parties with respect to the Sublease of the Premises during the Term mentioned herein. This Sublease may only be modified in writing signed by the parties in interest at the time of the modification.

ARTICLE 27Notices. Any notice, request, demand, consent, approval and other communications under this Agreement shall be in writing, and shall be deemed duly given or made at the time and on the date when received by electronic mail transmission or facsimile (provided that the sender of such communication shall orally confirm receipt thereof by the appropriate parties and send a copy of such communication to the appropriate parties within one (1) business day of any such e-mail or facsimile) or when personally delivered as shown on a receipt therefor (which shall include delivery by a nationally recognized overnight delivery service), to the address for each party set forth below. Any party, by written notice to the other in the manner herein provided, may designate an address different from that set forth below. Notice given by a party's attorney in accordance with this Section 17 shall (a) constitute notice from said party, and (b) not be considered an improper direct contact from the sending attorney to a "person known to be represented by counsel".

If to Sublessor:	American Realty Capital VII, LLC Attn: Edward M Weil., Jr. 405 Park Avenue, 2nd Floor New York, New York 10022
with a copy(which will not constitute notice) to:	Jesse Galloway American Realty Capital VII, LLC 405 Park Avenue, 14th Floor

New York, New York 10022

with a copy (which will not constitute notice) to:	Michael A. Okaty Foley & Lardner LLP 111 North Orange Avenue, Suite 1800 Orlando, Florida 32801
If to Sublessee:	Allegro c/o Allegro Senior Living, LLC 212 South Central Avenue Suite 201 Attention Laurence A. Schiffer, CEO St. Louis, MO 63105
with a copy (which will not constitute notice) to:

Theresa Marie Kenney, Esq., B.C.S.

Duss, Kenney, Safer, Hampton & Joos, P.A.

4348 Southpoint Boulevard, Suite 101

Jacksonville, Florida 32216

And to:

Allegro

c/o Allegro Senior Living, LLC

212 South Central Avenue, Suite 301

Attention Robert B. Karn, CFO

St. Louis, MO 63105

ARTICLE 28Holding Over. If Sublessee, with or without Sublessor’s consent, remains in possession of the Premises or any part thereof after the expiration of the Term hereof, such occupancy shall be a tenancy at sufferance upon all the provisions of this Sublease pertaining to the obligations of Sublessee.

ARTICLE 29Binding Effect. Subject to any provisions hereof restricting assignment or subletting by Sublessee and subject to the provisions of Section 10, this Sublease shall bind the parties, their personal representatives, successors and assigns.

Section 29.1         Governing Law; Venue. This Sublease shall be interpreted and enforced under the laws of the State, without regard to concepts of choice of laws The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts in and for the state and county in which the Premises is located for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Sublease except in the federal and state courts in and for the state and county in which the Premises is located, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Sublease or the subject matter hereof may not be enforced in or by such courts.

ARTICLE 30Sublessor’s Access. Sublessor and its officers, employees and agents shall have the right to enter the Premises at any time so long as such entry by Sublessor complies with the requirements of the Management Agreement concerning access to the Premises by Sublessee as Licensee thereunder.

ARTICLE 31Limitation of Liability. To the maximum extent permitted by applicable law, no shareholder, member, director, manager, officer or employee of either party to this Agreement shall have any personal liability with respect to the liabilities or obligations of such party under this Agreement.

ARTICLE 32Consent to Assignment and Subordination. Sublessee hereby consents to any assignment of this Sublease or the Sublessor’s rights hereunder to any lender that finances the purchase of the Premises by Landlord. Sublessee further agrees to subordinate its interest in the Premises to such lender and to execute a subordination agreement in favor of any such lender in a form reasonably acceptable thereto.

ARTICLE 33Counterparts. This Sublease may be executed in any number of counterparts, each of which shall be deemed an original. This Sublease may be executed by counterpart signatures and all counterpart signature pages shall constitute a part of this Sublease. Delivery of a counterpart hereof via facsimile transmission or by electronic mail transmission, including but not limited to an Adobe file format document (also known as a PDF file), shall be as effective as delivery of a manually executed counterpart hereof.

ARTICLE 34Management Agreement. Sublessee agrees that it will not consent to any amendment to the Management Agreement without Sublessor’s consent which may be granted or withheld in Sublessor’s sole discretion. Except to the extent prohibited by applicable law, Sublessee further agrees that it shall not grant any approval or consent required of the Licensee under the Management Agreement without Sublessor’s consent which may not be unreasonably withheld or delayed if Licensee’s consent under the Management Agreement may not be unreasonably withheld or delayed. Sublessee further agrees that Sublessor, in Sublessee’s name, but at Sublessor’s expense, shall have the right to enforce any of Manager’s obligations under the Management Agreement, except to the extent prohibited by applicable law. Sublessee further agrees that, without the prior written consent or request of Sublessor it shall not terminate the Management Agreement.

ARTICLE 35WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED UPON THIS AGREEMENT OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS SUBLEASE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTION OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS SUBLEASE.

ARTICLE 36RADON GAS. The following notice is given pursuant to Florida Statutes Section 404.056: “RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.”

SUBLESSOR AND SUBLESSEE HAVE CAREFULLY READ AND REVIEWED THIS SUBLEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS SUBLEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS SUBLEASE IS EXECUTED, THE TERMS OF THIS SUBLEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF SUBLESSOR AND SUBLESSEE WITH RESPECT TO THE PREMISES.

[Signature Page Follows.]

NOW WHEREFORE, the parties hereto have executed this Transition Period Sublease as of the date first set forth above.

SUBLESSOR:

ARHC [___________] TRS, LLC, a Delaware limited liability company

By:
Name:
Title:

Witnesses:

Print Name:

Print Name:

SUBLESSEE:

[ALLEGRO OPERATOR]

By:
Name:
Title:

Witnesses:

Print Name:

Print Name:

EXHIBIT A

DESCRIPTION OF REAL PROPERTY

EXHIBIT B

LICENSES

EXHIBIT E-3

Operations Transfer Agreement

[ INTENTIONALLY OMITTED ]

EXHIBIT F

Assumption Agreement

[ See attached. ]

ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT is made effective _______ __, 2014, (the “Closing Date”) by and between by [THE ALLEGRO AT ______/COLLEGE HARBOR PROPERTIES], LLC, a [Florida/Kentucky] limited liability company (“Seller”) and ARHC [________] LLC, a Delaware limited liability company (the “Purchaser”) which is the assignee of certain rights and obligations of AMERICAN REALTY CAPITAL VII, LLC, a Delaware limited liability company (“ARC”), pursuant to that certain Asset Purchase Agreement by and between Seller, ARC, and certain other parties, dated as of August ___, 2014 (the “Purchase Agreement”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Purchase Agreement.

In consideration of the Seller’s consummation of the transactions described in the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which the Purchaser hereby acknowledges, the Purchaser, for itself and for its successors and assigns, hereby assumes and agrees to pay, perform or discharge, as the case may be, all of the Assumed Liabilities, including without limitation, those matters described on Composite Exhibit A attached hereto.

Except for the Assumed Liabilities, the Purchaser shall not assume or incur, and the Seller shall remain liable to pay, perform or discharge, all liabilities and obligations of the Seller of every kind.

The undertakings of the Purchaser referred to in this Assumption Agreement shall not in any way limit the Purchaser’s right of recourse as set forth in the Purchase Agreement for any breach of the covenants, representations or warranties of the Seller contained therein. Nothing herein shall prevent the Purchaser from contesting with a third party in good faith any of the Assumed Liabilities.

This Assumption Agreement is subject to the terms of the Purchase Agreement, and nothing contained herein shall be deemed to modify, alter or amend the terms and provisions of the Purchase Agreement. In the event of any inconsistency or conflict between the terms of the Purchase Agreement and the terms of this Assumption Agreement, the terms of the Purchase Agreement shall prevail.

[Signature Page Follows]

IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Assumption Agreement to be executed and delivered under seal as of the day and year first above written. This Assumption Agreement may be executed in multiple counterparts, each of which, taken together, shall constitute one original.

SELLER:

[THE ALLEGRO AT ______/COLLEGE HARBOR PROPERTIES], LLC, a [Florida/Kentucky] limited liability company

By:	ALLEGRO SENIOR LIVING, LLC, its sole managing member

By:
Name:
Title:

PURCHASER:

ARHC [__________], LLC,
a Delaware limited liability company

By:
Name:
Title:

ACKNOWLEDGEMENT OF ASSUMPTION AGREEMENT

Each of the undersigned, which also comprise the cumulative “Seller” under the Purchase Agreement, acknowledges the Assumption Agreement by [THE ALLEGRO AT ______/COLLEGE HARBOR PROPERTIES], LLC to which this Acknowledgement is attached and represents and warrants that it has no ownership or interest in any of the Assumed Liabilities conveyed thereby.

SELLER:

[THE ALLEGRO AT ______/COLLEGE HARBOR PROPERTIES], LLC, a [Florida/Kentucky] limited liability company

By:	ALLEGRO SENIOR LIVING, LLC, its sole managing member

By:
Name:
Title:

[THE ALLEGRO AT ______/COLLEGE HARBOR PROPERTIES], LLC, a [Florida/Kentucky] limited liability company

By:	ALLEGRO SENIOR LIVING, LLC, its sole managing member

By:
Name:
Title:

[THE ALLEGRO AT ______/COLLEGE HARBOR PROPERTIES], LLC, a [Florida/Kentucky] limited liability company

By:	ALLEGRO SENIOR LIVING, LLC, its sole managing member

By:
Name:
Title:

[signatures continue on next page]

[THE ALLEGRO AT ______/COLLEGE HARBOR PROPERTIES], LLC, a [Florida/Kentucky] limited liability company

By:	ALLEGRO SENIOR LIVING, LLC, its sole managing member

By:
Name:
Title:

[THE ALLEGRO AT ______/COLLEGE HARBOR PROPERTIES], LLC, a [Florida/Kentucky] limited liability company

By:	ALLEGRO SENIOR LIVING, LLC, its sole managing member

By:
Name:
Title:

COMPOSITE EXHIBIT A TO ASSUMPTION AGREEMENT

As used herein the “Assumed Liabilities” are:

(i) all of Seller’s obligations and liabilities under the Assumed Contracts and Leases described on Schedule 1.1(a) attached hereto and incorporated herein by reference, to the extent the same arise or accrue at any time after 11:59 PM on the date immediately preceding the Closing Date;

(ii) all of Seller’s obligations with respect to accrued vacation and sick pay for employees to the extent of Purchaser’s obligations pursuant to Schedule 4.4(d) attached hereto and incorporated herein by this reference; and

(iii) the Prepaids and Deposits described on Schedule 2.2(c) attached hereto an incorporated herein by this reference.

EXHIBIT G

Due Diligence Materials

[ See attached. ]

Due Diligence Materials

1.	A complete copy of all commercial leases affecting the Properties and all amendments thereto and of all material correspondence relating thereto.

2.	A copy of the forms of resident agreements for each of the Properties and a resident census (without resident names).

3.	A copy of all surveys and site plans of the Properties, including, without limitation, any as built surveys obtained or delivered to tenants of the Properties in connection with its construction.

4.	A copy of all architectural plans and specifications and construction drawings for improvements located on the Properties.

5.	A copy of Seller's title insurance policies relating to the Properties.

6.	A-copy-of-the-certificate-of-occupancy and-zoning-reports-in-Seller's-possession-for-the-Properties and of all governmental permits and approvals.

7.	A copy of all existing environmental, engineering and physical condition reports in Seller's possession for the Properties.

8.	The operating budgets and operating statements of the Properties for the thirty-six (36) month period immediately preceding the Purchase and Sale Agreement effective date or such shorter period from the commencement of rent under the leases.

9.	Copies of each Property's real estate tax bills and all utility bills for the current and prior two (2) tax years.

10.	All service contracts and insurance policies which affect the Properties, if any.

11.	A copy of all inspections of and warranties relating to the improvements constructed on the Properties and systems serving the Properties, including without limitation any structural slab, roof, electrical, plumbing, heating, air conditioning and elevator inspections and warranties.

12.	A written inventory of all items of personal property, if any, to be conveyed to Buyer.

13.	Updated set of current financials of the Properties through June 30, 2014.

14.	Complete copy of any feasibility study completed by the senior housing operator, if any.

15.	Operator records of payor-mix for patients/residents at the Properties.

16.	A copy of all primary and secondary state licenses or regulatory permits for the Properties.

17.	A copy of any third-party accreditation (i.e. Joint Commission) which affect the Properties, if any.

18.	A copy of all Medicare and Medicaid provider agreements and provider numbers for the Properties.

19.	A copy of all Medicare and Medicaid cost reports for the previous three years, if applicable.

20.	A copy of any certificate of need documentation for each Property, if any.

21.	A copy of all licensing inspection reports (whether performed on an annual basis or otherwise) from state regulators related to operation of each Property as an assisted living facility for the past five (5) years, and a summary of actions taken to correct deficiencies identified in any such reports.

22.	A copy of all regulatory correspondence relating to enforcement actions imposed or threatened for the past five (5) years.

23.	A copy of any consent order imposed on the Properties.

24.	A copy of all regulatory correspondence relating to any physical plant or life safety code deficiencies for the Properties.

25.	A copy of any documents relating to a waiver of life safety code or physical plant requirements for the Properties.

26.	Summary of all capital expenditures for the thirty-six (36) month period immediately preceding the Purchase and Sale Agreement effective date.

27.	All pest control inspection reports of the Properties for the preceding thirty-six (36) months.

28.	Copy of any ADA Survey report for the Properties.

29.	Copies of all maintenance and service reports for the Properties for the preceding thirty-six (36) months.